PROSPECTUS      Rule 424(b)(1)
DATED NOVEMBER 1, 1996      File No. 333-07185
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                                  $228,205,129

BRIDGESTONE/FIRESTONE MASTER TRUST
$200,000,000 6.17% CLASS A ASSET BACKED CERTIFICATES, SERIES 1996-1 $ 28,205,129 6.49% CLASS B ASSET BACKED CERTIFICATES, SERIES 1996-1

  FIRESTONE RETAIL CREDIT CORPORATION             BRIDGESTONE/FIRESTONE, INC.
             TRANSFEROR                                     SERVICER


Each Class A Asset Backed Certificates, Series 1996-1 (the 'Class A Certificates') and each Class B Asset Backed Certificates, Series 1996-1 (the 'Class B Certificates' and, together with the Class A Certificates, the 'Offered Certificates') will evidence an undivided interest in the Bridgestone/Firestone Master Trust (the 'Trust') created pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of November 1, 1996, as supplemented by the Series 1996-1 Supplement, dated as of November 1, 1996, and each among Firestone Retail Credit Corporation, as transferor (the 'Transferor'), Bridgestone/Firestone, Inc. ('Bridgestone/Firestone'), as servicer (the 'Servicer'), and The Fuji Bank and Trust Company, as trustee (the 'Trustee'). The Trust assets (the 'Trust Assets') include (i) a portfolio of account balances (the 'Receivables') generated or to be generated under a private label credit card program (the 'Credit Card Program') established by Credit First National Association ('CFNA'; together with any successor originator, the 'Originator'), (ii) a portfolio of certain designated Receivables to be generated by the Originator under other credit card programs to be established by the Originator (the 'Alternative Programs'), (iii) all monies due or to become due under the Receivables, (iv) the right to receive certain merchant fees attributed to cardholder charges giving rise to Receivables (the 'Merchant Fees'), (v) all Recoveries on Defaulted
                                                   (Continued on the next page)

There currently is no secondary market for the Offered Certificates and there can be no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Offered Certificates.

THERE CAN BE NO ASSURANCE THAT ANY SUCH MARKET WILL CONTINUE. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN 'RISK FACTORS' ON PAGE 35 IN THE PROSPECTUS.


THE OFFERED CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE TRANSFEROR, THE SERVICER, THE ORIGINATOR OR ANY AFFILIATE THEREOF. AN OFFERED CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE 'COMMISSION') OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                             INITIAL PUBLIC             UNDERWRITING              PROCEEDS TO
                                           OFFERING PRICE(1)              DISCOUNT              TRANSFEROR(1)(2)
Per Class A Certificate...............           99.5%                      .32%                     99.18%
Per Class B Certificate...............           99.5%                      .32%                     99.18%
Total.................................        $227,064,103                $730,256                $226,333,847

(1) Plus accrued interest, at the Class A Certificate Rate or Class B Certificate Rate, as applicable, from November 8, 1996.

(2) Before deducting estimated expenses of $510,000 payable by the Transferor.

The Offered Certificates are offered by the Underwriters as described in 'Underwriting', subject to receipt and acceptance by the Underwriters and subject to their right to reject any order in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form on or about November 8, 1996 (the 'Closing Date') through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.

CITICORP SECURITIES, INC.                                  CHASE SECURITIES INC.
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
  (Continued from the previous page)

Receivables, (vi) any Enhancement issued with respect to any Series, (vii) the proceeds of the Servicer Letter of Credit and the Transferor Letter of Credit,
(viii) all of the Transferor's right, title and interest in and to the Purchase and Sale Agreement and the Participation Agreement, (ix) all moneys on deposit in the Collection Account and any other accounts established for the benefit of any other Series (which other accounts will not be available to Certificateholders) and (x) all proceeds of any of the foregoing. Concurrently with the issuance of the Offered Certificates, the Trust will issue $10,000,000 principal amount of an uncertificated interest in the Trust (the 'Collateral Interest') and the Subordinated Transferor Certificate (the 'Subordinated Transferor Certificate' and, together with the Collateral Interest and the Offered Certificates, the 'Series 1996-1 Interests'). The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates as described herein. The Collateral Interest and the Subordinated Transferor Certificate will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates and the Class B Certificates

as described herein. See 'Description of the Offered Certificates and the Agreement.' The Collateral Interest and the Subordinated Transferor Certificate are not being offered hereby.

     The Class A Certificateholders and the Class B Certificateholders (the 'Offered Certificateholders') will be entitled to certain assets of the Trust, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein. The Trust has also issued a certificate representing a one percent interest in the Trust to Bridgestone/Firestone, Inc. (the 'Bridgestone/Firestone Certificate'). The Transferor will own the remaining interest in the Trust not represented by the Series 1996-1 Interests (subject to the Participation Agreement (as defined herein) with Bridgestone/Firestone), the Bridgestone/Firestone Certificate and the interest of holders of other outstanding Series. In addition, the Transferor will retain the Subordinated Transferor Certificate (subject to the Participation Agreement with Bridgestone/Firestone). The Transferor has offered and from time to time may offer other series of certificates that evidence undivided interests in the Trust (each, a 'Series'), which may have terms significantly different from the Series 1996-1 Interests, by exchanging a portion of its interest in the Trust. See 'Description of the Offered Certificates and the Agreement.'

     Interest will accrue on the Class A Certificates at the rate of 6.17% per annum (the 'Class A Certificate Rate'). Interest will accrue on the Class B Certificates at the rate of 6.49% per annum (the 'Class B Certificate Rate'). Interest will accrue on the basis of a 360-day year of twelve 30-day months. Interest with respect to the Offered Certificates is payable monthly on the 1st of each month (or, if such day is not a business day, the next succeeding business day) (each, a 'Distribution Date'), commencing in December, 1996. Principal on the Class A Certificates is scheduled to be distributed on each Distribution Date commencing on the Distribution Date in December, 1999, and ending on the Distribution Date in November, 2000, but may be paid earlier or later under certain limited circumstances described herein. Principal on the Class B Certificates is scheduled to be distributed on each Distribution Date commencing November, 2000, but may be paid earlier or later under certain limited circumstances described herein. No principal will be payable to the Class B Certificates until the final principal payment has been made to the Class A Certificates. No principal will be payable to the Collateral Interest until the final payment has been made to the Class A Certificates and Class B Certificates. No principal will be payable to the Subordinated Transferor Certificate until the final payment has been made to the Class A Certificates, the Class B Certificates and the Collateral Interest. See 'Maturity Assumptions.' The issuance of the Class B Certificates, the Collateral Interest and the Subordinated Transferor Certificate are conditions precedent to the issuance of the Class A Certificates. The issuance of the Collateral Interest and the Subordinated Transferor Certificate are conditions precedent to the issuance of the Class B Certificates. See 'Description of the Offered Certificates and the Agreement.'

     An application will be made to list the Offered Certificates on the Luxembourg Stock Exchange.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE LUXEMBOURG STOCK EXCHANGE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            ------------------------

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ('Cede'), as registered holder of the Offered Certificates, pursuant to the Agreement. On each Distribution Date a Payment Date Statement (as defined herein) prepared by the Servicer will be provided setting forth information regarding the Offered Certificates. Such reports will be made available on a monthly basis by The Depository Trust Company to Participants (as hereinafter defined), upon request by such Participants to The Depository Trust Company, in accordance with the rules, regulations and procedures creating and affecting The Depository Trust Company. Certificate Owners (as defined herein) may contact their Participants or the Trustee to receive copies of such reports. See 'Description of the Offered Certificates and the Agreement--Book-Entry Registration' and '--Reports to Certificateholders.' Such reports will not contain information that has been examined and reported on by independent public accountants and will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Offered Certificates (the 'Certificate Owners'). The Servicer on behalf of the Trust will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Transferor expects that the Trust's obligation to file such reports will be terminated following the end of 1996. Upon the termination of the Trust's obligation, the Transferor does not intend to file Exchange Act reports.

                             AVAILABLE INFORMATION

     The Transferor, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the 'Act'), with the Commission with respect to the Offered Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments and exhibits thereto (the 'Registration Statement'), which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering Analysis and Retrieval System at the Commission's Web site (http:\\www.sec.gov).

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the 'Index of Terms' herein.

Securities Offered........................  $200,000,000 Class A Asset Backed Certificates, Series 1996-1 (the
                                            'Class A Certificates') and $28,205,129 Class B Asset Backed
                                            Certificates, Series 1996-1 (the 'Class B Certificates', together with the Class A Certificates, the 'Offered Certificates'). The
                                            Offered Certificates will be issued pursuant to the Amended and
                                            Restated Pooling and Servicing Agreement, dated as of November 1,
                                            1996 (the 'Agreement') as supplemented by the Series 1996-1
                                            Supplement, dated as of November 1, 1996 (the 'Series 1996-1
                                            Supplement') (the term 'Agreement,' unless the context requires otherwise, refers to the Agreement as supplemented by the Series
                                            1996-1 Supplement), among Firestone Retail Credit Corporation, as transferor (the 'Transferor'), Bridgestone/Firestone, Inc.
                                            ('Bridgestone/Firestone'), as servicer (the 'Servicer') and The Fuji
                                            Bank and Trust Company, as trustee (the 'Trustee'). The Collateral
                                            Interest and the Subordinated Transferor Certificate (herein collectively referred to as the 'Other Interests'), to be issued pursuant to the Agreement (see 'Description of the Offered
                                            Certificates and the Agreement' below), are not being offered hereby.
                                            The issuance of the Other Interests is a condition precedent to the issuance of the Offered Certificates. The Other Interests, together with the Offered Certificates, will be referred to herein as the
                                            'Series 1996-1 Interests.' Any information contained herein regarding the Other Interests is included solely to permit a better
                                            understanding of the Offered Certificates. See 'Description of the
                                            Offered Certificates and the Agreement--General.'

                                            Bridgestone/Firestone is a direct wholly owned subsidiary of
                                            Bridgestone Corporation, a corporation organized under the laws of
                                            Japan. Bridgestone/Firestone is a multinational organization whose principal business is the development, manufacture and sale of a broad line of tires for passenger, truck and agricultural vehicles, in both the original equipment and replacement markets. Credit First
                                            National Association ('CFNA' or together with any successor originator, the 'Originator'), a wholly owned subsidiary of
                                            Bridgestone/Firestone, was organized for the purpose of making credit card loans and activities incidental thereto.

                                            The Offered Certificates represent beneficial interests in the Trust only and do not represent interests in or recourse obligations of the
                                            Transferor, the Servicer, CFNA or any affiliate thereof.


                                            The Trust has previously issued several other Series. See 'Annex I:
                                            Outstanding Series' for a summary of all Series currently
                                            outstanding.

Transferor................................  Firestone Retail Credit Corporation, a Massachusetts corporation, is the transferor of the Receivables and the originator of the Trust.
                                            The Transferor is a nominally capitalized special purpose corporation and was organized for the limited purpose of purchasing, holding,

                                            owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of the foregoing. The
                                            Transferor's principal executive offices are located at One
                                            International Place, Suite 520, Boston, Massachusetts 02110. Its
                                            telephone number is (617) 951-7690. See 'The Transferor and
                                            Bridgestone/Firestone.'

Servicer..................................  The Receivables will be serviced by Bridgestone/Firestone, Inc., an
                                            Ohio corporation. CFNA will perform certain sub-servicing functions on behalf of the Servicer including, but not limited to, the approval of new account applications, the approval of all credit charge transactions involving existing accounts and collection efforts.

Trust Assets..............................  The Trust Assets include (i) a portfolio of account balances (the
                                            'Receivables') generated or to be generated by the Originator in the ordinary course of its business and existing or arising in certain credit card accounts (the 'Accounts') established or to be established under a private label credit card program described more fully herein (the 'Credit Card Program') established by the
                                            Originator for customers of (a) Bridgestone/Firestone stores, which sell tires and automotive maintenance and repair products and services, (b) dealers and marketers which have contractual arrangements with Bridgestone/Firestone to market
                                            Bridgestone/Firestone tires and related products, as well as automotive maintenance and repair services, and (c) certain other dealers and marketers of automotive products, which include tires and automotive maintenance and repair services, which dealers and marketers do not have such contractual arrangements with
                                            Bridgestone/Firestone, (ii) a portfolio of certain designated
                                            Receivables generated or to be generated by the Originator and existing or arising under certain accounts to be established under other credit card programs, established or to be established by the
                                            Originator (the 'Alternative Programs'), (iii) all monies due or to become due under the Receivables on or after the billing cycle cut-
                                            off dates occurring in the Collection Period (as defined below) from
                                            October 19, 1992 to November 18, 1992 (the 'Cut-off Date'), (iv) the
                                            right to receive certain merchant fees attributed to cardholder charges giving rise to Receivables ('Merchant Fees') pursuant to the
                                            Purchase and Sale Agreement (as defined below), (v) all Recoveries

                                            (as defined below) on Defaulted Receivables (as defined below), (vi)
                                            any Enhancement (as defined below) issued with respect to any Series,
                                            (vii) the proceeds of the Servicer Letter of Credit and the
                                            Transferor Letter of Credit (each as defined below), (viii) all of the Transferor's right, title and interest in and to the Purchase and
                                            Sale Agreement and the Participation Agreement (as defined below),
                                            (ix) all moneys on deposit in the Collection Account and any other accounts established for the benefit of any other series (which other accounts will not be available to Certificateholders) and (x) all proceeds of any of the foregoing.

                                            On the first Transfer Date (as defined below) after the Closing Date,
                                            CFNA shall transfer Merchant Fees to the Trust in an amount equal to
                                            $350,000. On each Transfer Date thereafter, CFNA shall transfer
                                            Merchant Fees collected during the calendar month preceding the related Transfer Date in an amount equal to the lesser of (a)
                                            $350,000 and (b) the amount of Merchant Fees actually collected by
                                            CFNA during such calendar month, to the Transferor. Such Merchant
                                            Fees shall be transferred pursuant to the Purchase and Sale Agreement
                                            (as defined below). The Transferor will transfer such Merchant Fees to the Trust pursuant to the Agreement.

                                            The Accounts will include (i) eligible credit card accounts
                                            ('Eligible Accounts') established under the Credit Card Program as of and subsequent to the Cut-off Date and (ii) eligible accounts established under Alternative Programs subsequent to the Closing Date which are designated by the Transferor as Eligible Alternative
                                            Accounts (as defined below) in accordance with selection criteria relating to the addition of accounts. See 'The Credit Card
                                            Program--General' and 'Description of the Offered Certificates and
                                            the Agreement--Addition of Accounts' herein.

                                            The term 'Defaulted Receivables' shall mean with respect to any
                                            Collection Period, all Receivables in any Account which are written off as uncollectible in such Collection Period in accordance with the
                                            Servicer's guidelines. Notwithstanding the foregoing sentence, a
                                            Receivable shall be deemed a Defaulted Receivable no later than the last day of the Collection Period following the Collection Period in which it becomes 180 days delinquent. The term 'Recoveries,' with respect to any Collection Period, shall mean all amounts or payments received by the Servicer with respect to Receivables which have previously become Defaulted Receivables in a prior Collection Period, net of reasonable expenses of the Servicer incurred and deducted from such amounts or payments. The term 'Enhancement' shall mean, with respect to any Series or class within a Series, any letter of credit, guaranteed rate agreement, cash collateral account, cash collateral guaranty, liquidity facility, maturity guaranty facility, tax protection agreement, interest rate swap or other contract or agreement for the benefit of the certificateholders of such Series.

                                            The Receivables have been and will be purchased by the Transferor from the Originator pursuant to the Second Amended and Restated
                                            Purchase and Sale Agreement, dated as of November 1, 1996 (the
                                            'Purchase and Sale Agreement'), among the Transferor,
                                            Bridgestone/Firestone and the Originator. The Purchase and Sale
                                            Agreement provides, among other things, that the Originator shall sell and assign to the Transferor, and the Transferor will purchase from the Originator, on each business day, all Eligible Receivables
                                            (as defined herein) arising in the Accounts under the Credit Card
                                            Program and certain Eligible Alternative Receivables arising in designated Alternative Accounts (as defined herein) under the
                                            Alternative Programs, provided, among other things, that the
                                            Transferor is not in default thereunder and that no Servicer Event of
                                            Default (as defined herein) and no Originator insolvency shall have occurred. See 'Description of the Purchase and Sale Agreement.' The
                                            right to receive certain Merchant Fees will also be transferred by the Originator to the Transferor pursuant to the Purchase and Sale
                                            Agreement. The Transferor has transferred and will transfer such
                                            Receivables and will transfer such Merchant Fees to the Trust pursuant to the Agreement. See 'Description of the Offered
                                            Certificates and the Agreement--Conveyance of Receivables.'

                                            The 'Receivables' consist of amounts charged by cardholders under the
                                            Accounts for goods and services, and all late fees, returned check charges, convenience checks and amounts charged in respect of credit-related insurance and periodic finance charges as described herein.

                                            A portion of the Collections (as defined below) received in any applicable billing cycle for an Account (the monthly billing cycle periods for the Accounts ending in the period of time commencing on the 19th calendar day of each calendar month and ending on the 18th calendar day of the next succeeding calendar month during the term of the Trust being collectively referred to herein as a 'Collection
                                            Period') allocable to Receivables will be treated as 'Finance Charge
                                            Collections' and a portion will be treated as 'Principal
                                            Collections.' Under the Agreement and as otherwise specified therein, the Collections on the Receivables for any Collection Period will be allocated such that all finance charges billed or accrued in respect of Receivables in the prior Collection Period (less certain rebates as described herein) will be deemed Finance Charge Collections and the remaining amount of such Collections will be deemed Principal
                                            Collections. Notwithstanding the foregoing, Recoveries received in any Collection Period shall be treated as Finance Charge Collections for such Collection Period for all purposes. In addition, Merchant
                                            Fees transferred to the Trust on any Transfer Date shall be treated as Finance Charge Collections for the related Collection Period for all purposes.

                                            As of the Collection Period ended on September 18, 1996 the amount of
                                            Aggregate Receivables (as defined below) in the Trust was
                                            $434,750,566. The total amount of Receivables and Merchant Fees in the Trust will fluctuate from day to day as a result of the transfer of new Receivables to the Trust and as a result of collections on existing Receivables ('Collections'). 'Aggregate Receivables' shall mean, at any time, (a) the aggregate amount of Eligible Receivables as of the end of the prior Collection Period minus Defaulted
                                            Receivables minus (b) the amount of Discount Option Receivables as of the end of the prior Collection Period minus (c) an amount equal to
                                            (i) finance charges billed in respect of such Eligible Receivables in such Collection Period minus (ii) an amount equal to finance charges credited as a rebate in respect of such Eligible Receivables during such prior Collection Period minus (iii) amounts billed in item (i)
                                            above, net of rebates in item (ii) above, with respect to that portion of such Eligible Receivables that are Discount Option
                                            Receivables.

Addition of Accounts......................  The Accounts consist of Eligible Accounts established under the
                                            Credit Card Program as of and subsequent to the Cut-off Date. In addition, the Transferor is permitted (subject to certain limitations and conditions) to designate from time to time additional eligible
                                            Accounts established under Alternative Programs ('Eligible
                                            Alternative Accounts') and to convey to the Trust Receivables of such
                                            Eligible Alternative Accounts, whether such Receivables are then existing or thereafter created until either the Ten Percent

                                            Number Test (as defined below) or Ten Percent Aggregate Test (as defined below) is met. Thereafter, if the Transferor has not obtained the consent of the applicable rating agencies, as described below, additional accounts and additional receivables from Alternative
                                            Programs shall not be transferred to the Trust.

                                            Such 'Alternative Programs' are programs for which CFNA underwrites and originates Accounts and Receivables and may include, but are not limited to, the establishment of additional private label credit card programs and the offering of general purpose credit cards. As of the
                                            Closing Date, the Originator has not established any of these
                                            Alternative Programs. The 'Ten Percent Number Test' is determined as of any date on which Alternative Accounts are to be added to the
                                            Trust and met when the number of Eligible Alternative Accounts as of such date equals 10% of the number of all Accounts in the Trust as of such date. The 'Ten Percent Aggregate Test' is determined as of any date on which Alternative Accounts are to be added to the Trust and met when the dollar amount of Receivables from such Eligible
                                            Alternative Accounts as of such date equals 10% of the Aggregate
                                            Receivables as of such date. See 'Description of the Offered
                                            Certificates and the Agreement--Addition of Accounts.'

                                            Once the Transferor has met the Ten Percent Number Test or the Ten
                                            Percent Aggregate Test, the Transferor must request written confirmation from the applicable rating agencies to transfer to the
                                            Trust additional Accounts related to an Alternative Program and all
                                            Receivables arising from such Accounts.

                                            In addition and subject to certain limitations set forth in the
                                            Agreement, on an annual basis, the Transferor will be permitted to include additional Eligible Accounts and all Eligible Receivables arising from such Eligible Accounts up to an aggregate number equal to 20% of the total number of Eligible Accounts at the start of such calculation period in the Trust without written confirmation from the applicable rating agencies.

Removal of Accounts.......................  The Transferor has the right to accept Accounts for removal from the
                                            Trust in an amount not greater than the lesser of (a) the excess of the Transferor Amount (plus the B/F Amount and amounts available under the Transferor Letter of Credit) over 7% of the Aggregate
                                            Certificateholders' Interest (as defined herein) and (b) 5% of
                                            Aggregate Receivables on such date of removal, provided, among other conditions, that the Transferor has not employed a selection procedure adverse to the interests of the Certificateholders and the
                                            Transferor reasonably believes that the removal of such Accounts from the Trust will not result in the occurrence of an Amortization Event.
                                            See 'Description of the Offered Certificates and the
                                            Agreement--Removal of Accounts.'

Description of the Series 1996-1
  Interests...............................  Payments received on the Trust's assets will be allocated among the interest of the Class A Certificateholders (the 'Class A Interest'),
                                            the interest of the Class B Certificateholders (the 'Class B
                                            Interest'), the interest of the holder of the Collateral Interest
                                            (the 'Collateral Interest') and the interest of the holder of the

                                            Subordinated Transferor Certificate (the 'Subordinated Transferor
                                            Interest,' together with the Class A Interest, the Class B Interest and the Collateral Interest, the 'Certificateholders' Interest'), the
                                            interest of the holders of other outstanding Series (together with the Certificateholders' Interest, the 'Aggregate Certificateholders'
                                            Interest'), the interest of Bridgestone/Firestone as holder of the
                                            Bridgestone/Firestone Certificate (the 'B/F Interest') and the pari passu interest of the Transferor (the last being referred to as the

                                            'Transferor Interest'). The amount of the Transferor Interest at any time (the 'Transferor Amount') shall equal the Aggregate Receivables at such time minus the sum of the invested amount of the holders of other outstanding Series, the Class A Invested Amount (as defined below), Class B Invested Amount, (as defined below), the Collateral
                                            Interest Invested Amount (as defined below), the Subordinated
                                            Transferor Amount (as defined below), and the amount of the B/F
                                            Interest (the 'B/F Amount').

                                            The Transferor Interest will be evidenced by a certificate (the
                                            'Exchangeable Transferor Certificate') which will evidence an undivided interest in the Trust Assets allocated to the Transferor
                                            Interest. The principal amount of the Transferor Interest will fluctuate as the amount of the Receivables held by the Trust changes from time to time. The Transferor Amount (plus the amount available under the Transferor Letter of Credit (as defined below) and the B/F
                                            Amount) shall at all times equal 7% or more of the aggregate invested amount of all outstanding Series of certificates. As of the
                                            Collection Period ended September 18, 1996, the initial Transferor
                                            Amount (plus the amount available under the Transferor Letter of
                                            Credit and the B/F Amount) is equal to $33,602,934.

                                            The Class A Certificates offered hereby will evidence undivided interests in the Trust Assets allocated to the Class A Interest and will represent the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest at the rate per annum equal to 6.17% (the 'Class A
                                            Certificate Rate') payable monthly on each Distribution Date commencing December 1996, and the payment of principal on each
                                            Distribution Date commencing December, 1999, or earlier or later under certain circumstances, to the extent of the Class A Invested
                                            Amount (as defined herein) (which may be less than the aggregate unpaid principal balance of the Class A Certificates, in certain circumstances, if the Investor Default Amount (as defined herein)
                                            exceeds available Excess Finance Charge Collections and Reallocated
                                            Principal Collections (as defined herein) and the Class B Invested
                                            Amount, the Collateral Interest Invested Amount and the Subordinated
                                            Transferor Amount are each zero). See 'Description of the Offered
                                            Certificates and the Agreement-- General,' '--Allocation
                                            Percentages,' '--Reallocation of Cash Flows,' '--Distributions from the Collection Account' and '--Subordination of the Class B
                                            Certificates.'

                                            The Class B Certificates offered hereby will evidence undivided interests in the Trust Assets allocated to the Class B Interest and will represent the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest
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                                            at the rate per annum equal to 6.49% (the 'Class B Certificate Rate')
                                            payable monthly on each Distribution Date commencing December 1996, and the payment of principal on each Distribution Date commencing
                                            November, 2000, or earlier or later under certain circumstances, to the extent of the Class B Invested Amount (which may be less than the aggregate unpaid principal balance of the Class B Certificates, in certain circumstances, if the Investor Default Amount exceeds available Excess Finance Charge Collections and Reallocated Principal
                                            Collections and the Collateral Interest Invested Amount and the
                                            Subordinated Transferor Amount are each zero). The Class B
                                            Certificates are subordinate in right of payment to the Class A
                                            Certificates to the extent necessary to fund payments with respect to the Class A Certificates. See 'Description of the Offered
                                            Certificates and the Agreement--General,' '--Allocation Percentages,'
                                            '--Reallocation of Cash Flows,' '--Distributions from the Collection
                                            Account' and '--Subordination of the Class B Certificates.'

                                            The Collateral Interest will evidence undivided interests in the
                                            Trust Assets allocated to the Collateral Interest and will represent the right to receive from such Trust assets funds up to (but not in excess of) the amounts required to make payments of interest at a rate per annum generally equal to the London interbank offered rate for one month United States dollar deposits ('LIBOR') plus a percent per annum not in excess of 1.0% (the 'Collateral Interest Rate')
                                            payable monthly on each Distribution Date commencing December, 1996 and of principal with respect to the Collateral Interest to the extent of the Collateral Interest Invested Amount (which may be less than the aggregate unpaid principal balance of the Collateral
                                            Interest, in certain circumstances, if the Investor Default Amount exceeds available Excess Finance Charge Collections and Reallocated
                                            Principal Collections and the Subordinated Transferor Amount is zero)
                                            following the final principal payment with respect to the Offered
                                            Certificates. The Collateral Interest is subordinated in right of payment to the Offered Certificates to the extent necessary to fund payments with respect to the Offered Certificates. The Collateral
                                            Interest will be sold pursuant to a Loan Agreement, dated as of the
                                            Closing Date (the 'Loan Agreement'), by and among the Transferor, the
                                            Servicer, the Trustee and the purchaser of the Collateral Interest
                                            (the 'Collateral Interest Holder') and is not being offered hereby.
                                            The Collateral Interest will be in an initial amount of $10,000,000
                                            (the 'Initial Collateral Interest Invested Amount').

                                            The Subordinated Transferor Certificate will evidence an undivided interest in the Trust Assets allocated to the Subordinated Transferor
                                            Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of principal with respect to the Subordinated Transferor
                                            Certificate following the final principal payment with respect to the
                                            Collateral Interest (which may be less than the aggregate unpaid principal balance of the Subordinated Transferor Certificate, in certain circumstances, if the Investor Default Amount exceeds available Excess Finance Charge Collections and Reallocated Principal
                                            Collections). The holder of the Subordinated Transferor Certificate

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                                            will not be entitled to receive any payments of interest. The
                                            Subordinated Transferor Certificate is subordinate in right of payment to the Offered Certificates and the Collateral Interest to
                                            the extent necessary to fund payments with respect to the Offered
                                            Certificates and the Collateral Interest. The Subordinated Transferor
                                            Certificate will be retained by the Transferor and participated to
                                            Bridgestone/Firestone pursuant to the Participation Agreement and is not being offered hereby. The Subordinated Transferor Certificate will be in an initial amount of $18,205,129 (the 'Initial
                                            Subordinated Transferor Amount').

                                            The Series 1992-A Certificates and the Series 1992-B Certificates
                                            (collectively, the 'Series 1992 Certificates'), the Series 1995-A
                                            Asset Backed Certificates (the 'Series 1995-A Certificates'), the
                                            Bridgestone/Firestone Certificate and the Exchangeable Transferor
                                            Certificate are the only certificates that have been issued by the
                                            Trust as of the date hereof. None of the Series 1992 Certificates, the Series 1995-A Certificates, the Collateral Interest, the
                                            Subordinated Transferor Certificate, the Bridgestone/Firestone
                                            Certificate and the Exchangeable Transferor Certificate are being offered hereby. The Series 1992-A Certificates are no longer outstanding. On the Closing Date, the Series 1995-A Certificates will be repaid from the proceeds of the Offered Certificates, as set forth in 'Use of Proceeds' herein. Each outstanding Series represents a pari passu interest in the Trust.

                                            The Class A Interest, the Class B Interest, the Collateral Interest
                                            and the Subordinated Transferor Interest will each include the right to receive (but only to the extent needed to make required payments under the Agreement) varying percentages of Finance Charge
                                            Collections and Principal Collections during each Collection Period.
                                            Finance Charge Collections and Defaulted Receivables will be allocated at all times to the Class A Interest, the Class B Interest, the Collateral Interest and the Subordinated Transferor Interest
                                            based on the Floating Allocation Percentage (as defined herein)
                                            applicable to such Class or Interest during the related Collection
                                            Period. The 'Class A Floating Allocation Percentage', the 'Class B
                                            Floating Allocation Percentage', the 'Collateral Interest Floating
                                            Allocation Percentage' and the 'Subordinated Floating Allocation
                                            Percentage' shall be equal to the percentage equivalent of the ratio which the Class A Invested Amount, Class B Invested Amount,
                                            Collateral Interest Invested Amount or the Subordinated Transferor
                                            Amount, as applicable, on the last day of the immediately preceding
                                            Collection Period bears to the amount of Aggregate Receivables in the
                                            Trust, or, with respect to Finance Charge Collections, bears to the sum of the numerators used to calculate the invested percentage with respect to Finance Charge Collections for all Series of certificates outstanding during such Collection Period and the B/F Percentage. See
                                            'Description of the Offered Certificates and the
                                            Agreement--Allocation Percentages.'

                                            During the Revolving Period (as defined below), subject to certain limitations, all Principal Collections allocable to the Series 1996-1
                                            Interests (other than Reallocated Principal Collections (as defined below) that are used to pay Required Amounts due on the Class A
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                                            and Class B Certificates and the Collateral Interest) will be paid to the Transferor in respect of the Transferor Interest. During the
                                            Controlled Amortization Period (as defined below) and any Rapid
                                            Amortization Period (as defined below), Principal Collections allocable to the Series 1996-1 Interests will be allocated to the
                                            Class A Interest, the Class B Interest, the Collateral Interest and
                                            the Subordinated Transferor Interest based on the Fixed Allocation
                                            Percentage with respect to such Class or Interest. The Floating
                                            Allocation Percentage and Fixed Allocation Percentage are sometimes referred to herein as an 'Invested Percentage.' See 'Principal
                                            Payments; Controlled Amortization Period' herein.

Exchanges.................................  The Agreement authorizes the Trustee to issue three types of certificates: (i) one or more Series of certificates which may be in one or more classes and which may be transferable and have the characteristics described below, (ii) the Bridgestone/Firestone
                                            Certificate which is currently and will continue to be held by
                                            Bridgestone/Firestone and which is not transferable, and (iii) the
                                            Exchangeable Transferor Certificate, which is held by the Transferor and in which Bridgestone/Firestone has a 100% participation pursuant to an Amended and Restated Participation Agreement, dated as of
                                            November 1, 1996, by and between the Transferor and
                                            Bridgestone/Firestone (the 'Participation Agreement'). The Agreement
                                            also provides that, pursuant to any one or more supplements to the
                                            Agreement (each, a 'Supplement'), the Transferor may tender the
                                            Exchangeable Transferor Certificate or, if permitted by the applicable Supplement, certificates representing any Series of certificates and the Exchangeable Transferor Certificate, to the
                                            Trustee and, upon satisfying certain other terms and conditions, cause the Trustee to issue one or more new series and reissue an
                                            Exchangeable Transferor Certificate (any such tender, an 'Exchange').
                                            Any Exchange involving only the tender of the Exchangeable Transferor
                                            Certificate to the Trustee will have the effect of decreasing the
                                            Transferor Interest.

                                            Under the Agreement, the Transferor may define, with respect to any
                                            Series, the Principal Terms (as defined below) of the Series. The
                                            Transferor may offer any Series to the public or other investors under a prospectus or other disclosure document (a 'Disclosure

                                            Document') in transactions either registered under the Act or exempt from registration thereunder, directly or through the Underwriters
                                            (as defined below) or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See Annex I for a listing of all outstanding Series. The
                                            Transferor may offer, from time to time, additional Series issued by the Trust.

                                            Under the Agreement and pursuant to a Supplement, an Exchange may occur only upon delivery to the Trustee of the following: (i) a
                                            Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series under existing law will be characterized as either indebtedness or an interest in a partnership under existing law for Federal income tax purposes and that the issuance of such Series will not materially adversely affect the Federal income tax characterization of any
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                                            outstanding Series that have been the subject of a previous opinion of tax counsel, (iii) if required by the related Supplement, a form of Enhancement and any related agreement, (iv) written confirmation from the applicable Rating Agency (see 'Summary of Terms-- Rating of the Offered Certificates' below) that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it or otherwise adversely affect any rating on any then outstanding Series, and (v) the existing
                                            Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged. See
                                            'Description of the Offered Certificates and the Agreement--
                                            Exchanges.'

Registration of the Offered
  Certificates............................  The Class A Certificates will be issued in book-entry form only in the initial principal amount of $200,000,000 (the 'Initial Class A
                                            Invested Amount') (which will be decreased or reinstated under certain circumstances as described herein). The Class A Certificates will initially be represented by one or more Class A Certificates registered in the name of Cede & Co. ('Cede') as the nominee of The
                                            Depository Trust Company ('DTC'), in the United States, or Cedel
                                            Bank, societe anonyme ('CEDEL') or the Euroclear System ('Euroclear')
                                            in Europe. The Class B Certificates will be issued in book-entry form only in the initial principal amount of $28,205,129 (the 'Initial
                                            Class B Invested Amount') (which will be decreased or reinstated
                                            under certain circumstances as described herein and, accordingly, the amount available to fund payments with respect to the Class A
                                            Certificates may be decreased). The Class B Certificates will initially be represented by one or more Certificates registered in the name of Cede as the nominee of DTC, in the United States or CEDEL or Euroclear in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as Offered
                                            Certificates are in book-entry form, such Offered Certificates will be evidenced by one or more securities registered in the name of
                                            Cede, as the nominee of DTC or one or the relevant depositaries
                                            (collectively, the 'European Depositaries'). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through
                                            CEDEL or Euroclear, on the other, will be effected in DTC through
                                            Citibank N.A. ('Citibank') or The Chase Manhattan Bank ('Chase'), the
                                            relevant depositaries of CEDEL and Euroclear, respectively, and each a participating member of DTC. See 'Description of the Offered
                                            Certificates and the Agreement--Definitive Certificates.' As used herein, the term 'Class A Certificateholders' refers to registered holders of the Class A Certificates, the term 'Class B
                                            Certificateholders' refers to registered holders of the Class B
                                            Certificates, the term 'Collateral Interest Holder' refers to registered holders of the Collateral Interest, and the term 'Offered
                                            Certificateholders' refers to the Class A Certificateholders and the
                                            Class B Certificateholders collectively.

                                            The holders of beneficial interests in the Class A Certificates and the Class B Certificates (the 'Certificate Owners') will not be entitled
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                                            to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. In such event, interests in the Class A Certificates and Class B Certificates will be available in denominations of $1,000 and in integral multiples thereof. All references herein to Class A Certificateholders, Class B
                                            Certificateholders or Offered Certificateholders shall refer to
                                            Certificate Owners, except as otherwise specified herein. See
                                            'Description of the Offered Certificates and the Agreement--Book-
                                            Entry Registration' and '--Definitive Certificates.'

Interest on the Class A Certificates......  Interest will accrue on the unpaid principal amount of the Class A
                                            Certificates at a per annum rate equal to the Class A Certificate
                                            Rate and, except as otherwise provided herein, be distributed to
                                            Class A Certificateholders monthly on each Distribution Date, commencing December, 1996, in an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the preceding
                                            Distribution Date (or in the case of the first Distribution Date, as of the Closing Date). Interest for any Distribution Date due but not
                                            paid on any Distribution Date will be due on the next succeeding
                                            Distribution Date together with, to the extent permitted by applicable law, additional interest on such amount at the Class A

                                            Certificate Rate. Interest for the first Distribution Date will include accrued interest at the Class A Certificate Rate from the
                                            Closing Date through November 30, 1996. Interest will be calculated on the basis of a 360-day year of twelve 30-day months ('30/360
                                            Basis'). See 'Description of the Offered Certificates and the
                                            Agreement-- General' and '--Distributions from the Collection
                                            Account.'

Interest on the Class B Certificates......  Interest will accrue on the unpaid principal amount of the Class B
                                            Certificates at a per annum rate equal to the Class B Certificate
                                            Rate and, except as otherwise provided herein, be distributed to
                                            Class B Certificateholders monthly on each Distribution Date, commencing December, 1996, in an amount equal to one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the outstanding principal balance of the Class B Certificates as of the preceding
                                            Distribution Date (or in the case of the first Distribution Date, as of the Closing Date). Interest for any Distribution Date due but not
                                            paid on any Distribution Date will be due on the next succeeding
                                            Distribution Date together with, to the extent permitted by applicable law, additional interest on such amount at the Class B
                                            Certificate Rate. Interest for the first Distribution Date will include accrued interest at the Class B Certificate Rate from the
                                            Closing Date through November 30, 1996. Interest will be calculated on a 30/360 Basis. See 'Description of the Offered Certificates and
                                            the Agreement-- General' and '--Distributions from the Collection
                                            Account.'

Distribution Date.........................  The 1st day of each month (or, if such day is not a business day, the next succeeding business day).

Record Date...............................  The 15th day of the month immediately preceding any Distribution
                                            Date.

Revolving Period..........................  No principal will be payable to the Class A Certificateholders until the Distribution Date occurring in December, 1999, or upon the
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                                            occurrence of an Amortization Event (as defined below) as described herein, on the first Distribution Date following the Collection
                                            Period during which an Amortization Event occurs. No principal will be payable to the Class B Certificateholders until the final principal payment has been made to the Class A Certificateholders. No principal will be payable to the Collateral Interest Holder until the final principal payment has been made to the Offered
                                            Certificateholders. No principal will be payable to the holder of the
                                            Subordinated Transferor Certificate until the final principal payment has been made to the Offered Certificateholders and the Collateral
                                            Interest Holder. For each Collection Period during the period beginning after the Closing Date and ending on the day prior to the day on which the Controlled Amortization Period or the Rapid
                                            Amortization Period commences (the 'Revolving Period'), all Principal
                                            Collections otherwise allocable to the Certificateholders' Interest
                                            (other than Shared Principal Collections paid to holders of certificates of other Series and any Reallocated Principal
                                            Collections that are used to pay Required Amounts due on the Class A and Class B Certificates and the Collateral Interest) will, subject to certain limitations, be distributed to the Transferor in respect of the Transferor Interest.

Principal Payments; Controlled
  Amortization Period.....................  Unless or until an Amortization Event (as defined below) has occurred, commencing on the Distribution Date occurring in December,
                                            1999, and ending when the Class A Invested Amount has been paid in full or on July 1, 2003 (the 'Final Series 1996-1 Termination Date')
                                            or on the day on which an Amortization Event occurs or is deemed to have occurred (the 'Controlled Amortization Period'), Principal
                                            Collections and Shared Principal Collections allocable to the Series
                                            1996-1 Interests (other than Reallocated Principal Collections that are used to pay Required Amounts due on the Class A and Class B
                                            Certificates and the Collateral Interest) will be distributed monthly to the Class A Certificateholders, as provided herein, on each
                                            Distribution Date and the Class A Invested Amount is expected to be paid in full to the Class A Certificateholders on November 1, 2000
                                            (the 'Class A Expected Final Payment Date'). During the Controlled
                                            Amortization Period, the amount of Principal Collections and Shared
                                            Principal Collections allocable to the Class A Certificates will generally equal the product of such Principal Collections and the
                                            Class A Fixed Allocation Percentage (as defined below) which will be paid through to the Class A Certificateholders to the extent of the lesser of (a) such product and certain other amounts and (b)
                                            $16,666,666.67 (the 'Controlled Amortization Amount'). See
                                            'Description of the Offered Certificates and the Agreement--General'
                                            and '--Distributions from the Collection Account.'

                                            Principal Collections received during the Controlled Amortization
                                            Period and Rapid Amortization Period will be allocated to the Class A
                                            Invested Amount, Class B Invested Amount, Collateral Interest and
                                            Subordinated Transferor Invested Amount based on the Class A Fixed
                                            Allocation Percentage, Class B Fixed Allocation Percentage,
                                            Collateral Interest Fixed Allocation Percentage and Subordinated
                                            Transferor Fixed Allocation Percentage, respectively.
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                                            The 'Fixed Allocation Percentage' means, with respect to any
                                            Collection Period, the percentage equivalent of a fraction, the numerator of which is the sum of the Class A Invested Amount, the
                                            Class B Invested Amount, the Collateral Interest Invested Amount and
                                            the Subordinated Transferor Interest (the 'Invested Amount'), as of

                                            the close of business on the last day of the Revolving Period and the denominator of which is the greater of (x) the Aggregate Receivables as of the close of business on the last day of the prior Collection
                                            Period and (y) the sum of the numerators used to calculate the investor percentages for allocations with respect to Principal
                                            Collections for all Series of certificates outstanding for the current Distribution Date.

                                            During the Controlled Amortization Period and any Rapid Amortization
                                            Period, all Principal Collections will be allocated to the Class A
                                            Interest, the Class B Interest, the Collateral Interest and the
                                            Subordinated Transferor Interest based on the percentage equivalent of the ratio which the Class A Invested Amount, the Class B Invested
                                            Amount, the Collateral Interest Invested Amount and the Subordinated
                                            Transferor Amount, as applicable, each as of the last day of the
                                            Revolving Period, bears to the greater of (a) the Aggregate
                                            Receivables on the last day of the prior Collection Period and (b)
                                            the sum of the numerators used to calculate the Invested Percentage with respect to Principal Collections for all Series of certificates outstanding for such Collection Period (the 'Class A Fixed Allocation
                                            Percentage', the 'Class B Fixed Allocation Percentage', the
                                            'Collateral Interest Fixed Allocation Percentage' and the
                                            'Subordinated Transferor Fixed Allocation Percentage', as applicable)
                                            and the remainder will be allocated to the Transferor Interest and to the B/F Interest.

                                            The Class B Certificateholders will not receive any payments of principal until the Class A Certificateholders have received all payments of principal due to them. Once the Class A Invested Amount has been reduced to zero, the Class B Invested Amount is expected to be paid in full to the Class B Certificateholders on November 1, 2000
                                            (the 'Class B Expected Final Payment Date'). See 'Description of the
                                            Offered Certificates and the Agreement-- General' and
                                            '--Distributions from the Collection Account.'

                                            The Collateral Interest will not receive any payments of principal until the Class A and the Class B Certificateholders have received all payments of principal due to them. Once the Class A Invested
                                            Amount and the Class B Invested Amount have been reduced to zero, the
                                            Collateral Interest Invested Amount will be paid in full to the
                                            Collateral Interest Holder.

                                            The holder of the Subordinated Transferor Certificate will not receive any payments of principal until the Class A and the Class B
                                            Certificateholders and the Collateral Interest Holder have received all payments of principal due to them. Once the Class A Invested
                                            Amount, the Class B Invested Amount and the Collateral Interest
                                            Invested Amount have been reduced to zero, the Subordinated
                                            Transferor Amount will be paid in full to the holder of the
                                            Subordinated Transferor Certificate.
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Rapid Amortization Period.................  During the period from the earlier of the date on which (i) the Class
                                            A Invested Amount has been paid in full or (ii) an Amortization Event occurs or is deemed to have occurred and ending on the earlier of the date on which the Invested Amount has been paid in full or the Final
                                            Series 1996-1 Termination Date (the 'Rapid Amortization Period'),
                                            Principal Collections, Shared Principal Collections and certain other amounts allocable to the Certificateholders' Interest will no longer be distributed to the Transferor but instead will be distributed as principal payments on each Distribution Date beginning with the first
                                            Distribution Date following the Collection Period in which the Class
                                            A Invested Amount has been paid in full or an Amortization Event occurs or is deemed to have occurred. Such Principal Collections,
                                            Shared Principal Collections and certain other amounts will be distributed to the Class A Certificateholders (to the extent not already paid in full) and, following the final principal payment to the Class A Certificateholders, to the Class B Certificateholders
                                            and, following the final principal payment to the Class B
                                            Certificateholders, to the Collateral Interest Holder, and, following the final principal payment to the Collateral Interest Holder, to the holder of the Subordinated Transferor Certificate. See 'Description
                                            of the Offered Certificates and the Agreement--Amortization Events.'

Flow of Funds.............................  Funds on deposit in the Collection Account allocable to the Class A and Class B Certificates, the Collateral Interest and the
                                            Subordinated Transferor Certificate with respect to each Distribution
                                            Date shall be applied in the priority set forth below:

                                            (a) the Class A Floating Allocation Percentage of Finance Charge
                                            Collections will be distributed as follows:

                                              (i) Class A Monthly Interest, plus the amount of any unpaid interest due;

                                              (ii) the Class A Investor Default Amount will be distributed to the Transferor in respect of the Transferor Interest during the
                                              Revolving Period up to the amount of the Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);

                                              (iii) the Class A Monthly Servicing Fee (in the event
                                              Bridgestone/Firestone is not the Servicer, this amount will be distributed before the amount in clause (ii)); and

                                              (iv) the balance, if any, will constitute a portion of Excess Finance
                                              Charge Collections (as defined below) and will be allocated and distributed as described under '--Excess Finance Charge
                                              Collections.'

                                            (b) the Class B Floating Allocation Percentage of Finance Charge
                                            Collections will be distributed as follows:


                                              (i) Class B Monthly Interest, plus the amount of any unpaid interest due;
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                                       17

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                                              (ii) the Class B Monthly Servicing Fee; and

                                              (iii) the balance, if any, will constitute a portion of Excess
                                              Finance Charge Collections and will be allocated and distributed as described under '--Excess Finance Charge Collections.'

                                            (c) the Collateral Interest Floating Allocation Percentage of Finance
                                            Charge Collections will be distributed as follows:

                                               (i) Collateral Interest Monthly Interest, plus the amount of any unpaid interest due;

                                               (ii) the Collateral Interest Monthly Servicing Fee; and

                                               (iii) the balance, if any, will constitute a portion of Excess
                                               Finance Charge Collections and will be allocated and distributed as described under '--Excess Finance Charge Collections.'

                                            (d) the Subordinated Transferor Floating Allocation Percentage of
                                            Finance Charge Collections will be distributed as follows:

                                              (i) the Subordinated Transferor Monthly Servicing Fee; and

                                              (ii) the balance, if any, will constitute a portion of Excess
                                              Finance Charge Collections and will be allocated and distributed as described under '--Excess Finance Charge Collections.'

                                            (e) For each Distribution Date with respect to the Revolving Period, the remaining funds on deposit in the Collection Account allocable to the Class A and Class B Certificates, the Collateral Interest and the
                                            Subordinated Transferor Certificate (other than certain Excess
                                            Finance Charge Collections and Reallocated Principal Collections)
                                            will be applied as Shared Principal Collections and the balance will be distributed to the Transferor in respect of the Transferor
                                            Interest.

                                            (f) For each Distribution Date with respect to the Controlled
                                            Amortization Period or any Rapid Amortization Period, the remaining funds on deposit in the Collection Account allocable to the Class A and Class B Certificates, the Collateral Interest and the
                                            Subordinated Transferor Certificate (other than certain Excess
                                            Finance Charge Collections and Reallocated Principal Collections)
                                            will be distributed as follows:


                                              (i) Class A Monthly Principal for such Distribution Date until the
                                              Class A Invested Amount is paid in full;

                                              (ii) once the Class A Invested Amount is paid in full, the remaining amount will be distributed to the Class B Certificateholders until the Class B Invested Amount is paid in full;

                                              (iii) once the Class B Invested Amount is paid in full, the remaining amount will be distributed to the Collateral Interest Holder until the Collateral Interest Invested Amount is paid in full;
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                                       18
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                                              (iv) once the Collateral Interest Invested Amount is paid in full, the remaining amount will be distributed to the holder of the
                                              Subordinated Transferor Certificate until the Subordinated
                                              Transferor Amount is paid in full;

                                              (v) an amount equal to the balance of any such remaining funds on deposit in the Collection Account will be paid to the Transferor in respect of the Transferor Interest up to the amount of the
                                              Transferor Interest; and

                                              (vi) the balance will be applied as Shared Principal Collections to the extent necessary and the remainder will be distributed to the Transferor in respect of the Transferor Interest.

                                            'Class A Monthly Interest' equals, with respect to any Distribution
                                            Date, one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A
                                            Certificates as of the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of principal made to the Class A Certificateholders on such Distribution Date) or, with respect to the first Distribution Date, the Initial Class A Invested
                                            Amount, provided, however, that with respect to the initial
                                            Distribution Date, Class A Monthly Interest shall equal $788,388.89.

                                            'Class B Monthly Interest' equals, with respect to any Distribution
                                            Date, one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the outstanding principal balance of the Class B
                                            Certificates as of the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of principal made to the Class B Certificateholders on such Distribution Date) or, with respect to the first Distribution Date, the Initial Class B Invested
                                            Amount, provided, however, that with respect to the initial
                                            Distribution Date, Class B Monthly Interest shall equal $116,949.43.

                                            'Collateral Interest Monthly Interest' equals, with respect to any
                                            Distribution Date, the product of (i) the actual number of days in the related Collateral Interest Accrual Period (as defined below)

                                            divided by 360, (ii) the Collateral Interest Rate and (iii) the
                                            outstanding principal balance of the Collateral Interest as of the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of principal made to the
                                            Collateral Interest Holder on such Distribution Date) or, with respect to the first Distribution Date, the Initial Collateral
                                            Interest Invested Amount. With respect to any Distribution Date, the
                                            'Collateral Interest Accrual Period' is the period from and including the first day of the preceding calendar to and including the last day of such preceding calendar month, except the initial Collateral
                                            Interest Accrual Period shall be deemed to be the period from the
                                            Closing Date through the last day of the calendar month preceding the initial Distribution Date.

                                            'Class A Investor Default Amount' means, a portion of all Defaulted
                                            Receivables which will be allocated to the Class A Certificateholders for each Distribution Date in an amount equal to the product of the
                                            Class A Floating Allocation Percentage applicable
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                                            during the immediately preceding Collection Period and the amount of
                                            Defaulted Receivables for such Collection Period.

                                            'Class B Investor Default Amount' means, a portion of all Defaulted
                                            Receivables which will be allocated to the Class B Certificateholders for each Distribution Date in an amount equal to the product of the
                                            Class B Floating Allocation Percentage applicable during the immediately preceding Collection Period and the amount of Defaulted
                                            Receivables for such Collection Period.

                                            'Collateral Interest Investor Default Amount' means, a portion of all
                                            Defaulted Receivables which will be allocated to the Collateral
                                            Interest Holder for each Distribution Date in an amount equal to the product of the Collateral Interest Floating Allocation Percentage
                                            applicable during the immediately preceding Collection Period and the amount of Defaulted Receivables for such Collection Period.

                                            'Subordinated Transferor Default Amount' means, a portion of all
                                            Defaulted Receivables which will be allocated to the holder of the
                                            Subordinated Transferor Certificate for each Distribution Date in an amount equal to the product of the Subordinated Transferor Floating
                                            Allocation Percentage applicable during the immediately preceding
                                            Collection Period and the amount of Defaulted Receivables for such
                                            Collection Period.

                                            'Investor Default Amount' means the sum of the Class A Investor
                                            Default Amount, the Class B Investor Default Amount, the Collateral
                                            Interest Investor Default Amount and the Subordinated Transferor
                                            Investor Default Amount.

                                            'Monthly Servicing Fee' means, with respect to any Distribution Date, the sum of (a) the Class A Monthly Servicing Fee, the Class B Monthly
                                            Servicing Fee, the Collateral Interest Monthly Servicing Fee and the
                                            Subordinated Transferor Monthly Servicing Fee and (b) the Servicing
                                            Fee allocable to the Transferor Amount and the B/F Amount.

                                            The portion of the Servicing Fee allocable to the Class A Interest on each Distribution Date (the 'Class A Monthly Servicing Fee'), to the
                                            Class B Interest on each Distribution Date (the 'Class B Monthly
                                            Servicing Fee'), to the Collateral Interest on each Distribution Date
                                            (the 'Collateral Interest Monthly Servicing Fee') and to the
                                            Subordinated Transferor Interest on each Distribution Date (the
                                            'Subordinated Transferor Monthly Servicing Fee') generally will be equal to one-twelfth of the product of 2.00% per annum and the amount of the Class A Invested Amount, the Class B Invested Amount, the
                                            Collateral Interest Invested Amount, or the Subordinated Transferor
                                            Amount, as the case may be, on the last day of the second preceding
                                            Collection Period (in the case of the first Distribution Date, the initial principal amount of the Class A Certificates and Class B
                                            Certificates, the Collateral Interest or the Subordinated Transferor
                                            Certificate, as the case may be).

                                            'Class A Invested Amount' for any date means an amount equal to (i)
                                            the initial principal balance of the Class A Certificates, minus the
                                            (ii) amount of principal payments made to Class A Certificateholders prior to such date and minus (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs (as
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                                            defined below) for all Distribution Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor
                                            Charge-Offs for all Distribution Dates preceding such date.

                                            'Class B Invested Amount' for any date means an amount equal to (i)
                                            the initial principal balance of the Class B Certificates, minus (ii)
                                            the amount of principal payments made to the Class B
                                            Certificateholders prior to such date, minus (iii) the aggregate amount of Class B Investor Charge-Offs (as defined below) for all prior Distribution Dates, minus (iv) the aggregate amount of Class B
                                            Reallocated Principal Collections for all prior Distribution Dates, minus (v) an amount equal to the aggregate amount by which the Class
                                            B Invested Amount has been reduced to fund the Class A Investor
                                            Default Amount on all prior Distribution Dates as described herein, and plus (vi) the amount of Excess Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and
                                            (v).

                                            'Collateral Interest Invested Amount' for any date means an amount equal to (i) the initial principal balance of the Collateral
                                            Interest, minus (ii) the amount of principal payments made to the
                                            Collateral Interest Holder prior to such date, minus (iii) the aggregate amount of Collateral Interest Investor Charge-Offs (as defined below) for all prior Distribution Dates, minus (iv) the aggregate amount of Collateral Interest Reallocated Principal
                                            Collections, minus (v) an amount equal to the aggregate amount by which the Collateral Interest Invested Amount has been reduced to fund the Class A and Class B Investor Default Amounts on all prior
                                            Distribution Dates as described herein, and plus (vi) the amount of
                                            Excess Finance Charge Collections applied on all prior Distribution
                                            Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v).

                                            'Subordinated Transferor Amount' for any date means an amount equal to (i) the initial principal balance of the Subordinated Transferor
                                            Certificate, minus (ii) the amount of principal payments made to the holder of the Subordinated Transferor Certificate prior to such date, minus (iii) the aggregate amount of Subordinated Transferor
                                            Charge-Offs (as defined below) for all prior Distribution Dates, minus (iv) the aggregate amount of Subordinated Transferor
                                            Reallocated Principal Collections for all prior Distribution Dates, minus (v) an amount equal to the aggregate amount by which the
                                            Subordinated Transferor Amount has been reduced to fund the Class A,
                                            Class B and Collateral Interest Investor Default Amounts on all prior
                                            Distribution Dates as described herein, and plus (vi) the amount of
                                            Excess Finance Charge Collections applied on all prior Distribution
                                            Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v).

                                            'Excess Finance Charge Collections' shall mean, with respect to any
                                            Distribution Date, an amount equal to the sum of the amounts described in clause (a)(iv), clause (b)(iii), clause (c)(iii) and clause (d)(ii) above.
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                                            See 'Description of the Offered Certificates and the Agreement--
                                            Distributions from the Collection Account.'

Excess Finance Charge Collections.........  Excess Finance Charge Collections will be applied as follows:

                                            (a) to fund the Class A Required Amount;

                                            (b) to distribute Class A Investor Charge-Offs which have not been previously reimbursed to the Transferor in respect of the Transferor
                                            Interest during the Revolving Period up to the amount of the
                                            Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);


                                            (c) to fund the Class B Required Amount;

                                            (d) to distribute the Class B Investor Default Amount to the
                                            Transferor in respect of the Transferor Interest during the Revolving
                                            Period up to the amount of the Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);

                                            (e) to distribute an amount equal to the amount by which the Class B
                                            Invested Amount has been reduced below the Initial Class B Invested
                                            Amount (for reasons other than the payment of principal to the Class
                                            B Certificateholders) to the Transferor in respect of the Transferor
                                            Interest during the Revolving Period, up to the amount of the
                                            Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);

                                            (f) to fund the Collateral Interest Required Amount;

                                            (g) to distribute the Collateral Interest Investor Default Amount to
                                            the Transferor in respect of the Transferor Interest during the
                                            Revolving Period up to the amount of the Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);

                                            (h) to distribute an amount equal to the amount by which the
                                            Collateral Interest Invested Amount has been reduced below the
                                            Initial Collateral Interest Invested Amount (for reasons other than the payment of principal to the Collateral Interest Holder) to the
                                            Transferor in respect of the Transferor Interest during the Revolving
                                            Period up to the amount of the Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);

                                            (i) to fund any additional amounts required to be paid on such
                                            Distribution Date pursuant to the terms of the Loan Agreement;

                                            (j) to distribute the Subordinated Transferor Default Amount to the
                                            Transferor during the Revolving Period up to the amount of the
                                            Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);

                                            (k) to distribute the amount by which the Subordinated Transferor
                                            Amount has been reduced below the Initial Subordinated Transferor
                                            Amount (for reasons other than the payment of principal to the holder of the Subordinated Transferor Certificate) to the Transferor in
                                            respect of the Transferor Interest during the Revolving Period up
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                                            to the amount of the Transferor Interest after the purchase of new
                                            Receivables (and thereafter will be included in the funds available to make principal payments);

                                            (l) the balance, if any, will be treated as Shared Excess Finance
                                            Charge Collections to the extent necessary; and

                                            (m) any remaining amounts not treated as Shared Excess Finance Charge
                                            Collections will be treated as Shared Principal Collections.

                                            The 'Class A Required Amount' means the amount, if any, by which the sum of Class A Monthly Interest, any overdue Class A Monthly Interest
                                            (with interest thereon), the Class A Investor Default Amount, the
                                            Class A Monthly Servicing Fee for such Collection Period exceeds the funds allocable to the Class A Certificates to pay such amounts.

                                            The 'Class B Required Amount' means the amount, if any, by which the sum of Class B Monthly Interest, any overdue Class B Monthly Interest
                                            (with interest thereon) and the Class B Monthly Servicing Fee for such Collection Period exceeds the funds allocable to the Class B
                                            Certificates to pay such amounts.

                                            The 'Collateral Interest Required Amount' means the amount, if any, by which the sum of Collateral Interest Monthly Interest, any overdue
                                            Collateral Interest Monthly Interest (with interest thereon) and the
                                            Collateral Interest Monthly Servicing Fee for such Collection Period exceeds the funds allocable to the Collateral Interest to pay such amounts.

                                            The 'Required Amount' shall equal the sum of the Class A Required
                                            Amount, the Class B Required Amount and the Collateral Interest
                                            Required Amount.

                                            See 'Description of the Offered Certificates and the Agreement--
                                            Excess Finance Charge Collections.'

Reallocated Principal Collections.........  If Excess Finance Charge Collections available with respect to such
                                            Collection Period are less than the remaining Required Amount, Class
                                            B Investor Default Amount and Collateral Interest Investor Default
                                            Amount, Principal Collections allocable to the Subordinated
                                            Transferor Interest, the Collateral Interest and the Class B Interest
                                            with respect to a Collection Period will be applied in the following order of priority:

                                              (i) Subordinated Transferor Reallocated Principal Collections, first, to the remaining components of the Class A Required Amount, if any, then to the remaining components of the Class B Required
                                              Amount, if any, then to the Class B Investor Default Amount, if any, then to the remaining components of the Collateral Interest
                                              Required Amount, if any, and then to the Collateral Interest
                                              Investor Default Amount, if any;


                                              (ii) Collateral Interest Reallocated Principal Collections, first, to the remaining components of the Class A Required Amount, if any, then to the remaining components of the Class B Required Amount, if any, and then to the Class B Investor Default Amount, if any;
                                              and

                                              (iii) Class B Reallocated Principal Collections, to the remaining components of the Class A Required Amount, if any.
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                                            'Subordinated Transferor Reallocated Principal Collections' means, with respect to each Distribution Date, the Principal Collections allocable to the Subordinated Transferor Certificate with respect to such Distribution Date (equal to the Subordinated Transferor Floating
                                            Allocation Percentage of Principal Collections for the related
                                            Collection Period for any such Distribution Date during the Revolving
                                            Period or the Subordinated Transferor Fixed Allocation Percentage of
                                            Principal Collections for any such Distribution Date during the
                                            Controlled Amortization Period or Rapid Amortization Period) in an
                                            amount equal to the Class A, Class B and Collateral Interest Required
                                            Amounts, if any, the Class B Investor Default Amount, if any, and the
                                            Collateral Interest Investor Default Amount, if any, with respect to such Distribution Date (after giving effect to any payment of such amounts from Excess Finance Charge Collections).

                                            'Collateral Interest Reallocated Principal Collections' means, with respect to each Distribution Date, the Principal Collections
                                            Allocable to the Collateral Interest with respect to such
                                            Distribution Date (equal to the Collateral Interest Floating
                                            Allocation Percentage of Principal Collections for the related
                                            Collection Period for any such Distribution Date during the Revolving
                                            Period or the Collateral Interest Fixed Allocation Percentage of
                                            Principal Collections for any such Distribution Date during the
                                            Controlled Amortization Period or Rapid Amortization Period) in an
                                            amount equal to the Class A and Class B Required Amounts, if any, and
                                            the Class B Investor Default Amount, if any, with respect to such
                                            Distribution Date (after giving effect to any payment of such amounts from Excess Finance Charge Collections and Subordinated Transferor
                                            Reallocated Principal Collections).

                                            'Class B Reallocated Principal Collections' means with respect to each Distribution Date, the Principal Collections allocable to the
                                            Class B Certificates with respect to such Distribution Date (equal to the Class B Floating Allocation Percentage of Principal Collections
                                            for the related Collection Period for any such Distribution Date during the Revolving Period or the Class B Fixed Allocation
                                            Percentage of Principal Collections for any such Distribution Date during the Controlled Amortization Period or Rapid Amortization
                                            Period) in an amount equal to the Class A Required Amount, if any,

                                            with respect to such Distribution Date (after giving effect to any payment of the Class A Required Amount from Excess Finance Charge
                                            Collections, Subordinated Transferor Reallocated Principal
                                            Collections and Collateral Interest Reallocated Principal
                                            Collections).

                                            'Reallocated Principal Collections' will equal the sum of
                                            Subordinated Transferor Reallocated Principal Collections, Collateral
                                            Interest Reallocated Principal Collections and Class B Reallocated
                                            Principal Collections.

                                            Collections not applied in the foregoing manner (and therefore not constituting Reallocated Principal Collections) will during the
                                            Revolving Period, be applied as Shared Principal Collections and, during the Controlled Amortization Period or any Rapid
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                                            Amortization Period, will be included in the funds available to make principal payments.

                                            See 'Description of the Offered Certificates and the Agreement--
                                            Reallocated Principal Collections.'

Additional Amounts Available to
  Certificateholders......................  Excess Finance Charge Collections will be applied to fund the
                                            Required Amount, if any, as described herein under 'Excess Finance
                                            Charge Collections.' If Excess Finance Charge Collections available with respect to such Collection Period are less than the remaining
                                            Required Amount, Principal Collections for such Collection Period will then be used to fund the remaining Required Amount as described herein under 'Description of the Offered Certificates and the
                                            Agreement--Reallocated Principal Collections.'

                                            If Reallocated Principal Collections with respect to any Collection
                                            Period are insufficient to fund the remaining Class A Required Amount for such Collection Period, then a portion of the Subordinated
                                            Transferor Amount (after giving effect to reductions for any
                                            Subordinated Transferor Charge-Offs and Subordinated Transferor
                                            Reallocated Principal Collections for such Collection Period) equal to such insufficiency (but not in excess of the Class A Investor
                                            Default Amount for such Distribution Date) will be allocated to the
                                            Class A Certificates to avoid a charge-off with respect to the Class
                                            A Certificates, and the Subordinated Transferor Amount will be reduced by such amount. If such reduction would cause the
                                            Subordinated Transferor Amount to be negative, the Subordinated
                                            Transferor Amount will be reduced to zero.

                                            If the Subordinated Transferor Amount is reduced to zero, the
                                            Collateral Interest Invested Amount (after giving effect to reductions for any Collateral Interest Investor Charge-Offs and any
                                            Collateral Interest Reallocated Principal Collections for such
                                            Collection Period for which the Subordinated Transferor Interest was not reduced) will be reduced by the amount by which the Subordinated
                                            Transferor Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such
                                            Distribution Date over the amount of such reduction, if any, of the
                                            Subordinated Transferor Amount for such Distribution Date) and such amount will be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates. If such reduction would cause the Collateral Interest Invested Amount to be negative, the Collateral Interest Invested Amount will be reduced to zero.

                                            If the Collateral Interest Invested Amount is reduced to zero, the
                                            Class B Invested Amount (after giving effect to reductions for any
                                            Class B Investor Charge-Offs and any Class B Reallocated Principal
                                            Collections for such Collection Period for which the Subordinated
                                            Transferor Amount and the Collateral Interest Invested Amount was not
                                            reduced) will be reduced by the amount by which the Collateral
                                            Interest Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Subordinated Transferor Amount and the Collateral Interest
                                            Invested Amount for such Distribution Date) and such amount will
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                                            be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates. If such reduction would cause the Class B Invested Amount to be negative, the Class B Invested
                                            Amount will be reduced to zero.

                                            If the Class B Invested Amount is reduced to zero, the Class A
                                            Invested Amount will be reduced by the amount by which the Class B
                                            Invested Amount would have been reduced below zero, but not by more than the excess of the Class A Investor Default Amount for such
                                            Distribution Date over the reduction in the Subordinated Transferor
                                            Amount the Collateral Interest Invested Amount and the Class B
                                            Invested Amount for such Collection Period (a 'Class A Investor
                                            Charge-Off '), and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                                            After payment of the Class A Required Amount, if Collateral Interest
                                            Reallocated Principal Collections and Subordinated Transferor
                                            Reallocated Principal Collections not required to fund the Class A
                                            Required Amount with respect to any Collection Period are
                                            insufficient to fund the remaining Class B Required Amount and Class
                                            B Investor Default Amount for such Collection Period, then a portion of the Subordinated Transferor Amount (after giving effect to reductions for any Subordinated Transferor Charge-Offs, Subordinated
                                            Transferor Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) equal to such insufficiency (but not in excess of the Class B Investor Default
                                            Amount for such Distribution Date) will be allocated to the Class B
                                            Certificates to avoid a charge-off with respect to the Class B
                                            Certificates, and the Subordinated Transferor Amount will be reduced by such amount. If such reduction would cause the Subordinated
                                            Transferor Amount to be negative, the Subordinated Transferor Amount will be reduced to zero.

                                            If the Subordinated Transferor Amount is reduced to zero, the
                                            Collateral Interest Invested Amount (after giving effect to reductions for any Collateral Interest Investor Charge-Offs,
                                            Collateral Interest Reallocated Principal Collections and any
                                            adjustments made thereto for the benefit of the Class A
                                            Certificateholders) will be reduced by the amount by which the
                                            Subordinated Transferor Amount would have been reduced below zero
                                            (but not by more than the excess of the Class B Investor Default
                                            Amount for such Distribution Date over the amount of such reduction, if any, of the Subordinated Transferor Amount for such Distribution
                                            Date) and such amount will be allocated to the Class B Certificates to avoid a charge-off with respect to the Class B Certificates. If such reduction would cause the Collateral Interest Invested Amount to be negative, the Collateral Interest Invested Amount will be reduced to zero.

                                            If the Collateral Interest Invested Amount is reduced to zero, the
                                            Class B Invested Amount will be reduced by the amount by which the
                                            Collateral Interest Invested Amount would have been reduced below zero, but not by more than the excess of the Class B Investor Default
                                            Amount for such Distribution Date over the reduction in the
                                            Subordinated Transferor Amount and the Collateral Interest Invested
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
                                            Amount (a 'Class B Investor Charge-Off'), and the Class B
                                            Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. If such reduction would cause the Class B Invested Amount to be negative, the
                                            Class B Invested Amount will be reduced to zero.

                                            After payment of the Class B Required Amount, if Subordinated
                                            Transferor Reallocated Principal Collections with respect to any
                                            Collection Period are insufficient to fund the remaining Collateral
                                            Interest Required Amount and Collateral Interest Investor Default
                                            Amount for such Collection Period, then a portion of the Subordinated
                                            Transferor Amount (after giving effect to reductions for any
                                            Subordinated Transferor Charge-Offs, Subordinated Transferor

                                            Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A and Class B Certificateholders) equal to such insufficiency (but not in excess of the Collateral Interest
                                            Investor Default Amount for such Distribution Date) will be allocated to the Collateral Interest to avoid a charge-off with respect to the
                                            Collateral Interest, and the Subordinated Transferor Amount will be reduced by such amount. If such reduction would cause the
                                            Subordinated Transferor Amount to be negative, the Subordinated
                                            Transferor Amount will be reduced to zero.

                                            If the Subordinated Transferor Amount is reduced to zero, the
                                            Collateral Interest Invested Amount will be reduced by the amount by which the Subordinated Transferor Amount would have been reduced below zero, but not by more than the excess of the Collateral
                                            Interest Investor Default Amount for such Distribution Date over the reduction in the Subordinated Transferor Amount (a 'Collateral
                                            Interest Investor Charge-Off '), and the Collateral Interest Holder
                                            will bear directly the credit and other risks associated with their undivided interest in the Trust. If such reduction would cause the
                                            Collateral Interest Invested Amount to be negative, the Collateral
                                            Interest Invested Amount will be reduced to zero.

                                            On each Distribution Date, if the Subordinated Transferor Default
                                            Amount for such Distribution Date exceeds the amount of Excess
                                            Finance Charge Collections which is allocated and available to fund such amount as described under 'Excess Finance Charge Collections', the Subordinated Transferor Amount (after giving effect to reductions for Subordinated Transferor Reallocated Principal Collections and the
                                            amount of any adjustments made thereto for the benefit of the Class A or Class B Certificateholders or the Collateral Interest Holder) will be reduced but not in excess of the Subordinated Transferor Default
                                            Amount (the 'Subordinated Transferor Charge-Off '). If such reduction would cause the Subordinated Transferor Amount to be negative, the
                                            Subordinated Transferor Amount will be reduced to zero.

                                            In the event that any of the Subordinated Transferor Amount, the
                                            Collateral Interest Invested Amount, the Class B Invested Amount or
                                            the Class A Invested Amount is reduced, such amount will thereafter be increased (but not to a level in excess of the unpaid principal balance of the Subordinated Transferor Certificate, the Collateral
                                            Interest, the Class B Certificates or the Class A Certificates, as
                                            applicable) on any Distribution Date by the amount

                                       27
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
                                            of Excess Finance Charge Collections allocated and available for that purpose as described under '--Excess Finance Charge Collections.'
                                            See 'Description of the Offered Certificates--Additional Amounts
                                            Available to Certificateholders.'
Principal Payments;

  Certain Allocations.....................  Principal Collections with respect to any Collection Period will be allocated on the related Determination Date on the basis of the applicable Invested Percentage. Under the Agreement, such collections will be either paid to the Transferor in respect of the Transferor
                                            Interest, as described above during the Revolving Period, or to the holders of the Series 1996-1 Interests in respect of the Class A
                                            Invested Amount, Class B Invested Amount, the Collateral Interest
                                            Invested Amount or Subordinated Transferor Amount, or to both the
                                            Transferor and the holders of the Series 1996-1 Interests. Such allocations will be performed during the Revolving Period, Controlled
                                            Amortization Period and any Rapid Amortization Period.

                                            In the event that other Series are offered by the Trust, such other
                                            Series may or may not have amortization periods like the Controlled
                                            Amortization Period or the Rapid Amortization Period or revolving periods like the Revolving Period for the Series 1996-1 Interests, and such periods may have different lengths and begin on different dates than the Controlled Amortization Period, the Rapid Amortization
                                            Period or the Revolving Period. Thus, certain Series may be in their revolving periods, while others are in periods during which Principal
                                            Collections are distributed to such Series. Under certain
                                            circumstances, one or more Series may be in their amortization periods, while other Series are not. In addition, other Series may allocate Principal Collections based upon different invested percentages.

Shared Principal Collections..............  To the extent that Principal Collections and other amounts that are allocated to the interest of the holders of any class of any series
                                            (other than the Transferor Interest) are not needed to make payments to the certificateholders of such class, they may be applied to cover principal payments due to or for the benefit of certificateholders of another Series ('Shared Principal Collections'). Any such
                                            reallocation will not result in a reduction in the interest of the holders of the Series to which such Principal Collections were initially allocated. In addition, Principal Collections and certain other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to the certificateholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Series 1996-1 Interests.
                                            See 'Description of the Offered Certificates and the
                                            Agreement--Shared Principal Collections.'

Sharing of Excess Finance Charge
  Collections.............................  Finance Charge Collections on any business day in excess of the amounts necessary to make required payments on such business day with respect to the Series 1996-1 Interests will be applied to cover any shortfalls with respect to amounts payable from Finance Charge
                                            Collections allocable to any other Series then outstanding, pro rata based upon the amount of the shortfall, if any, with respect to such
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                                       28
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
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                                            other Series. In addition, Finance Charge Collections in excess of the amounts necessary to make required payments on such business day with respect to certificates of other outstanding Series will be applied to cover any shortfalls with respect to Finance Charge
                                            Collections allocable to the Series 1996-1 Interests. Any Excess
                                            Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series will be paid to the Transferor in respect of the Transferor Interest. See 'Description of the Offered
                                            Certificates and the Agreement--Sharing of Excess Finance Charge
                                            Collections.'

Discount Option...........................  The Agreement provides that the Transferor may at any time and from time to time, but without any obligation to do so, designate a fixed percentage or a variable percentage based on a formula (the 'Discount
                                            Percentage'), but in either case not to exceed 6%, of Receivables giving rise to Principal Collections ('Principal Receivables') that are charges for goods or services or obligations for repayment of cash advances, part of which have not previously been sold as
                                            Discount Option Receivables, arising from then on to be treated as
                                            Receivables giving rise to Finance Charge Collections ('Finance
                                            Charge Receivables'). Such Receivables will be designated 'Discount
                                            Option Receivables.' After any such designation, pursuant to the
                                            Agreement, the Transferor may, without notice to or consent of the
                                            Certificateholders, from time to time increase, reduce or withdraw the Discount Percentage. Such increase, reduction or withdrawal will become effective upon satisfaction of the conditions in the
                                            Agreement, including written confirmation by each Rating Agency.

                                            On each Distribution Date on or after the date the exercise of the discount option takes effect, the lower of (a) the product of (i) the
                                            Discount Percentage then in effect and (ii) Collections received during such Collection Period minus the amount of Collections deemed to be Finance Charge Collections for such Collection Period and (b)
                                            the Discount Option Receivables outstanding at the end of such
                                            Collection Period that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly. Such feature is intended to permit the
                                            Transferor to increase the Portfolio Yield and thereby decrease the risk of the occurrence of an Amortization Event.

                                            On the Closing Date, the Transferor will designate an initial
                                            Discount Percentage equal to 2.0%. Any increase, reduction or withdrawal of such Discount Percentage will be made in accordance with the conditions described in the Agreement.
                                            See 'Description of the Offered Certificates and the Agreement--
                                            Discount Option.'

Amortization Events.......................  An 'Amortization Event' with respect to the Series 1996-1 Interests refers to any of the following events:
                                              (i) failure on the part of the Servicer, the Originator or the
                                              Transferor to make any payment or deposit required by the terms of the Agreement on or before five business days after the date such payment or deposit is required to be made thereunder;
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                                       29

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
                                              (ii) the failure on the part of the Servicer, the Originator or the
                                              Transferor duly to observe or perform in any material respect certain covenants or agreements set forth in the Agreement or the Purchase and Sale Agreement which, in the case of certain of such covenants or agreements, continues unremedied for a period of 60 days after the date on which written notice of such
                                              failure requiring the same to be remedied shall have been given to the Servicer, the Originator or the Transferor, as
                                              applicable, provided, however, that an Amortization Event shall not be deemed to occur if the Transferor has accepted the
                                              transfer of the related Receivable (or all of such Receivables, if applicable) during such period (or such longer period as the
                                              Trustee may specify) in accordance with the provisions of the
                                              Agreement or the Purchase and Sale Agreement;

                                              (iii) any representation or warranty made by the Servicer, the
                                              Originator or the Transferor in the Agreement or the Purchase and
                                              Sale Agreement or any information required to be delivered by the
                                              Transferor shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, the Originator or the
                                              Transferor, as applicable, and as a result of which the interests of the certificateholders are materially and adversely affected;
                                              provided, however, that such an Amortization Event shall not be deemed to have occurred if the Transferor has accepted the transfer of the related Receivable (or all of such Receivables, if applicable)
                                              during such period (or such longer period as the Trustee may specify)
                                              in accordance with the provisions of the Agreement;

                                              (iv) certain events of insolvency, conservatorship, receivership or bankruptcy with respect to the Originator, Bridgestone/Firestone or the Transferor;

                                              (v) the annualized percentage equivalent of a fraction, the numerator of which is the amount of Finance Charge Collections for the related
                                              Collection Period, calculated on an accrual basis after subtracting the Investor Default Amount and that portion of Finance Charge
                                              Collections arising from Receivables that are ninety-one or more days delinquent, and the denominator of which is the Aggregate Receivables as of the end of the preceding Collection Period (the 'Portfolio
                                              Yield') averaged over any three consecutive Collection Periods is less than a fraction, calculated as of the related Determination
                                              Date, the numerator of which is the sum of (a) the product of the

                                              Class A Certificate Rate and the Class A Invested Amount, (b) the
                                              product of the Class B Certificate Rate and the Class B Invested
                                              Amount and (c) the product of the Collateral Interest Rate and the
                                              Collateral Interest Invested Amount, and the denominator which is the sum of the Class A Invested Amount, the Class B Invested Amount, the
                                              Collateral Interest Invested Amount and the Subordinated Transferor
                                              Amount (each such Certificate Rate and Invested Amount

                                              calculated as of the related Determination Date and such fraction equaling the 'Weighted Average Certificate Rate') plus 2.00% per annum (the 'Base Rate');

                                              (vi) the Trust shall become an 'investment company' within the meaning of the Investment Company Act of 1940, as amended;

                                              (vii) the Transferor Amount (plus the amount available under the
                                              Transferor Letter of Credit and the B/F Amount) is less than 7% of the aggregate invested amount of all outstanding Series of certificates issued by the Trust as of the last day of any Collection
                                              Period;

                                              (viii) the sum of (a) the Transferor Amount, (b) the B/F Amount, (c)
                                              the Subordinated Transferor Amount and (d) the invested amount of any subordinated class of certificates of any other Series which, when issued, is retained by the Transferor and with respect to which no legal opinion is delivered characterizing such certificates as indebtedness is less than 7% of the Aggregate Receivables as of the last day of any Collection Period;

                                              (ix) the Class A Invested Amount is not paid in full on the Class A
                                              Expected Final Payment Date or the Class B Invested Amount is not
                                              paid in full on the Class B Expected Final Payment Date;

                                              (x) the Transferor becomes unable for any reason to transfer
                                              Receivables to the Trust in accordance with the provisions of the
                                              Agreement;

                                              (xi) the Aggregate Receivables as of the last day of any Collection
                                              Period are less than the sum of (a) the Transferor Amount (plus the amount available under the Transferor Letter of Credit and the B/F
                                              Amount) and (b) the aggregate initial invested amount of Series
                                              1996-1; and

                                              (xii) any Servicer Event of Default shall occur which would have a material adverse effect on the Certificateholders.

                                            See 'Description of the Offered Certificates and the Agreement--
                                            Amortization Events.'


Final Payment of Principal; Termination of
  the Trust...............................  The Series 1996-1 Interests will be subject to optional repurchase by the Transferor on any Distribution Date on or after which the
                                            Invested Amount is reduced to an amount less than or equal to
                                            $11,910,257 (5% of the sum of the Initial Class A Invested Amount,
                                            Initial Class B Invested Amount and Initial Collateral Interest
                                            Invested Amount), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor. The repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Series 1996-1 Interests through the day preceding the Distribution Date on which the repurchase occurs. After such date, neither the Trust nor the Transferor will have any further obligation to pay principal or interest on the Series 1996-1
                                            Interests. In any event, the final payment of principal and interest on
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                                       31

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
                                            the Class A Certificates will be no later than the July 1, 2003,
                                            Distribution Date (the 'Final Class A Termination Date') and the
                                            final payment of principal and interest on the Class B Certificates will be no later than the July 1, 2003, Distribution Date (the 'Final
                                            Class B Termination Date').

Servicing.................................  Under the Agreement, the Servicer (initially, Bridgestone/Firestone)
                                            will be responsible for servicing, managing and making collections on all Receivables in the Trust. Subject to certain conditions including the availability of the Servicer Letter of Credit (as defined below), the Servicer may use for its own benefit and not segregate
                                            Collections of Receivables received in each Collection Period until the business day preceding the Distribution Date for such Collection
                                            Period (the 'Transfer Date'). On the second business day preceding each Distribution Date (each, a 'Determination Date') or, at the
                                            Servicer's option, more frequently, the Servicer will allocate as described herein all Collections of Receivables received with respect to the related Collection Period to the Series 1996-1 Interests, any
                                            other applicable Series, Bridgestone/Firestone and the Transferor and
                                            on the Transfer Date will deposit the portion allocable to the
                                            Certificateholders and the holders of certificates of any other
                                            Series into a segregated trust account held in the name of the
                                            Trustee for the benefit of certificateholders (the 'Collection
                                            Account'). In certain limited circumstances, Bridgestone/Firestone may resign or be removed as Servicer, in which event either the
                                            Trustee or a third-party servicer may be appointed as successor
                                            Servicer (Bridgestone/Firestone or any such successor Servicer is referred to herein as the 'Servicer'). As servicing compensation from the Trust, the Servicer will receive a Servicing Fee from allocations of Finance Charge Collections based upon the outstanding principal amount, from time to time, of certificates issued by the Trust. See
                                            'Description of the Offered Certificates and the

                                            Agreement--Collection and Other Servicing Procedures,'
                                            '--Servicer Covenants,' '--Servicing Compensation and Payment of
                                            Expenses,' '--Servicer Events of Default' and '--Certain Matters
                                            Regarding the Servicer.'

                                            The Servicer may perform any of its obligations under the Agreement through one or more Subservicers. The Servicer will remain liable for its servicing duties and obligations as if the Servicer alone were servicing the Receivables. CFNA shall initially act as a Subservicer.

Servicer Letter of Credit.................  The Servicer has obtained an irrevocable letter of credit (the
                                            'Servicer Letter of Credit') issued by The Sumitomo Bank, Limited, acting through its New York Branch (the 'Letter of Credit Bank'), in
                                            favor of the Trustee on behalf of certificateholders of all Series, to secure timely remittance of Collections by the Servicer to the
                                            Trustee. The Servicer Letter of Credit was initially in the stated
                                            amount of $45,000,000 and will expire on May 30, 1997, unless extended or earlier terminated by the Letter of Credit Bank. During the period that Bridgestone/Firestone is the Servicer, if aggregate
                                            Collections at any time held by Bridgestone/Firestone exceed the amount available under the Servicer Letter of Credit, the Servicer shall deposit all such Collections in excess of the amount available
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                                       32

                                            under the Servicer Letter of Credit into the Collection Account no later than the second business day after the date of processing thereof. In the event that (i) the Letter of Credit Bank's unsecured short-term debt ratings are reduced below A-1 + or P-1 or F-1+ (the
                                            'Required Ratings') by the applicable Rating Agency and either (x) a substitute Servicer Letter of Credit is not delivered to the Trustee,
                                            (y) the Servicer Letter of Credit is not drawn on in full as described in the Prospectus or (z) the Servicer has not established a cash collateral account in the name of the Trustee for the benefit of
                                            Certificateholders or (ii) the Servicer is not Bridgestone/Firestone,
                                            the Servicer shall deposit Collections into the Collection Account no later than the second business day after the date of processing thereof. In addition, in the event that a substitute Servicer Letter of Credit is not delivered to the Trustee on or before the fifth business day prior to the expiration of the Servicer Letter of Credit or a cash collateral account has not been established, the Servicer shall commence depositing Collections into the Collection Account no later than the second business day after the date of processing thereof.

                                            The Letter of Credit Bank's unsecured short-term debt rating has been reduced to below the Required Ratings and the full amount of the proceeds from the Servicer Letter of Credit are currently held in a segregated trust account available to the Trustee in the event
                                            Bridgestone/Firestone fails to timely remit Collections to the

                                            Collection Account. See 'The Letter of Credit Bank' and 'Description
                                            of the Offered Certificates and the Agreement--The Letters of
                                            Credit.'

Transferor Letter of Credit...............  The Transferor has obtained an irrevocable letter of credit (the
                                            'Transferor Letter of Credit') issued by the Letter of Credit Bank in favor of the Trustee, on behalf of Certificateholders, to secure the obligation of the Transferor to make certain payments in respect of returned merchandise and other credit adjustments on the Receivables.
                                            The Transferor Letter of Credit was initially in the stated amount of
                                            $15,000,000 and will expire on May 30, 1997, unless extended or earlier terminated by the Letter of Credit Bank. The Transferor
                                            Letter of Credit will be available, up to its stated amount, to cover any shortfall in payments allocated to any Series and required to be deposited into the Collection Account by the Transferor. The proceeds of any drawing on the Transferor Letter of Credit will be allocated in much the same manner as are the Collections (generally speaking, such allocations to the Series 1996-1 Interests will be based on the ratio of the Invested Amount to the Aggregate Receivables). As a
                                            result, if other Series of certificates are outstanding, such other
                                            Series will benefit from drawings made on the Transferor Letter of
                                            Credit. See 'The Letter of Credit Bank' and 'Description of the
                                            Offered Certificates and the Agreement--The Letters of Credit.'

                                            Currently, the full amount of the proceeds from the Transferor Letter of Credit are held in a segregated trust account available to the
                                            Trustee to cover any shortfall in payments allocated to any Series and required to be deposited in the Collection Account by the
                                            Transferor.

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
Certain Federal Income Tax Consequences...  Special tax counsel to the Transferor and counsel to the Underwriters has advised the Transferor that, in its opinion, (i) the Offered
                                            Certificates will be treated for Federal income tax purposes as indebtedness and (ii) the Trust will not be treated as either an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes. Under the Agreement, the Transferor, the Trustee and, pursuant to the terms of the Offered Certificates by virtue of the acceptance thereof, the Offered Certificateholders and the Certificate Owners agree to treat the Offered Certificates as debt for Federal and state tax purposes. If the Offered Certificates are not characterized as debt, there may be adverse tax consequences for Certificate Owners. See 'Federal Income Tax Consequences.'

ERISA Considerations......................  Under the regulations issued by the Department of Labor, the Trust's assets would not be deemed 'plan assets' of any employee benefit plan holding interests in the Class A Certificates if certain conditions are met, including that interests in the Class A Certificates be held by at least 100 independent persons upon completion of the public offering being made hereby. The Underwriters expect, although no assurance can be given, that interests in the Class A Certificates will be held by at least 100 independent persons, and it is anticipated that the other conditions of the regulations will be met.
                                            However, if the Class A Certificates are not held by at least 100 independent persons and the Trust's assets were deemed to be 'plan assets' of such a plan, there is uncertainty as to whether existing exemptions from the 'prohibited transaction' rules of the Employee
                                            Retirement Income Security Act of 1974, as amended ('ERISA') would apply to all transactions involving the Trust's assets. Accordingly, employee benefit plans contemplating purchasing the Class A
                                            Certificates should consult their counsel before making a purchase.
                                            See 'ERISA Considerations.'

                                            The Class B Certificates may not be purchased by any employee benefit plan subject to the requirements of the fiduciary responsibility provisions of ERISA, or the provisions of Section 4975 of the
                                            Internal Revenue Code of 1986, as amended (the 'Code'), including any individual retirement accounts.

Rating of the Offered Certificates........  It is a condition to the issuance of the Class A Certificates that they be rated 'AAA' by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ('S&P') and 'Aaa' by Moody's
                                            Investors Service, Inc. ('Moody's'). It is a condition to the issuance of the Class B Certificates that they be rated 'A' by S&P and 'A2' by Moody's. Such ratings are based primarily on the quality of the Receivables and the terms of the subordination of the Class B
                                            Certificates, the Collateral Interest and the Subordinated Transferor
                                            Certificate, as applicable.

Risk Factors..............................  There are risks associated with the purchase of the Offered
                                            Certificates. See 'Risk Factors' herein.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Offered Certificates:

     No Assurance that Secondary Market Will Develop. There currently is no secondary market for the Offered Certificates, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Offered Certificateholders with liquidity of investment or will continue for the life of the Offered Certificates. The Underwriters expect, but are not obligated, to make a market in the Offered Certificates. There can be no assurance that any such market will continue.

     Non-Recourse Obligation. Certificateholders will not have recourse for payment of their Offered Certificates to any assets of the Transferor, the Originator, Bridgestone/Firestone, the Servicer or any of their affiliates. Consequently, the Certificateholders must rely solely upon payments on the

Receivables for the payment of principal of and interest on the Offered Certificates. Furthermore, under the Agreement, the Certificateholders have an interest in the Receivables and Collections with respect thereto only to the extent of the Certificateholders' Interest. Should the Offered Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of any of the Transferor, Bridgestone/Firestone, the Servicer, the Originator or any affiliates thereof to satisfy their claims.

     Commingling. While Bridgestone/Firestone is the Servicer, Collections held by Bridgestone/Firestone may, subject to certain conditions, including the availability of the Servicer Letter of Credit, be commingled and used for Bridgestone/Firestone's own benefit prior to the business day preceding each Distribution Date and, in the event of the bankruptcy or insolvency of Bridgestone/Firestone or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such Collections and such Collections are subject to risk of loss, including risk of loss due to Bridgestone/Firestone's bankruptcy or insolvency. During the period that Bridgestone/Firestone is the Servicer, if aggregate Collections at any time held by Bridgestone/Firestone exceed the amount available under the Servicer Letter of Credit, the Servicer shall deposit all such Collections in excess of the amount available under the Servicer Letter of Credit into the Collection Account no later than the second business day after the date of processing thereof. In the event that either (x) the unsecured short-term debt rating of the Letter of Credit Bank is reduced below A-1+, P-1 or F-1+ by the applicable Rating Agency (the 'Required Ratings'), within 35 days of notice thereof to the Servicer or
(y) in the event that the Servicer Letter of Credit is scheduled to expire within five business days, either (i) Bridgestone/Firestone will begin depositing Collections received within two business days of the date of processing thereof directly into the Collection Account, (ii) Bridgestone/Firestone will provide the Trustee with a substitute letter of credit substantially similar to the Servicer Letter of Credit issued by a financial institution whose unsecured short-term debt rating is A-1+, P-1 or F-1+ by the applicable Rating Agency or (iii) the Trustee will, but only with respect to clause (x) hereof, make a demand under the Servicer Letter of Credit for the full amount available thereunder and deposit the proceeds of such demand into a segregated trust account to be available to the Trustee in the event Bridgestone/Firestone fails to timely remit Collections to the Collection Account. The Letter of Credit Bank's unsecured short-term debt rating has been reduced to A-1, which is below the Required Ratings and the full amount of the proceeds from the Servicer Letter of Credit are currently held in a segregated trust account available to the Trustee in the event Bridgestone/Firestone fails to timely remit Collections to the Collection Account. The Letter of Credit Bank's unsecured short-term rating is unlikely to increase to the Required Ratings. Furthermore, there can be no assurance that any increase in the Letter of Credit Bank's unsecured short-term rating will occur. See 'Description of the Offered Certificates and the Agreement--Allocation of Collections; Deposits in Collection Account.'

     Potential Priority of Certain Liens. The Originator warrants in the Purchase and Sale Agreement that the sale or transfer of the Receivables thereunder by it to the Transferor is free and clear of any lien, security interest, encumbrance or other right, title or interest of any person and that all filings and recordings required to perfect the title of the Transferor in the Receivables have been accomplished and are in full force and effect, and the

Transferor warrants in the Agreement that the transfer of such Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Originator and the Transferor will take all actions as are required under Ohio and Massachusetts law to perfect the Trust's interest in the Receivables and the Transferor warrants that if the transfer by the Transferor to the Trust granted the Trust a security interest in the Receivables, the Trust will at all times have a first priority perfected security interest therein and, with certain exceptions, and for certain limited periods of time, in proceeds thereof. Nevertheless, if the sale or transfer of Receivables to the Transferor or the transfer of the Receivables to the Trust is deemed to create a security interest therein under the New York, Ohio and Massachusetts Uniform Commercial Code (collectively, the 'UCC'), a tax or government lien or other nonconsensual lien on property of the Originator or the Transferor arising before any Receivable comes into existence may have priority over the Transferor's or the Trust's interest in such Receivable or, if the Federal Deposit Insurance Corporation were appointed receiver of the Originator, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. The existence of such liens or the rights of the receiver of the Originator could reduce the amount payable on the Receivables and result in possible reductions in the amounts of payments on the Offered Certificates. See 'Certain Legal Aspects of the Receivables--Transfer of Receivables.'

     Insolvency or Bankruptcy of Originator. The Originator and the Transferor have treated and will treat the transfer of Receivables under the Purchase and Sale Agreement as a sale. A court could treat such transactions as assignments of collateral as security. To the extent that the Originator has granted or will grant a security interest in the Receivables to the Transferor and that security interest was validly perfected before any insolvency of the Originator and was not granted or taken in or will not be granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Originator or its creditors, that security interest should not be subject to avoidance in the event of the insolvency and receivership of the Originator, and payments to the Transferor with respect to the Receivables should not be subject to recovery by a conservator or receiver for the Originator. If, however, the conservator or receiver were to assert a contrary position, or were to require the Transferor to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ('FIRREA'), or the conservator or receiver were to request a stay of proceedings with respect to the Originator as provided under FIRREA, delays in payments on the Offered Certificates and possible reductions in the amount of such payments could occur. If a conservator or receiver is appointed for the Originator, pursuant to the Purchase and Sale Agreement, new Receivables would not be sold to the Transferor and an Amortization Event would occur. Upon the occurrence of an Amortization Event, if a conservator or receiver is appointed for the Originator and no other Amortization Event other than such conservatorship, receivership or insolvency of the Originator exists, the conservator or receiver may have the power to prevent the commencement of the Rapid Amortization Period. See 'Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy.'


     Sole Remedy for Breaches of Representations and Warranties Relating to the Receivables. The Transferor will make certain representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. Pursuant to the Agreement, in the event of a material breach of such representations and warranties with respect to any Receivables, the Transferor will be obligated to accept the transfer of such Receivables, whereupon such Receivables will no longer be included in the Trust. With certain exceptions, such obligation will constitute the sole remedy in the event of any such breach. Pursuant to the agreement by which Bridgestone/Firestone purchased a participation interest in the Exchangeable Transferor Certificate and will purchase a participation interest in the Subordinated Transferor Certificate (the 'Participation Agreement'), Bridgestone/Firestone will agree, for the benefit of the Trustee, to purchase from the Transferor any Ineligible Receivable required to be repurchased by the Transferor from the Trust. See 'Description of the Offered Certificates and the Agreement--Covenants, Representations and Warranties.'

     Effects of Consumer Protection and Banking Laws. The Accounts and the Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the extension of consumer credit and collections of such obligations. In addition, the extension of credit, and the interest charged thereon, by national banks such as the Originator, is subject to regulation under Federal law. Such laws, as well as any new laws, rulings or decisions construing such laws or rulings which may be adopted, whether Federal or state, may adversely affect the ability of the Servicer to collect on the Receivables or maintain previous levels of monthly finance charges and other charges. One effect of any legislation which regulates the amount of interest and other charges that may be assessed on credit card account balances would be to reduce the Portfolio Yield on Accounts. If a significant reduction in Portfolio Yield occurred, an Amortization Event could occur, in which case the Rapid Amortization Period would commence. See 'Certain Legal Aspects of the Receivables--Consumer Protection and Banking Laws.'

     Application of Federal and state bankruptcy, debtor relief or consumer protection laws would affect the interest of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible when there are no funds available from other sources to cover any resulting shortfalls in amounts payable to Certificateholders. See 'Description of the Offered Certificates and the Agreement--Defaulted Receivables; Recoveries, Rebates and Fraudulent Charges.'

     Effects of New Legislation. From time to time, there are proposed in the Congress and certain state legislatures new laws and amendments to existing laws to regulate further the consumer credit industry. The Transferor is unable to determine and has no basis on which to predict whether or to what extent changes in laws or regulations will affect charge use, payment patterns or revenues.

     Dependence on Bridgestone/Firestone.  Because the credit cards issued under the Credit Card Program are primarily used by customers of Bridgestone/Firestone stores and dealers and marketers of Bridgestone/Firestone products, the Trust is largely dependent upon Bridgestone/Firestone and such dealers and marketers for the generation of Receivables and new Accounts. In addition to manufacturing a full line of tires, Bridgestone/Firestone is a major retailer of tires, automotive maintenance and repair services in the United States with approximately 1,500 company operated tire and automotive service centers and is a major supplier of tires to several thousand independent dealer outlets. However, there are thousands of competitors that compete with Bridgestone/Firestone operated service centers and independent dealer outlets. The automotive service and repair industry is highly competitive. Many considerations enter into the competition for the customer's patronage, including quality, service, product mix, convenience, price and credit availability and terms. Further, there can be no assurance that new Accounts or new Receivables will continue to be generated under the Credit Card Program at the same rate as in prior years or that the Originator will implement Alternative Programs.

     Competition in the Credit Card Industry. The credit card market is highly competitive and is experiencing increasing use of advertising, target marketing and pricing competition in finance charges and other fees as traditional and new credit card issuers seek to expand or enter the market. The ability of the Credit Card Program and any Alternative Programs to compete in the credit card industry will affect the Originator's ability to generate new Accounts and new Receivables. Bridgestone/Firestone stores and dealers accept certain third-party credit cards not issued by the Originator. If consumers choose to use competing sources of payment or credit, the rate at which the new Accounts are opened and/or new Receivables are generated in Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. Historically, the opening of new Accounts has been a primary source for the generation of new Receivables. If the rate at which the new Accounts are opened and/or the new Receivables are generated declines significantly, an Amortization Event could occur, in which case, a Rapid Amortization Period would commence. See 'The Credit Card Program.'

     Social, Legal and Economic Factors. Changes in card use and payment patterns by cardholders may result from a variety of legal, economic and social factors, including the rate of unemployment and inflation and relative interest rates offered for various types of loans. Such factors will also be reflected in changes in consumer spending and payment patterns including increased risk of default by cardholders. The Transferor is unable to determine, and has no means of predicting, whether or to what extent legal or economic factors will affect future credit purchases or repayment patterns.

     Timing of Payments and Maturity. A number of legal and economic factors may affect payment patterns and there is no accurate means of predicting the effect of such factors. The Receivables may be paid at any time and there is no assurance that any particular pattern of cardholder repayments will occur or that sufficient eligible Receivables will be generated to maintain required levels of collateralization. A significant decline in the amount of Receivables generated or the failure of the Transferor to maintain the Aggregate Receivables as of the last day of each Collection Period at a level sufficient to result in
(i) the Transferor Amount (plus the amount available to be drawn under the Transferor Letter of Credit and the B/F Amount) being not less than 7% of the aggregate invested amount of all outstanding Series of certificates (including the Series 1996-1 Interests) issued by the Trust or (ii) the Transferor Amount plus the B/F Amount plus the Subordinated Transferor Amount (plus the invested amount of any subordinated class of certificates of additional Series which, when issued, is retained by the Transferor and with respect to which no legal opinion is delivered characterizing such certificates as indebtedness) being not less than 7% of Aggregate Receivables could result in the occurrence of an Amortization Event. During either the Controlled Amortization Period or a Rapid Amortization Period (either such period, an 'Amortization Period'), a significant decrease in the cardholder monthly payment rate could slow the return of principal. See 'The Credit Card Program' and 'Maturity Assumptions.'

     Effect of Subordination. The Class B Certificates will be subordinated in right of payment of principal to the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the Class A Invested Amount has been paid in full. Moreover, the Class B Invested Amount is subject to reduction on any Determination Date if Principal Collections allocable to the Class B Certificates are reallocated to cover the Class A Required Amount or (b) if Collateral Interest Reallocated Principal Collections or Subordinated Transferor Reallocated Principal Collections with respect to any Collection Period are insufficient to fund the remaining Class A Required Amount and the Subordinated Transferor Amount and the Collateral Interest Invested Amount have been reduced to zero. If the Class B Invested Amount suffers such a reduction, Finance Charge Collections allocable to the Class B Certificateholders' Interest in future Collection Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Certificateholders is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See 'Description of the Offered Certificates and the Agreement--Allocation Percentages,' '--Reallocated Principal Collections,' '--Additional Amounts Available to Certificateholders' and '--Subordination of the Class B Certificates.'

     The Originator's Ability to Change Terms of Receivables or Policies Relating to the Accounts. Subject to applicable law and with the consent of Bridgestone/Firestone, the Originator reserves the right to amend the terms or policies applicable to the Accounts, including, without limitation, the level of finance charges and other fees applicable from time to time to the Accounts and the minimum monthly payments required on the Accounts. Except as specified in the next succeeding sentence, there are no restrictions on the Originator's ability to change the terms or policies of the Accounts or other credit card guidelines or policies, including policies on credit approval. Under the Purchase and Sale Agreement, the Originator will agree that, except as otherwise required by law or as is deemed by the Originator, in its sole discretion, based upon a good faith assessment by it of the nature of its competition, to be necessary or advisable, it will not reduce the annual percentage rate of the monthly finance charge assessed on the Receivables, if as a result of such reduction, its reasonable expectation is that the Portfolio Yield (defined below) (see 'Description of the Offered Certificates and the Agreement-- Amortization Events') would be a rate less than the Base Rate, or reduce the minimum payment terms or otherwise alter the terms of the Accounts or the policies applicable thereto, if, as a result of such change, in its reasonable expectation, an Amortization Event with respect to the Series 1996-1 Interests or any other Series of certificates would occur. While the Originator and Bridgestone/Firestone have no current intention of changing the terms of the Accounts, there can be no assurance that changes in applicable law, in the marketplace or prudent business practice might not result in a determination by the Originator and Bridgestone/Firestone to make or to consent to such a change.

     Master Trust Considerations and the Effect of the Issuance of Additional Series. The Trust, as a master trust, may issue additional Series from time to time. While the Principal Terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating Collections, provisions creating different or additional security or other credit enhancement, provisions subordinating such Series to another Series or other Series (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. As long as the Offered Certificates are outstanding, a condition to the execution of any Supplement will be that each applicable Rating Agency shall have advised the Trustee that the issuance of such Series will not result in the reduction or withdrawal of their rating of any prior outstanding Series (including the Offered Certificates). See 'Description of the Offered Certificates and the Agreement--Exchanges.' Any such determination by any such Rating Agency would not, however, provide any assurance that the issuance of any such Series would not, in fact, have a materially adverse effect on the Offered Certificates.

     In addition, certain remedies require the consent of a majority of the holders of all outstanding Series of certificates, and the interest of the holders of one Series of certificates may conflict with the interest of another Series of certificates. See 'Description of the Offered Certificates and the Agreement--Exchanges.'

     Scope of Certificate Rating. It is a condition to the issuance of the Class A Certificates that they be rated at least 'AAA' by S&P and 'Aaa' by Moody's and to the issuance of the Class B Certificates that they be rated at least 'A' by S&P and 'A2' by Moody's (the rating agency or rating agencies requested by the Transferor and initially rating any Series is herein referred to as the 'Rating Agency'). The rating of the Class A Certificates is based primarily on the credit quality of the Receivables and the terms of the subordination of the Class B Certificates, the Collateral Interest and the Subordinated Transferor Certificate. The rating of the Class B Certificates is based primarily on the credit quality of the Receivables and the terms of the subordination of the Collateral Interest and the Transferor Subordinated Certificate. The ratings of the Offered Certificates are not a recommendation to purchase, hold or sell the Offered Certificates, and such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency, if in its judgment circumstances in the future so warrant.


     Discount Option. Pursuant to the Agreement, the Transferor has the option, from time to time, to designate a fixed or variable percentage of Receivables (the 'Discount Percentage') that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any such designation would result in an increase in the amount of Finance Charge Receivables and a slower rate of payment of collections in respect of Principal Receivables than otherwise would occur. On the Closing Date, the Transferor will designate an initial Discount Percentage of 2.0%. Pursuant to the Agreement, the Transferor can increase, reduce or withdraw such Discount Percentage without notice to or the consent of the Certificateholders. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, and any provider of Enhancement and each Rating Agency of any increase, reduction or withdrawal of the Discount Percentage, and such designation will become effective only if (i) in the reasonable belief of the Transferor such designation would not cause to occur a Series 1996-1 Amortization Event or an event which with notice or the lapse of time or both would constitute a Series 1996-1 Amortization Event and
(ii) each Rating Agency confirms in writing its then current rating on any outstanding Series. See 'Description of the Offered Certificates--Discount Option.'

     Effects of Book-Entry Registration. The Offered Certificates initially will be represented by Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. As a result, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Agreement. Until such time, Certificate Owners will only be able to receive payments from, and exercise the rights of Certificateholders indirectly, through DTC, CEDEL or Euroclear and their participating organizations, and, unless a Certificate Owner requests a copy of any such report from the Trustee, Certificate Owners will receive reports and other information provided for under the Agreement only if, when and to the extent provided to Certificate Owners at such Certificate Owners' request through DTC and its participating organizations. In addition, the ability of Certificate Owners to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates. See 'Description of the Offered Certificates and the Agreement--Book-Entry Registration' and '--Definitive Certificates.'

     Effect of the Issuance of New Series. The Trust, as a master trust, is expected to issue new Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any new Series, will not be subject to the prior review or consent of holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other enhancements, provisions subordinating such Series to other Series or subordinating other Series (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the condition that the Trustee shall have received the following: (a) a Supplement in form satisfactory to the Trustee executed by the Transferor and specifying the principal terms of such Series, (b) the applicable Enhancement, if any, (c) an opinion of counsel to the effect that the newly issued Series will be characterized as either indebtedness or an interest in a partnership under existing law for Federal income tax purposes and that the issuance of the newly issued Series will not have any material adverse impact on the Federal income tax characterization of any outstanding Series that have been the subject of a previous opinion of tax counsel, (d) an agreement, if any, to provide Enhancement, (e) written confirmation from each Rating Agency that such issuance will not result in the Rating Agency's reducing or withdrawing its rating or otherwise adversely affect any rating on any then outstanding Series rated by it and (f) the existing Exchangeable Transferor Certificate or applicable Series, as the case may be. There can be no assurance, however, that the issuance of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Certificateholder.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Series 1996-1 Asset Backed Certificates will be used first to repay an outstanding Series of Investor Certificates, the Series 1995-A Certificates. The remaining balance will be paid to the Transferor. The proceeds will be distributed by the Transferor to Bridgestone/Firestone in accordance with the Participation Agreement.

                    THE TRANSFEROR AND BRIDGESTONE/FIRESTONE

     The Transferor was incorporated in Massachusetts on October 24, 1983 under the name 1200 Capital Corporation, which was later amended to Firestone Consumer Funding Corporation. On October 3, 1989, Firestone Consumer Funding Corporation filed a Certificate of Merger, merging it with Firestone Retail Credit Corporation. The Transferor was the surviving corporation. The Transferor is a nominally capitalized special purpose corporation and was organized for the limited purpose of purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purpose. The Transferor's principal executive office is located at the following address: c/o JH Management Corporation, One International Place, Suite 520, Boston, Massachusetts 02110, telephone (617) 951-7690.

     Bridgestone/Firestone, formerly named The Firestone Tire & Rubber Company, was incorporated in Ohio on March 4, 1910 and is the successor to the business founded by Harvey S. Firestone in 1900. Pursuant to a merger which became effective on May 5, 1988, Bridgestone/Firestone became a direct wholly owned subsidiary of Bridgestone Corporation, a corporation organized under the laws of Japan. On August 1, 1989, Bridgestone/Firestone adopted its current name.

     Bridgestone/Firestone is a multinational organization whose principal business is the development, manufacture and sale of a broad line of tires for passenger, truck and agricultural vehicles, in both the original equipment and replacement markets. It sells tires under Firestone, Bridgestone, Dayton and other brand names through a large network of independent dealers. Bridgestone/Firestone also provides a wide range of automotive maintenance and repair services and sells tires and automotive replacement parts and supplies through Bridgestone/Firestone operated retail stores. Other products sold by Bridgestone/Firestone include single-ply rubber roofing systems, synthetic rubber, air springs, and synthetic fibers and textiles.

                            THE CREDIT CARD PROGRAM

GENERAL

     The Receivables that the Originator has sold and will sell to the Transferor pursuant to the Purchase and Sale Agreement and which the Transferor has or will in turn transfer to the Trust pursuant to the Agreement have been and will be generated primarily from purchases charged under credit cards issued by the Originator pursuant to a private label credit card program (the 'Credit Card Program') established for customers of (a) Bridgestone/Firestone stores, which sell tires and automotive maintenance and repair products and services,
(b) dealers and marketers which have contractual arrangements with Bridgestone/Firestone to market Bridgestone/Firestone tires and related products as well as automotive maintenance and repair services and (c) certain other dealers and marketers of automotive products, which include tires and automotive maintenance and repair services, which dealers and marketers do not have such contractual arrangements with Bridgestone/Firestone (collectively, the 'Retail Establishments'). The Receivables will also include a portfolio of certain designated Receivables generated or to be generated by the Originator and existing or arising under certain accounts to be established under other credit card programs established or to be established by the Originator (the 'Alternative Programs'). See 'Description of the Offered Certificates and the Agreement-- Addition of Accounts' herein.

     The initial purpose of a credit card program was to support the merchandising efforts of The Firestone Tire & Rubber Company, now known as Bridgestone/Firestone, Inc. ('Bridgestone/Firestone'). Credit cards were first issued in 1978 to revolving account holders at company operated stores. In early 1979, the credit card program was extended to include customers of independent authorized Firestone dealers. In 1983, the program was extended again to include independent authorized dealers of Dayton and Road King tires, which are associate brands manufactured by Bridgestone/Firestone. Such credit card program was replaced in 1985 by the Credit Card Program described herein.

     In July 1989, the Credit Card Program was extended to customers of Bridgestone dealers. In 1990, the Credit Card Program was extended to unaffiliated third-parties including Merchants, Inc., and American Car Care Centers, Inc. In 1992, the program was extended to certain customers of independent dealers selling Bridgestone/Firestone manufactured private brand tires. Prior to 1993, Society National Bank ('SNB') acted as originator of the Credit Card Program. In 1993, Credit First National Association ('CFNA' or the 'Originator'), a wholly owned subsidiary of Bridgestone/Firestone, was organized for the purpose of making credit card loans and activities incidental to such purpose and replaced SNB. In 1994, the Credit Card Program with American Car Care Center, Inc. terminated. Also, in 1994, Bridgestone/Firestone introduced convenience checks drawn on the Originator for use by existing Credit Card

Program cardholders to purchase consumer merchandise. Such cash advances made via convenience checks are estimated to be less than 3% of total card sales. In 1995, the Credit Card Program was further extended to Meineke Discount Muffler Shops, Inc., an unaffiliated third-party.

     As originator of the credit cards, the Originator is responsible for all aspects of the Credit Card Program, including underwriting and granting of credit, issuance of cards and direct customer service. BFS Credit Services ('Credit Services'), a stand-alone profit center of Bridgestone/Firestone based in Brook Park, Ohio, provides certain administration and servicing functions on behalf of the Originator. The Originator earns certain Merchant Fees attributed to cardholder charges giving rise to Receivables. On the first Transfer Date, CFNA shall transfer Merchant Fees to the Trust in an amount equal to $350,000. On each Transfer Date thereafter, Merchant Fees in an amount equal to the lesser of (a) $350,000 and (b) the Merchant Fees collected by CFNA in the calendar month preceding such Transfer Date, shall be transferred to the Transferor pursuant to the Purchase and Sale Agreement. The Transferor will transfer such Merchant Fees to the Trust pursuant to the Agreement.

     The Accounts consist of eligible credit card accounts ('Eligible Accounts') established under the Credit Card Program as of or subsequent to the Cut-off Date and accounts to be established under Alternative Programs subsequent to the Cut-off Date which are designated by the Transferor as Eligible Accounts in accordance with the selection criteria relating to the addition of accounts. The Receivables will include all amounts payable by cardholders under the Accounts as of the Cut-off Date and thereafter. The Initial Invested Amounts were determined by taking into account, among other considerations, the nature of the Accounts and the Receivables.

     Account balances are created primarily by the purchase of merchandise and service from the Retail Establishments. The Trust will consequently depend on the continued ability of the Retail Establishments to generate credit sales. In addition, since many of the Retail Establishments accept other credit cards, such as American Express, Diner's Club and Carte Blanche charge cards and Visa, MasterCard and Discover credit cards, the Trust also will depend upon decisions of customers purchasing merchandise at the Retail Establishments to use the cards of the Credit Card Program and any Alternative Programs, rather than other credit cards. See 'Risk Factors--Competition in the Credit Card Industry.' The following table shows the relationship between Credit Card Program sales at Bridgestone/Firestone company operated stores and total Credit Card Program sales for the periods indicated.

                          CREDIT CARD PROGRAM SALES AT
                 BRIDGESTONE/FIRESTONE COMPANY OPERATED STORES
                                ($ IN THOUSANDS)

                                                                                       PERCENT OF
                                            CREDIT CARD                               CREDIT CARD
                                              SALES AT                                  SALES AT
                                       BRIDGESTONE/FIRESTONE-    TOTAL CREDIT    BRIDGESTONE/FIRESTONE-

YEAR ENDING DECEMBER 31,                  OPERATED STORES         CARD SALES        OPERATED STORES
------------------------------------   ----------------------    ------------    ----------------------
1989................................          $386,001             $528,610                73.02%
1990................................           409,145              568,364                71.99
1991................................           419,054              594,152                70.53
1992................................           412,470              593,284                69.52
1993................................           396,353              592,392                66.91
1994................................           401,589              618,219                64.96
1995................................           392,894              617,485                63.63
September 1996, year to date........           279,310              446,952                62.49

MARKETING AND ORIGINATION

     CFNA is responsible for the marketing of the Credit Card Program. CFNA works directly with the sales organizations of Bridgestone/Firestone and other dealers and marketers of automotive products and services. CFNA promotes each credit card program primarily through (i) communicating through a wide variety of mediums (such as point of sale displays and mail promotions) the advantages of using the credit card; (ii) coordinating the activities of Credit Services' field account representatives; and (iii) developing client incentive programs to increase credit card activity and acquire new accountholders. In addition, CFNA directs and administers various accountholder direct response programs, such as direct mail merchandise programs and other services available to accountholders, which promote the use of the credit card and generate additional revenue for the credit card operations.

NEW ACCOUNT ORIGINATION

     The Credit Authorization area ('Credit Authorization') of CFNA is responsible for (i) processing credit applications to establish new accounts,
(ii) authorizing sales to existing accounts, and (iii) managing credit limits and continually assessing credit risk. New accounts are generated primarily through Retail Establishment operations. Credit card applications are available in the Retail Establishments, whose personnel offer the Credit Card Program to customers. Customers interested in purchasing specified merchandise or services on credit may complete a credit card application in the Retail Establishment. An application may be processed either by direct telephone contact with Credit Authorization or by mailing a completed application to Credit Authorization.

     Most new accounts are opened at the point of sale in a Retail Establishment. Through the use of a direct computer link with the major credit bureaus and a computer supported credit scoring system, most decisions on new credit applications are made within three to four minutes.

     In accordance with CFNA credit card policies, Credit Authorization evaluates the ability of an applicant to repay credit card balances by applying a credit scoring model jointly developed by CFNA and outside consultants. Credit scoring is intended to provide a general indication, based upon available information (including credit bureau reports), of the applicant's willingness and ability to repay account balances. The result of the credit scoring computed for a prospective cardholder is the primary factor in determining the approval decision and the initial credit limit.

     The scores required for credit approval are established on the basis of expected profitability from the accounts. Profitability is projected on the basis of anticipated finance charge receipts as these may be offset by credit losses sustained in the accounts. The probability of losses is predicted on the basis of statistical evaluation performed by the credit scoring models which are based on past performance, periodically reviewed for statistical accuracy, of credit card accounts.

     Initial credit limits, which are based on an applicant's risk, score and, in certain cases, income, range from $300 to $2,500. Credit limits for individual accounts may be adjusted periodically based upon an evaluation of the cardholder's payment performance. Credit limits may be increased annually for accounts that exceed a pre-determined score. Credit limits on delinquent accounts may be reduced at any time if warranted by the risk score. Decisions to adjust credit limits are based upon a customer's payment history and/or credit bureau status.

BILLING AND PAYMENT

     The accounts are grouped into billing cycles. Each billing cycle has a separate monthly billing date on which the activity in the related accounts during the month ended on such billing date is processed and billed to cardholders. New accounts are assigned to billing cycles in a manner generally intended, for purposes of administrative convenience, to equalize the number of accounts in the billing cycles.

     In connection with the servicing of the Credit Card Program, Credit Services generates and mails to each cardholder at the end of each cardholder's monthly billing cycle a statement summarizing account activity, unless there is no balance, no payment due (as occurs in the 'No Payment for 90 Days' payment plan described below) or no account activity. Accordingly, cardholders must make a minimum monthly payment by the date shown on the monthly statement. The minimum monthly payment is calculated by taking 5% of the new balance resulting after a purchase of products and services that are charged to the account and rounding that amount to an even $5.00 increment. To that amount Credit Services adds any past due to establish the total minimum payment due. The minimum payment due will not be less than $10.00 except where the remaining balance plus unpaid finance charges and other fees is less than $10.00.

     A monthly finance charge is assessed on the account when the account is not paid in full. The periodic rate now ranges between 1.587% and 1.82% monthly (or between 19.04% and 21.84% per annum). The finance charge is a flat rate, based on competitive conditions. No finance charge is assessed on unpaid finance charges. The monthly finance charge is calculated by multiplying the periodic rate times the average daily balance. The average daily balance is determined, where permitted by applicable state law, by taking the beginning balance each day, subtracting any payments or credits and adding any new purchases each day. All the daily balances are added for the billing cycle and divided by the number of days in the billing cycle.


     The Originator currently has a 'No Payment for 90 Days' payment plan where if the full amount of any qualifying purchase made under such plans is not paid within the specified time (i.e., within 90 days from the initial billing date), finance charges associated with the purchase will be imposed from the date of purchase. A minimum monthly payment is not required under this plan during the 90-day period. A pay-ahead option is also available for cardholders who are not past due and who make a payment of at least twice the amount of the minimum payment due. A minimum monthly payment will not be due in the following month. There are also special promotions, in which certain rights under the credit card agreement may be waived from time to time for limited periods for qualifying purchases.

LOSS AND DELINQUENCY EXPERIENCE

     CFNA performs certain collection activity on behalf of Credit Services. Collection methods with regard to delinquent credit card receivables include collection activity by company personnel, collection agencies and attorneys in private practice.

     Delinquent cardholders who do not make scheduled payments by the payment due date may be subject to several actions. These actions include billing statement notices, collection letters, automated telephone reminders, telephone contact with collectors for accounts delinquent from 30-150 days and placement with third-party collection agencies or collection attorneys for accounts delinquent beyond 150 days. The specific action or actions depend on the number of missed payments, the dollar amount of the outstanding balance and a statistical probability of further delinquency which is developed using a customized statistical scoring model.

     An account generally is closed to further purchases when two payments are past due. Pursuant to the Agreement, Receivables in any Account will be deemed defaulted and classified as 'Defaulted Receivables' on the last day of the Collection Period following the Collection Period in which such Receivable becomes 180 days delinquent or earlier upon the Servicer's receipt of notice of bankruptcy.

     Cardholders requesting financial relief may be given a reduction in their minimum monthly payment if certain conditions are met and upon receipt of the new monthly payment amount. If qualified, the account is re-aged to current. Credit Card Program credit evaluation, servicing and charge-off policies and collection practices may change at any time in accordance with the Agreement, the Purchase and Sale Agreement and applicable law and the business judgment of the Originator and the Servicer.

     Losses and delinquencies are affected by a number of factors such as competitive behavior and general economic conditions, including consumer debt levels. Bridgestone/Firestone has informed the Transferor that it is unable to determine the extent to which, if any, loss and delinquency experience described herein reflects the influence of these or other factors.

     The following tables set forth the historical default and delinquency experience for the Receivables generated in Eligible Accounts under the Credit Card Program. The statistics are with respect to payments by cardholders for the Collection Periods noted. There can be no assurance, however, that default and delinquency experience for the Receivables in the future will be similar to the historical experience.

                             DEFAULTED RECEIVABLES
                                ($ IN THOUSANDS)

                                                              NINE COLLECTION       TWELVE COLLECTION PERIODS
                                                              PERIODS ENDING           ENDING DECEMBER 18,
                                                               SEPTEMBER 18,     --------------------------------
                                                                   1996            1995        1994        1993
                                                              ---------------    --------    --------    --------
Average Receivables Outstanding(1).........................      $ 448,907       $457,317    $445,293    $418,862
Defaulted Receivables(2):
Contractual Past-due aging (210 days past due).............      $  29,143       $ 28,234    $ 21,102    $ 21,593
Bankrupt/Other.............................................          8,628          9,416       8,106       8,925
Less--Recoveries(3)........................................         (5,694)        (6,448)     (6,576)     (7,064)
                                                              ---------------    --------    --------    --------
  Net Defaulted Receivables................................      $  32,077       $ 31,202    $ 22,632    $ 23,454
  Percent per annum of Average
     Receivables Outstanding...............................           9.53%          6.82%       5.08%       5.60%

------------------
(1) Average Receivables Outstanding is a thirteen-point average. It averages the December 19 receivables balance at the start of the first Collection Period ending in the year indicated with the ending balances of each of the twelve Collection Periods ending in the year indicated (or in the case of 1996, with the ending balance of each of the nine Collection Periods through September 18, 1996).

(2) 'Contractual Past-due aging' Defaulted Receivables represent those Receivables deemed Defaulted Receivables on the last day of the Collection Period following the period in which such Receivable becomes 180 days delinquent. 'Bankrupt' Defaulted Receivables represents those Receivables deemed Defaulted Receivables upon the Servicer's notice of bankruptcy.

(3) Recoveries are gross account receivable recoveries. They are not net of collection costs and commission.

                             AVERAGE DELINQUENCIES
                                ($ IN THOUSANDS)

                               NINE COLLECTION                  TWELVE COLLECTION PERIODS ENDING DECEMBER 18,
                               PERIODS ENDING         -----------------------------------------------------------------
                                SEPTEMBER 18,

                                    1996                        1995                        1994                1993
                          -------------------------   -------------------------   -------------------------   ---------
                          AMOUNT(1)   PERCENTAGE(2)   AMOUNT(1)   PERCENTAGE(2)   AMOUNT(1)   PERCENTAGE(2)   AMOUNT(1)
                          ---------   -------------   ---------   -------------   ---------   -------------   ---------
Delinquent Receivables:
   1-30 Days............  $  63,650        14.18%     $  64,633        14.13%     $  67,425        15.14%     $  78,719
  31-60 Days............     19,820         4.42         18,932         4.14         17,007         3.82         19,630
  61-90 Days............      9,169         2.04          8,042         1.76          6,694         1.50          7,208
  91-180 Days...........     15,123         3.37         12,081         2.64          9,460         2.13          9,672
  Average Receivables
    Outstanding.........  $ 448,907       100.00%     $ 457,317       100.00%     $ 445,293       100.00%     $ 418,862


                          PERCENTAGE(2)
                          -------------
Delinquent Receivables:
   1-30 Days............       18.79%
  31-60 Days............        4.69
  61-90 Days............        1.72
  91-180 Days...........        2.31
  Average Receivables
    Outstanding.........      100.00%

------------------
(1) Average amounts outstanding of Delinquent Receivables and total receivables are calculated by the thirteen-point average method, described in Footnote 1 of the table titled 'Defaulted Receivables.'

(2) Percentages are calculated by dividing Delinquent Receivables by Average Receivables Outstanding for the applicable period.

REVENUE EXPERIENCE

     The following table sets forth the gross revenues from monthly finance charge billings for the Collection Periods noted. The table includes only the Receivables and finance charge billings generated in Eligible Accounts under the Credit Card Program.

     The historic gross revenue figures in the table are calculated on an as billed basis and represent amounts billed to cardholders before deduction of charge-offs, reductions due to fraud, returned goods and customer disputes and other expenses. Future cash collections on Receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of monthly finance charges may exceed cash as amounts collected on Receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash may exceed billings of monthly finance charges as amounts collected in a current period may include amounts billed during prior periods. However, the Transferor believes that during the periods shown, revenues on a billed basis closely approximated revenues on a cash basis. Revenues from monthly finance charges on both a billed and a cash basis will be affected by numerous factors, including the monthly finance charges on principal receivables, the percentage of cardholders who pay off their balances in full each month and do not incur monthly finance charges on purchases, the number of promotional programs offered to cardholders and changes in the delinquency rate on the Receivables.

                               REVENUE EXPERIENCE
                                ($ IN THOUSANDS)

                                                              NINE COLLECTION       TWELVE COLLECTION PERIODS
                                                              PERIODS ENDING           ENDING DECEMBER 18,
                                                               SEPTEMBER 18,     --------------------------------
                                                                   1996            1995        1994        1993
                                                              ---------------    --------    --------    --------
Average Start-of-Month Receivables(1)......................      $ 449,771       $456,513    $444,147    $417,475
Finance Charges Billed(2)..................................      $  58,856       $ 81,026    $ 78,828    $ 78,547
Finance Charges Billed as Percentage of Average Receivables
  Outstanding..............................................          17.45%         17.75%      17.75%      18.81%

------------------

(1) 'Average Start-of-Month Receivables' is a twelve-point average. It averages the receivables balances at the start of each of the twelve Collection Periods ending in the year indicated. It differs from the Average Receivables in the 'Defaulted Receivables' and 'Average Delinquencies' tables, which are thirteen-point averages.

(2) Finance Charges are as billed during the Collection Periods noted in each column, adjusted for rebated finance charges and accruals of 'No Payment for 90 Days' finance charges.

PROMOTIONS

     The Credit Card Program features a 'No Payment for 90 Days' payment plan which is intended to increase sales to existing cardholders and to generate new accounts. Under this program, if customers pay the full purchase price of merchandise or services within 90 days from the initial billing date, the finance charges associated with the initial purchase will not be imposed on the account. If the customer does not pay the full purchase price within the specified 90-day period, finance charges associated with the purchase will be imposed from the date of purchase.

     Special financing programs are offered to customers from time to time to promote merchandise and service sales and the greater utilization of the Credit Card Program. The most frequently offered program is a deferred payment program in which customers may be allowed to defer their payment obligations for a period generally ranging from two to six months. Typically, finance charges accrue during the deferral period.

THE ACCOUNTS

     The following tables summarize the portfolio of Active and Creditworthy Accounts in the Credit Card Program by various criteria as of September 30, 1996. An Account is an 'Active Account' if it currently has a balance. An Account is a 'Creditworthy Account' if it does not currently have a balance, but it has had a balance within the last 17 months and is eligible for further sales. Given the specialized nature of the eligible merchandise and services offered under the Credit Card Program, customers typically use their credit cards infrequently. Because the future composition of the Credit Card Program portfolio will change over time, these tables are not necessarily indicative of future results.

As of September 30, 1996, the Active and Creditworthy Accounts in the Credit Card Program totaled 4,289,184 Accounts and Receivables outstanding totaled $435,910,099. Approximately 10.53%, 9.21%, 8.93% and 5.75% of the Total
Receivables Outstanding related to Account holders having billing addresses in Texas, Florida, California and Ohio, respectively. Economic and social conditions in these states may negatively impact the ability of obligors in such states to pay their outstanding card balances in a timely manner or to pay such balances at all. Not more than 5% of the Receivables related to Account holders having billing addresses in any other single state.

      COMPOSITION OF ACTIVE AND CREDITWORTHY ACCOUNTS BY TYPE OF RETAILER
                            AS OF SEPTEMBER 30, 1996

                                                                          PERCENTAGE                     PERCENTAGE
                                                              NUMBER       OF TOTAL                       OF TOTAL
                                                                OF          NUMBER       RECEIVABLES     RECEIVABLES
CARD PROGRAM PARTICIPANTS                                    ACCOUNTS     OF ACCOUNTS    OUTSTANDING     OUTSTANDING
----------------------------------------------------------   ---------    -----------    ------------    -----------
Bridgestone/Firestone operated stores and Participating
  Dealers.................................................   4,040,958        94.21%     $420,471,205        96.46%
Third-Party Dealers and marketers without contractual
  arrangements............................................     248,226         5.79        15,438,895         3.54
                                                             ---------    -----------    ------------    -----------
     Total................................................   4,289,184       100.00%     $435,910,099       100.00%

        COMPOSITION OF ACTIVE AND CREDITWORTHY ACCOUNTS BY CREDIT LIMIT
                            AS OF SEPTEMBER 30, 1996

                                                                          PERCENTAGE                     PERCENTAGE
                                                                           OF TOTAL                       OF TOTAL
                                                             NUMBER OF      NUMBER       RECEIVABLES     RECEIVABLES

CREDIT LIMIT(1)                                              ACCOUNTS     OF ACCOUNTS    OUTSTANDING     OUTSTANDING
----------------------------------------------------------   ---------    -----------    ------------    -----------
$0(2).....................................................     265,025          6.2%     $ 61,492,900        14.1%
$100 to $500..............................................     360,190          8.4        41,499,281         9.5
$600 to 1,000.............................................   1,848,572         43.1       156,143,445        35.8
$1,100 to $1,500..........................................   1,081,816         25.2        66,306,727        15.2
$1,600 to $2,000..........................................     686,955         16.0       105,567,049        24.2
$2,100 or More............................................      46,626          1.1         4,900,698         1.1
                                                             ---------    -----------    ------------    -----------
     Total................................................   4,289,184        100.0%     $435,910,099       100.0%

                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------

(1) Credit limits are in increments of $100.

(2) Credit policy sets credit limit to $0 for any cardholder 90 days or more delinquent.

      COMPOSITION OF ACTIVE AND CREDITWORTHY ACCOUNTS BY ACCOUNTS BALANCE
                            AS OF SEPTEMBER 30, 1996

                                                                          PERCENTAGE                     PERCENTAGE
                                                                           OF TOTAL                       OF TOTAL
                                                             NUMBER OF      NUMBER       RECEIVABLES     RECEIVABLES
ACCOUNT BALANCE                                              ACCOUNTS     OF ACCOUNTS    OUTSTANDING     OUTSTANDING
----------------------------------------------------------   ---------    -----------    ------------    -----------
Credit Balance(1).........................................      16,939        0.39%      $   (684,627)      (0.16)%
No Balance(2).............................................   3,081,723       71.85                 --          --
$.01 to $100..............................................     221,279        5.16         10,524,448        2.41
$101 to $200..............................................     194,116        4.53         29,148,835        6.69
$201 to $300..............................................     187,853        4.38         46,886,809       10.76
$301 to $400..............................................     167,179        3.90         58,401,262       13.40
$401 to $500..............................................     133,773        3.12         59,891,809       13.74
$501 to $600..............................................      88,741        2.07         48,508,844       11.13
$601 to $1,000............................................     139,075        3.24        104,878,819       24.06
$1,001 and up.............................................      58,506        1.36         78,353,900       17.97
                                                             ---------    -----------    ------------    -----------
     Total................................................   4,289,184       100.0%      $435,910,099       100.0%

------------------

(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts currently with a credit balance are included, as Receivables may be generated with respect thereto in the future.

(2) Accounts currently with no balance are included, as Receivables may be generated with respect thereto in the future.

             COMPOSITION OF ACTIVE AND CREDITWORTHY ACCOUNTS BY AGE
                            AS OF SEPTEMBER 30, 1996

                                                                          PERCENTAGE                     PERCENTAGE
                                                                           OF TOTAL                       OF TOTAL
                                                             NUMBER OF      NUMBER       RECEIVABLES     RECEIVABLES
AGE(1)                                                       ACCOUNTS     OF ACCOUNTS    OUTSTANDING     OUTSTANDING
----------------------------------------------------------   ---------    -----------    ------------    -----------
Under 6 months............................................     300,988        7.02%      $ 50,382,519       11.56%
6 months to 1 year........................................     295,649        6.89         39,070,155        8.96
1-2 years.................................................     675,884       15.76         75,596,531       17.34
2-3 years.................................................     537,860       12.54         43,669,963       10.02
3-4 years.................................................     481,247       11.22         30,800,234        7.07
4-5 years.................................................     497,923       11.61         26,455,882        6.07
5-6 years.................................................     339,263        7.91         24,042,440        5.52
6-7 years.................................................     257,738        6.01         21,423,891        4.91
7-8 years.................................................     171,169        3.99         16,259,922        3.73
8-9 years.................................................     109,710        2.56         11,910,929        2.73
9-10 years................................................     103,387        2.41         12,281,658        2.82
10 years or older.........................................     518,366       12.09         84,015,975       19.27
                                                             ---------    -----------    ------------    -----------
     Total................................................   4,289,184       100.0%      $435,910,099       100.0%

------------------

(1) Age is calculated based on the initial opening of the account.

                              MATURITY ASSUMPTIONS

     The Agreement provides that the Controlled Amortization Period will commence three years after the Closing Date and that the Rapid Amortization Period will commence on the earlier of the day on which (i) an Amortization Event occurs or is deemed to occur and (ii) the Class A Invested Amount has been reduced to zero. Although it is anticipated that principal payments will be made on the Class A Certificates in an amount equal to the Controlled Amortization Amount beginning on the December, 1999 Distribution Date and on the Class B Certificates beginning on the November, 2000 Distribution Date, no assurance can be given in that regard. Payments of principal are scheduled to be made on the Class A Certificates on each Distribution Date during the Controlled

Amortization Period in an amount equal to the lesser of (a) the Controlled Amortization Amount and (b) (i) the product of the Fixed Allocation Percentage and all Principal Collections in respect of the applicable Collection Period (other than Reallocated Principal Collections that are used to pay Required Amounts due on the Class A Certificates, Class B Certificates and the Collateral Interest) plus (ii) certain other amounts. Based on the following assumptions, among others: cardholder monthly payment rates for the Accounts not being less than 7.893% of Aggregate Receivables (before giving effect to Discount Option Receivables) (which rate is below the average monthly payment rate shown in the 'Monthly Payment Rates' table below), Aggregate Receivables (before giving effect to Discount Option Receivables) being constant, the Defaulted Receivables and the Finance Charge Collections (before giving effect to finance charges manufactured from Discount Option Receivables) as a percentage of Aggregate Receivables (before giving effect to Discount Option Receivables) remaining constant at the levels indicated in the tables above for the Collection Period ended September 18, 1996, the Series 1992-B Certificates are not outstanding and revolving, there is sharing of principal among Series, no Amortization Event, Servicer Event of Default (defined below) or default by the Transferor under the Purchase and Sale Agreement occurring during the Controlled Amortization Period and a Discount Percentage of 2.0% is exercised, the Transferor believes that there will be sufficient funds on each Distribution Date of the Controlled Amortization Period to pay the Controlled Amortization Amount on such date. However, the actual rate of payment of principal to Certificateholders will depend, among other factors, on the rate of repayment, the rate of default by cardholders and the amount of Aggregate Receivables.

     In the event of the occurrence of an Amortization Event, the Rapid Amortization Period will begin on the day on which such Amortization Event occurs or is deemed to occur. During the Rapid Amortization Period, distributions of principal to Class A Certificateholders will not be subject to the Controlled Amortization Amount. Principal Collections allocable to the Certificateholders' Interest will no longer be distributed to the Transferor but instead will be distributed as principal payments to the Class A Certificateholders and, following the final principal payment to the Class A Certificateholders, to the Class B Certificateholders. Although the Transferor believes that the likelihood of an Amortization Event occurring is remote, there can be no assurance that an Amortization Event will not occur. See 'Description of the Offered Certificates and the Agreement-- Amortization Events.'

     The following table sets forth the cardholder payment rates for Eligible Accounts under the Credit Card Program. For the groups of nine or twelve Collection Periods noted, the table gives the lowest payment rate for any Collection Period, the highest payment rate for any Collection Period, and the average payment rate for all nine or twelve Collection Periods. The payment rate for any Collection Period represents the payments received under Eligible Accounts for the Collection Period, divided by the Receivables outstanding under Eligible Accounts as of the beginning of such Collection Period. Payments shown in the table include amounts which would be deemed Principal Collections and Finance Charge Collections (except Recoveries on Defaulted Receivables, certain credit-related insurance proceeds and Merchant Fees) under the Agreement.

                             MONTHLY PAYMENT RATES


                                                                             TWELVE COLLECTION
                                                                                  PERIODS
                                                      NINE COLLECTION       ENDING DECEMBER 18,
                                                       PERIODS ENDING     -----------------------
PAYMENT RATE                                           SEPT. 18, 1996     1995     1994     1993
---------------------------------------------------   ----------------    -----    -----    -----
Low................................................         11.00%        11.60%   11.30%   12.14%
High...............................................         13.34%        13.07%   12.87%   13.62%
Average............................................         12.51%        12.30%   12.41%   13.20%

     The amount of Collections may vary from period to period, due to seasonal variations, general economic conditions and payment habits of individual cardholders. Accordingly, there can be no assurance that future cardholder monthly payment rate experience, and thus the rate at which Certificateholders could expect to receive payments of principal on their Offered Certificates during any Rapid Amortization Period, will be similar to the historical experience shown above. See 'Risk Factors.'

                           THE LETTER OF CREDIT BANK

     The Servicer Letter of Credit and Transferor Letter of Credit has been issued by The Sumitomo Bank, Limited, New York Branch (the 'Letter of Credit Bank'), a New York state licensed branch of The Sumitomo Bank, Limited (the 'Bank'). Upon request therefor, the Bank will provide without charge to each person to whom this Prospectus is delivered, a copy of the annual report of the Bank which contains the consolidated statements of the Bank for fiscal year ended 1995. Written requests should be sent to The Sumitomo Bank, Limited, New York Branch, 277 Park Avenue, New York, NY 10172 Attention: Loan Operations.

           DESCRIPTION OF THE OFFERED CERTIFICATES AND THE AGREEMENT

     The Series 1996-1 Interests will be issued pursuant to the Agreement, as supplemented by the Series 1996-1 Supplement, each entered into among the Transferor, the Servicer and the Trustee, substantially in the forms filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Agreement, the Transferor may execute further Supplements thereto between the Transferor and the Trustee in order to issue additional Series. See '--Exchanges.' The Trustee will provide a copy of the Agreement (without exhibits or schedules), including any Supplements, to Offered Certificateholders without charge upon written request. The following summary describes certain terms of the Agreement and the Series 1996-1 Supplement.

GENERAL

     The Class A Certificates and the Class B Certificates will represent undivided interests in the Trust, including the right to receive the Class A Invested Percentage and the Class B Invested Percentage, respectively, of all Collections received with respect to the Receivables in the Trust. The Trust Assets will consist of the following: (i) the Receivables existing on or created after the Cut-off Date under the Accounts established under the Credit Card Program, (ii) Receivables arising under designated Accounts established under Alternative Programs, (iii) all amounts due or to become due on or after the Cut-off Date, (iv) all Recoveries with respect to previously Defaulted Receivables, net of reasonable expenses of the Servicer incurred and deducted from such amounts or payments, (v) the right to receive certain Merchant Fees attributed to cardholder charges giving rise to Receivables, (vi) all of the Transferor's right, title and interest under the Purchase and Sale Agreement and the Participation Agreement, (vii) the proceeds of the Servicer Letter of Credit and the Transferor Letter of Credit, (viii) all moneys on deposit in the Collection Account and any other accounts established for the benefit of any other Series (which other accounts will not be available to Certificateholders),
(ix) payments made in respect of Enhancements issued with respect to any other Series (the drawing on or payment of such Enhancement not being available to Certificateholders) and (x) all proceeds of any of the foregoing. The term 'Enhancement' is defined in the Agreement as any letter of credit, liquidity facility, guaranteed rate agreement, maturity guaranty, facility, cash collateral account, cash collateral guaranty, tax protection agreement, interest rate swap or other contract or agreement for the benefit of the certificateholders of any Series issued by the Trust. As of the Closing Date, the Initial Class A Invested Amount will be $200,000,000 and the Initial Class B Invested Amount will be $28,205,129.

     The Transferor will initially hold the interest (the 'Transferor Interest') not represented by the Series 1996-1 Interests, the Bridgestone/Firestone Certificate and any other Series of certificates issued or to be issued. The Transferor Interest will be evidenced by the Exchangeable Transferor Certificate and will represent an undivided interest in the Trust, which may vary from month to month. The Transferor has participated its interest in the Exchangeable Transferor Certificate to Bridgestone/Firestone pursuant to the Participation Agreement and will participate its interest in the Subordinated Transferor Certificate to Bridgestone/Firestone pursuant to the Participation Agreement. The issuance of the Class B Certificates, the Collateral Interest and the Subordinated Transferor Certificate are conditions precedent to the issuance of the Class A Certificates. The issuance of the

Collateral Interest and the Subordinated Transferor Certificate are conditions precedent to the issuance of the Class B Certificates.

     Interest will accrue on the unpaid principal amount of the Class A Certificates at a per annum rate equal to the Class A Certificate Rate and, except as otherwise provided herein, be distributed to the Class A Certificateholders monthly on each Distribution Date, commencing December, 1996, in an amount equal to Class A Monthly Interest. 'Class A Monthly Interest' equals, with respect to any Distribution Date, one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of principal made to the Class A Certificateholders on such Distribution Date) or, with respect to the first Distribution Date, the Initial Class A Invested Amount, provided, however, that with respect to the initial Distribution Date, Class A Monthly Interest shall equal $788,388.89.


     Interest will accrue on the unpaid principal amount of the Class B Certificates at a per annum rate equal to the Class B Certificate Rate and, except as otherwise provided herein, be distributed to the Class B Certificateholders monthly on each Distribution Date, commencing December, 1996, in an amount equal to Class B Monthly Interest. 'Class B Monthly Interest' equals, with respect to any Distribution Date, one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the outstanding principal balance of the Class B Certificates as of the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of principal made to the Class B Certificateholders on such Distribution Date) or, with respect to the first Distribution Date, the Initial Class B Invested Amount, provided, however, that with respect to the initial Distribution Date, Class B Monthly Interest shall equal $116,949.43.

     No principal payments will be made to the Class A Certificateholders until the Distribution Date occurring in December, 1996, or, upon the occurrence of an Amortization Event as described herein. No principal payments will be made to the Class B Certificateholders until the final principal payment has been made to the Class A Certificateholders. No principal payments will be made to the Collateral Interest Holder until the final principal payment has been made to the Class B Certificateholders. The holder of the Subordinated Transferor Certificate will not receive any payments of principal until the Offered Certificateholders and the Collateral Interest Holder have received all payments of principal due them. On each Distribution Date with respect to the Revolving Period (and, at the option of the Servicer, more frequently), Principal Collections allocable to the Certificateholders' Interest will, subject to certain limitations, including certain Excess Finance Charge Collections and the reallocation of any Reallocated Principal Collections with respect to the related Collection Period, be applied as Shared Principal Collections and the balance will be paid to the Transferor in respect of the Transferor Interest to maintain the Class A Invested Amount, the Class B Invested Amount, the Collateral Interest Invested Amount and the Subordinated Transferor Amount.

     Unless and until an Amortization Event shall have occurred, on each Distribution Date with respect to the Controlled Amortization Period, all Principal Collections allocable to the Certificateholders' Interest plus certain other amounts comprising Class A Monthly Principal and principal allocable to the Class B Certificates and the Collateral Interest and certain other amounts will no longer be paid to the Transferor as described above but instead an amount thereof up to the Controlled Amortization Amount will be distributed to the Class A Certificateholders. Any such collections in excess of the Controlled Amortization Amount will be paid to the Transferor in respect of the Transferor Interest.

     Distributions of principal and interest on the Offered Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Certificateholders in whose name the Offered Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the 15th day of the calendar month preceding such Distribution Date (each a 'Record Date') (however, the final payment on any Offered Certificates will be made only upon presentation and surrender of such Offered Certificate). Distributions will be made to DTC in immediately available funds.

     The Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ('DTC') (together with any successor depository selected by the Transferor, the 'Depository') except as set forth below. The interests of holders of beneficial interests in the Class A Certificates and the Class B Certificates ('Certificate Owners') will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Offered Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner will be entitled to receive a certificate representing such person's interest in the Offered Certificates. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the 'Participants') and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See '--Book-Entry Registration' and '--Definitive Certificates.'

BOOK-ENTRY REGISTRATION

     Holders of the Certificates or the Offered Certificates (the 'Offered Certificates') may hold through DTC (in the United States) or, solely in the case of the Offered Certificates, CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through CEDEL or Euroclear.

     Cede, as nominee for DTC, will hold the Offered Certificates. CEDEL and Euroclear will hold omnibus positions in the Offered Certificates on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the 'Depositaries'), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between DTC's participating organizations (the 'Participants') will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     For a description of transfers between persons holding directly or indirectly through DTC, see also 'Global Clearance, Settlement and Tax Documentation Procedures' in Annex II to this Prospectus.

     Cedel Bank, societe anonyme ('CEDEL') is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in 'Global Clearance, Settlement and Tax Documentation Procedures' in Annex II of the Prospectus. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the 'Euroclear Operator' or 'Euroclear'), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Offered Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Federal Income Tax Consequences' herein and 'Global Clearance, Settlement and Tax Documentation Procedures' in Annex II to this Prospectus. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available)

or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in 'Global Clearance, Settlement and Tax Document Procedures' in Annex II to this Prospectus.

DEFINITIVE CERTIFICATES

     The Offered Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees (the 'Definitive Certificates'), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Offered Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of a Servicer Event of Default, Certificate Owners representing in the aggregate not less than a majority of the aggregate invested amount of all Series then issued and outstanding advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through any Depository is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee, through DTC, is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC to the Trustee of the Definitive Certificates representing the Offered Certificates and instructions for re-registration, the Trustee will issue the Offered Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ('Holders').

     Distributions of principal and interest on the Offered Certificates will be made by the Paying Agent directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest and principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Offered Certificate (whether Definitive Certificates or the Offered Certificates registered in the name of Cede representing the Offered Certificates), however, will be made only upon presentation and surrender of such Offered Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the day of such final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

CONVEYANCE OF RECEIVABLES


     Pursuant to the Agreement, the Transferor has transferred and assigned to the Trust all of its right, title and interest in and to Eligible Receivables in the Accounts outstanding as of the Cut-off Date, all of the Eligible Receivables thereafter created under the Eligible Accounts and the proceeds of all of the foregoing (including Recoveries with respect to previously charged-off Receivables). Prior to such transfer and assignment, and pursuant to the Purchase and Sale Agreement, the Originator sold to the Transferor all Eligible Receivables existing under the Eligible Accounts as of the Cut-off Date. Pursuant to the Purchase and Sale Agreement, provided, among other things, that the Transferor is not in default of its obligations under the Purchase and Sale Agreement and no Servicer Event of Default or Originator insolvency shall have occurred, the Originator has agreed to sell and assign to the Transferor, and the Transferor has agreed to purchase from the Originator, on each business day, all Eligible Receivables arising in the Accounts. On the Closing Date, the Trustee will authenticate the Offered Certificates and deliver such Offered Certificates to the Transferor which will in turn deliver the Offered Certificates to the Underwriters against payment of the net proceeds of the sale of the Offered Certificates. The Trustee will also deliver a newly issued Exchangeable Transferor Certificate and the Subordinated Transferor Certificate to the Transferor.

     In connection with the sale of the Receivables by the Originator to the Transferor and the transfer of the Receivables by the Transferor to the Trust, the Originator and Bridgestone/Firestone will indicate in their computer files that such Receivables have been sold to the Transferor and then transferred to the Trust and the Transferor will indicate in its files that such Receivables have been transferred from the Transferor to the Trust. Bridgestone/Firestone, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other consumer accounts and receivables and neither the computer files nor the physical documentation relating to the Accounts or Receivables will be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. The Originator will file one or more financing statements under the Uniform Commercial Code in accordance with Ohio state law to perfect the Transferor's interest in the Receivables. The Transferor, in turn, will file one or more financing statements in accordance with Massachusetts state law to perfect the Trust's interest in the Receivables. See 'Risk Factors' and 'Certain Legal Aspects of the Receivables.'

ADDITION OF ACCOUNTS

     The Accounts consist of Eligible Accounts established under the Credit Card Program as of and subsequent to the Cut-off Date. In addition, the Transferor is permitted (subject to certain limitations and conditions) to designate from time to time eligible Accounts established under Alternative Programs ('Eligible Alternative Accounts') and to convey to the Trust Receivables of such Eligible

Additional Accounts, whether such Receivables are then existing or thereafter created until either the Ten Percent Number Test (as defined below) or Ten Percent Aggregate Test (as defined below) is met. Thereafter, if the Transferor has not obtained the consent of the applicable rating agencies, as described below, additional accounts and additional receivables from Alternative Programs shall not be transferred to the Trust.

     Such 'Alternative Programs' are programs for which CFNA underwrites and originates Accounts and Receivables and may include, but are not limited to, the establishment of additional private label credit card programs and the offering of general purpose credit cards. As of the Closing Date, the Originator has not established any of these Alternative Programs. The 'Ten Percent Number Test' is determined as of any date on which Alternative Accounts are to be added to the Trust and met when the number of Eligible Alternative Accounts as of such date equals 10% of the number of all Accounts in the Trust as of such date. The 'Ten Percent Aggregate Test' is determined as of any date on which Alternative Accounts are to be added to the Trust and met when the dollar amount of Receivables from such Eligible Alternative Accounts as of such date equals 10% of the Aggregate Receivables as of such date. See 'Description of the Offered Certificates and the Agreement--Addition of Accounts.'

     Once the Transferor has met the Ten Percent Number Test or the Ten Percent Aggregate Test, the Transferor must request written confirmation from the applicable rating agencies to transfer to the Trust additional Accounts related to an Alternative Program and all Receivables arising from such Accounts.

     In addition and subject to certain limitations set forth in the Agreement, on an annual basis, the Transferor will be permitted to include additional Eligible Accounts and all Eligible Receivables arising from such Eligible Accounts up to an aggregate number equal to 20% of the total number of Eligible Accounts at the start of such calculation period in the Trust without written confirmation from the applicable rating agencies.

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth in the next succeeding sentence, on each Determination Date on which the Transferor Amount (plus the B/F Amount and any amounts available under the Transferor Letter of Credit) exceeds 7% of the aggregate invested amount of all outstanding Series of certificates issued by the Trust, the Transferor may, but shall not be obligated to, accept all Receivables and proceeds thereof from certain Accounts offered to it by the Trustee ('Removed Accounts'), without notice to the Certificateholders, in an aggregate amount not greater than the lesser of (a) the excess of the Transferor Amount (plus amounts available to be drawn under the Transferor Letter of Credit or the Transferor Escrow Account plus the B/F Amount) over 7% of the Aggregate Certificateholders' Interest and (b) 5% of Aggregate Receivables on such date of removal. The Transferor may, at its sole discretion, accept such offer in an aggregate amount equal to an amount not greater than the excess of the Transferor Amount (plus the B/F Amount and any amounts available under the Transferor Letter of Credit) over 7% of the aggregate invested amount of all outstanding Series of certificates issued by the Trust. The Transferor is permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the conditions set forth in the Agreement, including the following conditions: (i) the Trustee shall have executed and delivered to the Transferor a written reassignment and the Transferor shall have delivered a computer file or microfiche list containing a true and complete list of all Accounts in the Trust after such removal, the Accounts to be identified by account number, (ii) the Transferor shall represent and warrant that no selection procedure used by the Transferor which is adverse to the interests of the certificateholders was utilized in selecting the Removed Accounts, (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause an Amortization Event to occur, (iv) the Transferor shall have delivered written notice twenty days prior to such removal to each Rating Agency which has rated any outstanding Series and prior to the date on which such Receivables are to be removed the Trustee shall have received confirmation from each Rating Agency of its intention not to reduce or withdraw the rating of any Series of certificates as a result of such removal and (v) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above.

EXCHANGES

     The Agreement provides for the Trustee to issue four types of certificates:
(i) one or more Series of certificates which generally are transferable and have the characteristics described below, (ii) the Bridgestone/Firestone Certificate, which is currently and will continue to be held by Bridgestone/Firestone and which generally is not transferable, (iii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Interest, and (iv) the Subordinated Transferor Certificate, a certificate of the Transferor which evidences an interest subordinate to the Transferor Certificate. The Exchangeable Transferor Certificate was initially held by the Transferor and participated to Bridgestone/Firestone pursuant to a Participation Agreement by and between the Transferor and Bridgestone/Firestone (the 'Participation Agreement'). The Subordinated Transferor Certificate will also be participated to Bridgestone/Firestone pursuant to the Participation Agreement. The Agreement also provides that, pursuant to any one or more Supplements, the Transferor may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the certificates evidencing any Series of certificates to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate. Under the Agreement, the Transferor may define, with respect to any newly issued Series: (i) its name or designation, (ii) its initial principal amount (or method for calculating such amount), (iii) its coupon rate (or formula for the determination thereof), (iv) the interest payment date or dates and the date or dates from which interest shall accrue,
(v) the method for allocating collections to certificateholders, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (vii) the percentage used to calculate monthly servicing fees, (viii) the minimum transferor interest percentage, (ix) the minimum amount of Aggregate Receivables required to be maintained by the Transferor, (x) the issuer and terms of any Enhancement with respect thereto, (xi) the base rate applicable to such Series, (xii) the terms on which the certificates of such Series may be repurchased by the Transferor or remarketed to other investors,
(xiii) the Series termination date, (xiv) any deposit into any account maintained for the benefit of certificateholders, (xv) the number of classes of such Series, and if more than one class, the rights and priorities of each such class, (xvi) the extent to which the certificates of such Series will be issuable in bearer form and any limitations imposed thereon, (xvii) the priority of any Series with respect to any other Series, (xviii) the rights of the holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series and (xix) any other relevant terms (all such terms, the 'Principal Terms' of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the Transferor will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series or otherwise adversely affect any rating on any then outstanding Series, including the Offered Certificates. The Transferor may offer any Series to the public under a Disclosure Document in transactions either registered under the Act or exempt from registration thereunder directly, through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. See Annex I for a listing of Outstanding Series. The Transferor may offer, from time to time, additional Series.

     The Agreement provides that the Transferor may perform Exchanges and define Principal Terms such that each Series has a period during which amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization periods while other Series are not. Thus, certain Series may be in their revolving periods, while other Series are amortizing. Moreover, each Series may have the benefits of a form of Enhancement issued by issuers different from the issuers of the form of Enhancement with respect to any other Series. Under the Agreement, the Trustee shall hold any such Enhancement only on behalf of the Series with respect to which each relates. Likewise, with respect to each such Enhancement, the Transferor may deliver a different form of Enhancement agreement. The Agreement also provides that the Transferor may specify different coupon rates and monthly servicing fees with respect to each Series. Finance Charge Collections not used to pay interest on the certificates, the monthly servicing fee, the investor default amount or investor charge-offs with respect to any Series will be allocated as provided in such form of Enhancement agreement, if applicable. The Transferor also has the option under the Agreement to vary between Series the terms upon which a Series may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or classes within a Series may have different priorities. No Series of certificates may be senior to this Series 1996-1 Interests. The Class B Certificates will be subordinate to the Class A Certificates but not to any other Series of certificates. The Collateral Interest and the Subordinated Transferor Certificate will be subordinated to the Class A and Class B Certificates but not to any other Series of Certificates. There is no limit to the number of Exchanges that the Transferor may perform under the Agreement. The Trust will terminate only as provided in the Agreement.


     Under the Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Transferor may perform an Exchange by notifying the Trustee, at least five days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series:
(i) its initial principal amount (or method for calculating such amount) and
(ii) its certificate rate. On the date of the Exchange, the Agreement provides that the Trustee will issue any such Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that certificates of such Series will be characterized as either indebtedness or an interest in a partnership under existing law for Federal income tax purposes and that the issuance of such Series will not materially adversely impact the Federal income tax characterization of any outstanding Series that have been the subject of a previous opinion of counsel,
(iii) the Enhancement, if any, and the form of Enhancement agreement, if any, with respect thereto executed by the Transferor and the provider of the form of Enhancement, (iv) written confirmation from the applicable Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series or otherwise adversely affect any rating on any then outstanding Series and (v) the existing Exchangeable Transferor Certificate and the applicable certificates of the Series to be exchanged, if applicable. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchange Series, if applicable, and issue the new Series and a new Exchangeable Transferor Certificate.

COVENANTS, REPRESENTATIONS AND WARRANTIES

     The Transferor will covenant to the Trustee for the benefit of all certificateholders of all Series which from time to time may have an interest in the Trust that, as to the Receivables and the Accounts, unless cured within 60 days from the earlier to occur of the discovery of such event by the Transferor or Bridgestone/Firestone or receipt of notice by the Transferor or Bridgestone/Firestone from the Trustee, the Servicer or the Originator, the Transferor will accept the transfer of any Receivable which is determined to be an Ineligible Receivable. Additionally, the Transferor covenants in the Agreement to accept, under certain conditions, the transfer of each Receivable which is subject to certain specified liens immediately upon the discovery of such liens.

     The Transferor shall accept the transfer of any Receivable as described above (an 'Ineligible Receivable') by paying the principal balance of such Receivables to the Trust (the 'Transfer Deposit Amount'). In the event that such payment is not made, the principal balance of such Receivables shall be deducted from the amount of Aggregate Receivables used to calculate the Transferor Interest; provided, however, that if such deduction would reduce the Transferor Interest below zero or would otherwise not be permitted by law, the principal balance of such Receivables shall be deducted from the B/F Amount. In the event that such removal would reduce the B/F Amount below zero, such Ineligible Receivable shall not be removed from the Trust. Any such deposit shall be treated as a collection of such Receivable and be allocated as provided in the Agreement. Such remedy with respect to such breach will constitute the sole remedy of the Certificateholders in the event of any such breach.

     In the Agreement, the Transferor has made additional representations and warranties as to the following: (i) the organization and good standing of the Transferor and the legality and enforceability of the Agreement against the Transferor, (ii) that the Agreement constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created in the applicable Accounts, and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest in such Receivables and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders), which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be, (iii) that all material information with respect to the Accounts and Receivables provided to the Trustee was true and correct in all material respects as of the Closing Date, (iv) each Receivable conveyed to the Trust is free and clear of liens (except for liens which may be permitted by the Agreement), (v) the Transferor has obtained all consents, licenses, approvals or authorizations required in connection with the conveyance of the Receivables to the Trust, (vi) the due qualification of the Transferor, (vii) the due authorization of the Transferor to execute and deliver the Purchase and Sale Agreement, the Participation Agreement, the Agreement and the Series 1996-1 Interests, (viii) the creation of a binding obligation of the Transferor by the Purchase and Sale Agreement, the Participation Agreement and the Agreement, (ix) the non-violation by the execution and delivery of the Purchase and Sale Agreement, the Participation Agreement, the Agreement and the Series 1996-1 Interests of any agreement binding the Transferor or its property, (x) the non-existence of any proceedings threatening the transfer of the Receivables or the issuance of the Series 1996-1 Interests and (xi) the eligibility of each Receivable. In the event that any of the representations and warranties described in clauses (ii), (iii), (iv), (v) and (viii) above are not true and correct and such event has a material adverse effect on the interests of holders of the certificates of all Series, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the outstanding principal balance of all Series, by written notice to the Transferor (and to the Trustee and the Servicer, if given by the certificateholders), may direct the Transferor to purchase all certificates of all Series outstanding (including the Series 1996-1 Interests) within 60 days of such notice. The Transferor shall be obligated to purchase all Series on a Distribution Date occurring within such applicable period, unless the representations and warranties shall then be satisfied in all material respects and any adverse effect on the certificateholders caused thereby shall have been cured. The purchase price for the certificates shall be equal to the aggregate invested amount of all Series on the Record Date related to the applicable payment date on which the purchase is scheduled to be made plus an amount equal to all interest accrued but unpaid on all Series at the applicable certificate rates through the end of the interest accrual periods of such Series. The payment of such purchase price into the Collection Account in immediately available funds will be considered a prepayment in full of all Receivables and will be paid in full to the certificateholders upon presentation and surrender of their certificates. The obligations described above shall be the sole remedies respecting the foregoing representations, warranties and events available to the Trustee or the certificateholders. Pursuant to the Participation Agreement, Bridgestone/Firestone will agree, for the benefit of the Trustee, to purchase from the Transferor any Ineligible Receivable repurchased by the Transferor from the Trust and any certificates purchased by the Transferor as described above.

     An 'Eligible Receivable' is defined to mean each receivable (i) which has risen under an Eligible Account or an Eligible Alternative Account (as defined below), (ii) which was created in compliance with all requirements of law and pursuant to an accountholder agreement which complies with all requirements of law in either case other than those with respect to which there is no reasonable likelihood that a failure to comply could have a material adverse effect upon certificateholders, (iii) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery and performance of the related accountholder agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which the Trust will at all times have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except those permitted by the Agreement), (v) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant to the Trust of a perfected security interest therein (and in the proceeds thereof) which is prior to any interest of all third-parties, effective until the termination of the Trust, (vi) which will at all times be the legal, valid and binding payment obligation of the accountholder thereof enforceable against such accountholder in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vii) which constitutes either an 'account' or a 'general intangible' under and as defined in Article 9 of the UCC as then in effect in the States of New York and Ohio and the Commonwealth of Massachusetts, (viii) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Agreement, (ix) which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses and adjustments permitted by the Agreement to be made by the Servicer, (x) as to which each of the Originator and the Transferor has satisfied all obligations to be fulfilled pursuant to the credit card agreement or in connection with the transfer of the Receivable at the time of transfer of the Receivable to the Trust or at the time of sale of such Receivable to the Transferor and (xi) as to which the Originator and the Transferor have done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or certificateholders therein. An 'Eligible Account' is defined to mean an account (i) which has been established under the Credit Card Program, (ii) which is denominated in U.S. dollars, (iii) the credit card or cards related to which have not been reported lost or stolen, (iv) the obligor on which has provided, as its most recent billing address, an address with a zip code in the United States or its territories or possessions, (v) which is not an account of an obligor in bankruptcy or an account as to which the Servicer has any confirmed record of any fraud-related activity, and (vi) the Receivables in which have not been charged off or the account itself has not been closed prior to its billing cycle cut-off date. An 'Eligible Alternative Account' is defined to mean an account (i) which has been established under an Alternative Program subsequent to the Closing Date, (ii) which has been designated by the Transferor in accordance with the criteria relating to the Addition of Accounts, (iii) which is denominated in U.S. dollars, (iv) the credit card or cards related to which have not been reported lost or stolen, (v) the obligor on which has provided, as its most recent billing address, an address with a zip code in the United States or its territories or possessions, (vi) which is not an account of an obligor in bankruptcy or an account as to which the Servicer has any confirmed record of any fraud-related activity, and (vii) the Receivables in which have not been charged off or the account itself has not been closed prior to its billing cycle cut-off date.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Agreement for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the necessity of filing additional UCC financing statements or other filings as may be required under state law to continue the Trust's perfection of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

COLLECTION ACCOUNT

     The Trustee has caused to be established and maintained an account with respect to the Certificates (the 'Collection Account') for deposit of Collections received from the Servicer. Funds on deposit in the Collection Account shall be invested in one or more Permitted Investments maturing no later than the next succeeding Transfer Date. Net investment earnings on funds in the Collection Account will be paid monthly to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Agreement.

     The term 'Permitted Investments' means (a) investments having maturities at the date of purchase of not later than the next succeeding Transfer Date in the following: (i) obligations issued by, or the principal of and interest on which is fully guaranteed by, the United States of America; (ii) commercial paper rated A-1+ by S&P, F-1+ by Fitch Investors Service, Inc. ('Fitch') and P-1 by Moody's; (iii) certificates of deposit, other deposits or bankers' acceptances, which are rated A-1+ by S&P, F-1+ by Fitch and P-1 by Moody's, or money market funds rated A-1+ by S&P, F-1+ by Fitch and P-1 by Moody's, (iv) investments in money market funds having the highest long-term rating granted by the applicable Rating Agency and maintained by commercial banks having unimpaired capital and unimpaired surplus of at least $500,000,000; (v) eurodollar time deposits that have been rated A-1+ by S&P and F-1+ by Fitch and P-1 by Moody's; and (vi) repurchase agreements involving any of the Permitted Investments described in clauses (i) through (iv) above so long as the other party to the repurchase agreement has the rating described in clause (ii) above and (vii) any other investment the applicable Rating Agency confirms will not adversely affect any ratings of the Series 1996-1 Interests and (b) demand deposit or time deposits in any institution described in clause (iii) above.

SUBORDINATION OF THE CLASS B CERTIFICATES

     The Class B Certificate will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Invested Amount may be reduced if the Collateral Interest Invested Amount and the Subordinated Transferor Amount are equal to zero. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Collection Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to, and the amounts available to be distributed with respect to interest on, the Class B Certificateholders will be reduced. No principal will be paid to the Class B Certificateholders until the Class A Invested Amount is paid in full. See 'Risk Factors--Effect of Subordination' and '--Allocation Percentages,' '--Reallocated Principal Collections' and '--Additional Amounts Available to Certificateholders.'

ALLOCATION PERCENTAGES

     Pursuant to the Agreement, for each Collection Period the Servicer will allocate Finance Charge Collections (including Recoveries on Defaulted Receivables and Merchant Fees), all Principal Collections and the amount of all Defaulted Receivables (defined below) (see '--Defaulted Receivables; Recoveries; Rebates and Fraudulent Charges') among the Class A Interest, the Class B Interest, the Collateral Interest, the Subordinated Transferor Interest, any other Series of certificates issued by the Trust, the B/F Interest and, in the case of Principal Collections and the amount of Defaulted Receivables, the Transferor Interest. Finance Charge Collections will be allocated at all times to the Class A Interest, the Class B Interest, the Collateral Interest and the Subordinated Transferor Interest based on the percentage equivalent of the ratio which the amount of the Class A Invested Amount, the Class B Invested Amount, the Collateral Interest Invested Amount or the Subordinated Transferor Amount, as applicable, on the last day of the immediately preceding Collection Period bears to the amount of Aggregate Receivables in the Trust, or, with respect to Finance Charge Collections, bears to the sum of the numerators used to calculate the Invested Percentage with respect to Finance Charge Collections for all Series of certificates outstanding during such Collection Period and the B/F Percentage (the 'Class A Floating Allocation Percentage,' the 'Class B Floating Allocation Percentage,' the 'Collateral Interest Floating Allocation Percentage' and the 'Subordinated Transferor Floating Allocation Percentage,' in each case with respect to Finance Charge Collections). The amount of Defaulted Receivables will be allocated to the Class A Interest, the Class B Interest, the Collateral Interest and the Subordinated Transferor Interest based on the percentage equivalent of the ratio which the Class A Invested Amount, the Class B Invested Amount, the Collateral Interest Invested Amount and the Subordinated Transferor Amount, as applicable, on the last day of the immediately preceding Collection Period bears to the Aggregate Receivables on the last day of the immediately preceding Collection Period (the 'Class A Floating Allocation Percentage,' the 'Class B Floating Allocation Percentage,' the 'Collateral Interest Floating Allocation Percentage' and the 'Subordinated Transferor Floating Allocation Percentage,' in each case with respect to the amount of Defaulted Receivables). During the initial Collection Period following the Closing Date, the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage, the Collateral Interest Floating Allocation Percentage and the Subordinated Transferor Floating Allocation Percentage will be calculated by reference to the date of such issuance. During the Revolving Period, all Principal Collections will be allocated and paid to the Transferor (except for Reallocated Principal Collections used to pay Required Amounts on the Class A Certificates, Class B Certificates and the Collateral Interest, as described under '--Reallocation of Cash Flows' and Shared Principal Collections distributable to the holder of the Bridgestone/Firestone Certificate in accordance with its interest in the Trust) but not exceeding the Transferor Interest after giving effect to any purchases of Receivables. During the Controlled Amortization Period and any Rapid Amortization Period, all Principal Collections will be allocated to the Class A Interest, the Class B Interest, the Collateral Interest and the Subordinated Transferor Interest based on the percentage equivalent of the ratio which the Class A Invested Amount, the Class B Invested Amount, the Collateral Interest Invested Amount and the Subordinated Transferor Amount, as applicable, each as of the last day of the Revolving Period, bears to the greater of (a) the Aggregate Receivables on the last day of the prior Collection Period and (b) the sum of the numerators used to calculate the Invested Percentage with respect to Principal Collections for all Series of certificates outstanding for such Collection Period (the 'Class A Fixed Allocation Percentage', the 'Class B Fixed Allocation Percentage', the 'Collateral Interest Fixed Allocation Percentage' and the 'Subordinated Transferor Fixed Allocation Percentage', as applicable) and the remainder will be allocated to the Transferor Interest and to the B/F Interest.

     'Class A Invested Amount' for any date means an amount equal to the initial principal balance of the Class A Certificates, minus the amount of principal payments made to Class A Certificateholders prior to such date and minus the excess, if any, of the aggregate amount of Class A Investor Charge-Offs (as defined below) for all Distribution Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates preceding such date.

     'Class B Invested Amount' for any date means an amount equal to (i) the initial principal balance of the Class B Certificates, minus (ii) the amount of principal payments made to Class B Certificateholders prior to such date, minus
(iii) the aggregate amount of Class B Investor Charge-Offs (as defined below) for all prior Distribution Dates, minus (iv) the aggregate amount of Class B Reallocated Principal Collections for all prior Distribution Dates, minus (v) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described herein and plus (vi) the amount of Excess Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii),
(iv) and (v).

     'Collateral Interest Invested Amount' for any date means an amount equal to
(i) the initial principal balance of the Collateral Interest, minus (ii) the amount of principal payments made to the Collateral Interest Holder prior to such date, minus (iii) the aggregate amount of Collateral Interest Investor Charge-Offs (as defined below) for all prior Distribution Dates, minus (iv) the aggregate amount of Collateral Interest Reallocated Principal Collections for all prior Distribution Dates, minus (v) an amount equal to the aggregate amount by which the Collateral Interest Invested Amount has been reduced to fund the Class A and Class B Investor Default Amount on all prior Distribution Dates as described herein, and plus (vi) the amount of Excess Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v).

     'Subordinated Transferor Amount' for any date means an amount equal to (i) the initial principal balance of the Subordinated Transferor Certificate, minus
(ii) the amount of principal payments made to the holder of the Subordinated Transferor Certificate prior to such date, minus (iii) the aggregate amount of Subordinated Transferor Charge-Offs (as defined below) for all prior Distribution Dates, minus (iv) the aggregate amount of Subordinated Transferor Reallocated Principal Collections for all prior Distribution Dates, minus (v) an amount equal to the aggregate amount by which the Subordinated Transferor Amount has been reduced to fund the Class A, Class B and Collateral Interest Investor Default Amount on all prior Distribution Dates as described herein, and plus
(vi) the amount of Excess Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v).

     'Invested Amount' means the sum of the Class A Invested Amount, the Class B Invested Amount, the Collateral Interest Invested Amount and the Subordinated Transferor Amount.

     'Transferor Percentage' means (i) when used with respect to Principal Collections during the Revolving Period and the amount of Defaulted Receivables, 100% minus the sum of the applicable Floating Allocation Percentages with respect to all Series of certificates then issued and outstanding and 1% (the 'B/F Percentage') and (ii) when used with respect to Principal Collections during the Controlled Amortization Period and any Rapid Amortization Period, 100% minus the sum of the Fixed Allocation Percentages with respect to all Series of certificates then issued and outstanding and the B/F Percentage.

     As a result of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage, the Collateral Interest Floating Allocation Percentage and the Subordinated Transferor Floating Allocation Percentage, Finance Charge Collections allocated to the Class A and Class B
Certificateholders, Collateral

Interest Holder and the Subordinated Transferor Certificateholder may change each Collection Period based on the relationship between the amount of the Class A Invested Amount, the Class B Invested Amount, the Collateral Interest Invested Amount and the Subordinated Transferor Amount to the aggregate invested amount of all Series of certificates issued by the Trust. In addition, the portion of Defaulted Receivables allocated to the Class A and Class B Certificateholders, Collateral Interest Holder and the Subordinated Transferor Certificateholder will change each Collection Period based in part on the relationship of the amount of the Class A Invested Amount, the Class B Invested Amount, the Collateral Interest Invested Amount and the Subordinated Transferor Amount to the Aggregate Receivables on the last day of the immediately preceding Collection Period. The numerator used to calculate the Fixed Allocation Percentage each day during the Controlled Amortization Period or any Rapid Amortization Period will remain fixed; however, the denominator used to calculate such percentage may increase or decrease from time to time.

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT

     The Servicer, no later than the second business day following the date of processing, will deposit into the Collection Account any payment collected by the Servicer on the Receivables and will make the allocations and payments described below to the Collection Account and the parties shown below on the day of such deposit; provided, however, that for so long as Bridgestone/Firestone is the Servicer, and either (i) the unsecured short-term debt ratings of the Letter of Credit Bank have not been reduced below A-1+ or F-1+ by the applicable Rating Agency or withdrawn by the Rating Agency for a period in excess of 35 days of notice to the Servicer thereof, and at least five business days remain prior to the expiration of the Servicer Letter of Credit, (ii) the Servicer has delivered to the Trustee a substitute Servicer Letter of Credit issued by a financial institution whose unsecured short-term debt ratings are A-1+ and F-1+ by the applicable Rating Agency and at least five business days remain prior to the expiration of such substitute Servicer Letter of Credit or (iii) the Trustee has drawn the full amount available under the Servicer Letter of Credit and deposited the proceeds of such demand into a segregated trust account available to the Trustee in the event the Servicer fails to timely remit Collections to the Collection Account, then the Servicer may use for its own benefit all such Collections up to the amount of the Servicer Letter of Credit until the business day preceding the Distribution Date, at which time the Servicer will make a deposit to the Collection Account in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this proviso not applied.

     While Collections are held by the Servicer pending deposit into the Collection Account, the Servicer shall be permitted to use such funds for its own benefit and the certificateholders of all Series (including the Certificateholders) are subject to risk of loss, including risk of loss resulting from the bankruptcy or insolvency of the Servicer. The Servicer Letter of Credit will be available in the event that Bridgestone/Firestone as Servicer fails to deposit the required amount of Collections into the Collection Account on the business day prior to any Distribution Date, including any such failure caused by the bankruptcy or insolvency of Bridgestone/Firestone as Servicer. The Servicer will not pay to the Trust any fee for use of the Collections. See 'Risk Factors--Commingling.' Under the Agreement, the Collections on the Receivables

for any Collection Period will be allocated such that all finance charges billed or accrued in respect of Receivables in the prior Collection Period (less the aggregate amount of finance charges billed or accrued on Accounts in prior periods which are rebated to cardholders during such Collection Period) will be deemed Finance Charge Collections and the remaining amount of such Collections will be deemed Principal Collections. Notwithstanding the foregoing, Recoveries received in any Collection Period shall be treated as Finance Charge Collections for such Collection Period for all purposes. In addition, when any Discount Percentage is in effect, certain Principal Receivables will be deemed to be Finance Charge Receivables and the collections thereon will be treated as Finance Charge Collections. Merchant Fees received or accrued in any Collection Period shall also be treated as Finance Charge Collections for such Collection Period for all purposes.

     If the amount in respect of Finance Charge Collections to be deposited into the Collection Account on any Distribution Date pursuant to the preceding sentence exceeds the sum of (a) the Class A Monthly Interest for such Distribution Date, any overdue Class A Monthly Interest (plus any additional interest accrued on such overdue Class A Monthly Interest), the Class A Investor Default Amount, the Class B Monthly Interest for such Distribution Date, any overdue Class B Monthly Interest (plus any additional interest accrued on such overdue Class B Monthly Interest), the Collateral Interest Monthly Interest for such Distribution Date and any overdue

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Collateral Interest Monthly Interest (plus any additional interest accrued on such overdue Collateral Interest Monthly Interest for such Distribution Date) and (b) the Class A Monthly Servicing Fee, the Class B Monthly Servicing Fee, the Collateral Interest Monthly Servicing Fee and the Subordinated Transferor Monthly Servicing Fee (collectively, the 'Monthly Servicing Fee'), the Servicer may deduct the Monthly Servicing Fee (see '--Servicing Compensation and Payment of Expenses'), and during the Revolving Period, the Class A Investor Default Amount, the Class B Investor Default Amount, the Collateral Interest Investor Default Amount and the Subordinated Transferor Default Amount (which will be distributed to the Transferor in respect of the Transferor Interest, but not in an amount exceeding the Transferor Interest on such day (after giving effect to any new Receivables transferred to the Trust on such day)) from the net amount to be deposited into the Collection Account.

APPLICATION OF COLLECTIONS

     Any amounts in respect of Principal Collections not distributed to the Transferor because such Principal Collections would exceed the Transferor Interest (after giving effect to any new Receivables transferred to the Trust for the Collection Period relating to such Determination Date) ('Unallocated Principal Collections') will be held in the Collection Account until distributable to the Transferor or, if the Controlled Amortization Period or the Rapid Amortization Period has commenced, on each Distribution Date all or a portion thereof will be treated as part of Class A Monthly Principal. Any Transfer Deposit Amounts, Adjustment Payments and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of an Amortization Event caused by the bankruptcy or insolvency of the Transferor or Bridgestone/Firestone or in connection with the Final Series 1996-A Termination

Date will also be deposited into the Collection Account immediately upon receipt and will be allocated as Principal Collections or Finance Charge Collections, as applicable.

THE LETTERS OF CREDIT

     Bridgestone/Firestone as Servicer has delivered to the Trustee the Servicer Letter of Credit. The Servicer Letter of Credit will be available, up to its stated amount, to cover any shortfall in Collections allocated to any Series and required to be deposited into the Collection Account by the Servicer. The Servicer Letter of Credit shall provide that the Trustee may make a demand thereunder on any day on which Bridgestone/Firestone as Servicer fails to remit to the Collection Account the full amount of Collections required to be remitted pursuant to the Agreement. The amount of any such demand shall be equal to the difference between the total Collections required to be so deposited and the total Collections actually so deposited. The initial stated amount of the Servicer Letter of Credit shall be $45,000,000. The proceeds of any drawing on the Servicer Letter of Credit will be allocated among all outstanding Series of certificates (including the Series 1996-1 Interests issued by the Trust). Such allocations will be performed in much the same manner as are allocations of Collections (generally speaking, such allocations will be based on the ratio of the Invested Amount to the Aggregate Receivables). During the period that Bridgestone/Firestone is the Servicer, if aggregate Collections at any time held by the Servicer exceed the amount available under the Servicer Letter of Credit, the Servicer shall deposit all such Collections in excess of the amount available under the Servicer Letter of Credit into the Collection Account no later than the second business day after the date of processing thereof.

     In the event that either the unsecured short-term debt rating of the Letter of Credit Bank is lowered below A-1+, P-1 or F-1+ by the applicable Rating Agency, then within 35 days of notice to the Servicer of such event (or immediately if such rating is reduced to or below A-2, P-2 or F-2 by the applicable Rating Agency) or in the event that five business days or less remain prior to the expiration of the Servicer Letter of Credit, Bridgestone/Firestone shall either (i) commence depositing Collections into the Collection Account within two business days of the date of processing thereof or (ii) deliver to the Trustee an irrevocable letter of credit substantially identical to the Servicer Letter of Credit (a 'Substitute Servicer Letter of Credit') issued by a financial institution whose unsecured short-term debt is rated A-1+, P-1 or F-1+ by the applicable Rating Agency or (iii) only in the event that the unsecured short-term debt rating of the Servicer Letter of Credit Bank is lowered below A-1+, P-1, or F-1+ by the applicable Rating Agency, the Trustee shall draw on the Servicer Letter of Credit in full and deposit the proceeds of such drawing in a segregated trust account maintained for the benefit of the certificateholders of all Series. Any amounts on deposit in such account shall be invested in Permitted Investments. The Trustee shall withdraw funds from such account under the same circumstances as it would have

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
drawn under the Servicer Letter of Credit. Upon the earlier of (x) the delivery to the Trustee of a Substitute Servicer Letter of Credit meeting the requirements described in clause (ii) above or (y) the originally scheduled expiration date of the Servicer Letter of Credit, the Trustee shall release to the Letter of Credit Bank any funds on deposit in such account.

     The Transferor Letter of Credit will be delivered to the Trustee on the Closing Date. The Transferor Letter of Credit will be available, up to its stated amount, to cover any shortfall in payments allocated to any Series and required to be deposited into the Collection Account by the Transferor. The Transferor Letter of Credit shall provide that the Trustee may make a demand thereunder on any day on which the Transferor fails to make any required deposit to the Collection Account in respect of Adjustment Payments (see '--Defaulted Receivables; Recoveries; Rebates and Fraudulent Charges' below). The amount of any such demand shall be the difference between the amount of any required Adjustment Payment and the amount in respect thereof actually deposited into the Collection Account. The Transferor Letter of Credit shall be issued by the Letter of Credit Bank and shall have an initial stated amount of $15,000,000. The proceeds of any drawing on the Transferor Letter of Credit will be allocated among all outstanding Series of certificates (including the Series 1996-1 Interests issued by the Trust). Such allocations will be performed in much the same manner as are allocations of Collections (generally speaking, such allocations will be based on the ratio of the Invested Amount to the Aggregate Receivables).

     In the event that either the unsecured short-term debt rating of the Letter of Credit Bank is lowered below A-1+, P-1 or F-1+ (the 'Required Rating') by the applicable Rating Agency, then within 35 days of notice to the Servicer of such event (or immediately if such rating is reduced to or below A-2, P-2 or F-2 by the applicable Rating Agency) or in the event that five business days or less remain prior to the expiration of the Transferor Letter of Credit, either (i) there shall be delivered to the Trustee an irrevocable letter of credit substantially similar to the Transferor Letter of Credit (a 'Substitute Transferor Letter of Credit') issued by a financial institution whose unsecured short-term debt is rated A-1+, P-1 or F-1+ by the applicable Rating Agency or
(ii) only in the event that the unsecured short-term debt rating of the Letter of Credit Bank has been lowered below A-1+, P-1 or F-1+ by the applicable Rating Agency, the Trustee shall draw on the Transferor Letter of Credit in full and deposit the proceeds of such drawing in a segregated trust account maintained for the benefit of the certificateholders of all Series. Any amounts on deposit in such account shall be invested in Permitted Investments. The Trustee shall withdraw funds from such account under the same circumstances as it would have drawn under the Transferor Letter of Credit. Upon the earlier of (x) the delivery to the Trustee of a Substitute Transferor Letter of Credit meeting the requirements described in clause (i) above or (y) the originally scheduled expiration date of the Transferor Letter of Credit, the Trustee shall release to the Letter of Credit Bank any funds on deposit in such account. If the Transferor Letter of Credit expires and is not replaced, an Amortization Event may occur if the sum of the Transferor Amount and the B/F Amount does not equal at least 7% of the aggregate invested amounts of the outstanding Series of certificates issued by the Trust. See '--Amortization Events.'

     The Letter of Credit Bank's unsecured short-term debt rating has been reduced to A-1, which is below the Required Ratings and the full amount of the proceeds from the Servicer Letter of Credit are currently held in a segregated trust account available to the Trustee in the event Bridgestone/Firestone fails to timely remit Collections to the Collection Account. In addition, the full amount of the proceeds from the Transferor Letter of Credit are held in a segregated trust account available to the Trustee to cover any shortfall in payments required to be deposited in the Collection Account by the Transferor.

     After any drawing under either the Servicer Letter of Credit or the Transferor Letter of Credit for any reason other than a clerical error by the Servicer or Transferor or a drawing resulting from a lowering of the Letter of Credit Bank's short-term debt rating, then (i) Bridgestone/Firestone will begin daily deposits of Collections into the Collection Account, (ii) the Letter of Credit Bank may, at its option, terminate the Servicer Letter of Credit upon 21 days advance notice to the Servicer and (iii) the Transferor shall purchase Class A REMARCs in order to increase the Transferor Amount to a level such that the sum of the Transferor Amount and the B/F Amount equals at least 7% of the aggregate invested amounts of the outstanding Series of certificates issued by the Trust, after which time the Transferor Letter of Credit may be terminated.

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REALLOCATION OF CASH FLOWS

     On each Determination Date, the Servicer will determine the Class A Required Amount, the Class B Required Amount and the Collateral Interest Required Amount. The 'Class A Required Amount' means the amount, if any, by which the sum of Class A Monthly Interest, any overdue Class A Monthly Interest (with interest thereon), the Class A Investor Default Amount and the Class A Monthly Servicing Fee for such Collection Period exceeds the funds allocable to the Class A Certificates to pay such amounts. The 'Class B Required Amount' means the amount, if any, by which the sum of Class B Monthly Interest, any overdue Class B Monthly Interest (with interest thereon) and the Class B Monthly Servicing Fee for such Collection Period exceeds the funds allocable to the Class B Certificates to pay such amounts. The 'Collateral Interest Required Amount' means the amount, if any, by which the sum of Collateral Interest Monthly Interest, any overdue Collateral Interest Monthly Interest (with interest thereon) and the Collateral Interest Monthly Servicing Fee for such Collection Period exceeds the funds allocable to the Collateral Interest to pay such amounts. The 'Required Amount' shall equal the sum of the Class A, Class B and Collateral Interest Required Amounts.

     If Finance Charge Collections allocable to interest for any Collection Period are insufficient to pay the Required Amount, Excess Finance Charge Collections will be used to pay the Required Amount with respect to such Distribution Date. See '--Excess Finance Charge Collections.' If such Excess Finance Charge Collections are insufficient to pay the Required Amount, Principal Collections allocable to the Subordinated Transferor Interest, the Collateral Interest and the Class B Interest will then be used to fund the remaining Required Amount. See '--Reallocated Principal Collections.' If Reallocated Principal Collections with respect to any Collection Period are insufficient to fund the remaining Required Amount for such Collection Period, then a portion of the Subordinated Transferor Amount, the Collateral Interest Invested Amount and the Class B Invested Amount, as applicable, may be reduced for the benefit of interests senior to such interests. In the event of such reductions, Excess Finance Charge Collections in subsequent periods, if any, will be used to increase the Class B Invested Amount, Collateral Interest Invested Amount and the Subordinated Transferor Amount, as applicable (but not in excess of the initial invested amounts). See '--Additional Amounts Available to Certificateholders.'

     In certain instances, Principal Collections and certain other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to the certificateholders of such other series, may be applied to cover principal payments due to or for the benefit of the holders of the Series 1996-1 Interests. See '--Shared Principal Collections.' In addition, Finance Charge Collections in excess of the amounts necessary to make required payments with respect to certificates of other outstanding series will be applied to cover shortfalls with respect to Finance Charge Collections allocable to the Series 1996-1 Interests. See '--Sharing of Excess Finance Charge Collections.'

DISTRIBUTIONS FROM THE COLLECTION ACCOUNT

     On any day on which the Servicer makes a deposit into the Collection Account with respect to the Revolving Period, the Servicer will withdraw from the Collection Account and pay to the Transferor an amount equal to the aggregate amount of such deposits in respect of Principal Collections (other than Reallocated Principal Collections used to pay Required Amounts due on the Class A Certificates, Class B Certificates and the Collateral Interest), but not exceeding the Transferor Interest on such day (after giving effect to any new Receivables transferred to the Trust on such day). On any day on which the Servicer makes a deposit into the Collection Account with respect to the Controlled Amortization Period and any Rapid Amortization Period, the Servicer will withdraw from the Collection Account and pay to the Transferor an amount equal to the Transferor's Percentage of the amount of such deposits in respect of Principal Collections, except that the amount of such payments with respect to Principal Collections shall not exceed the amount of the Transferor Interest on such day (after giving effect to any new Receivables transferred to the Trust on such day). On any such day, the Servicer shall also withdraw from the Collection Account and pay to Bridgestone/Firestone, as holder of the Bridgestone/Firestone Certificate, the B/F Percentage of the aggregate amount of such deposits in respect of Principal Collections and Finance Charge Collections.

     There will also be deposited into the Collection Account, Collections which are not allocable to the Series 1996-1 Interests, the Bridgestone/Firestone Certificate or the Transferor (i.e., such Collections will be allocable to other Series, including the Series 1992-B Certificates). Such Collections will be distributed as provided in the

Supplement to the Agreement relating to such other Series and will not be available for distribution to the Certificateholders.

     The Servicer shall apply or shall cause the Trustee to apply the funds on deposit in the Collection Account allocable to the Series 1996-1 Interests with respect to each Distribution Date in the priority set forth below:

     (a) An amount equal to the Class A Floating Allocation Percentage of Finance Charge Collections deposited in the Collection Account for the collection Period immediately preceding such Distribution Date will be distributed in the following priority:

          (i) an amount equal to the Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid on a prior Distribution Date, plus any additional interest for such Distribution Date, plus the amount of any additional interest with respect to interest amounts that were due but not paid on a prior Distribution Date, will be distributed to the Class A Certificateholders;

          (ii) an amount equal to the aggregate Class A Investor Default Amount for such Distribution Date will be distributed to the Transferor in respect of the Transferor Interest on Distribution Dates with respect to the Revolving Period (unless such amount has been previously netted against deposits to the Collection Account), but not exceeding the Transferor Interest (after giving effect to any new Receivable transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments;

          (iii) an amount equal to the Class A Monthly Servicing Fee for such Distribution Date will be distributed to the Servicer (unless such amount has been previously netted against deposits to the Collection Account) (in the event Bridgestone/Firestone is not the Servicer, amounts described in this clause (iii) shall have priority over the amounts described in clause
     (ii) above); and

          (iv) the balance, if any, will constitute a portion of Excess Finance Charge Collections and will be allocated and distributed as described under '--Excess Finance Charge Collections.'

     (b) An amount equal to the Class B Floating Allocation Percentage of Finance Charge Collections deposited in the Collection Account for the Collection Period immediately preceding such Distribution Date will be distributed in the following priority:

          (i) an amount equal to the Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid on a prior Distribution Date, plus any additional interest for such Distribution Date, plus the amount of any additional interest with respect to interest amounts that were due but not paid on a prior Distribution Date, will be distributed to the Class B Certificateholders;

          (ii) an amount equal to the Class B Monthly Servicing Fee for such Distribution Date will be distributed to the Servicer (unless such amount has been previously netted against deposits to the Collection Account); and

          (iii) the balance, if any, will constitute a portion of Excess Finance Charge Collections and will be allocated and distributed as described under '--Excess Finance Charge Collections.'

     (c) An amount equal to the Collateral Interest Floating Allocation Percentage of Finance Charge Collections deposited in the Collection Account for the Collection Period immediately preceding such Distribution Date will be distributed in the following priority:

          (i) an amount equal to the Collateral Interest Monthly Interest for such Distribution Date, plus the amount of any Collateral Interest Monthly Interest previously due but not paid on a prior Distribution Date, plus any additional interest for such Distribution Date, plus the amount of any additional interest with respect to interest amounts that were due but not paid on a prior Distribution Date, will be distributed to the Collateral Interest Holders;

          (ii) an amount equal to the Collateral Interest Monthly Servicing Fee for such Distribution Date will be distributed to the Servicer (unless such amount has been previously netted against deposits to the Collection Account); and

          (iii) the balance, if any, will constitute a portion of Excess Finance Charge Collections and will be allocated and distributed as described under '--Excess Finance Charge Collections.'

     (d) An amount equal to the Subordinated Transferor Floating Allocation Percentage of Finance Charge Collections deposited in the Collection Account for the Collection Period immediately preceding such Distribution Date will be distributed in the following priority:

          (i) an amount equal to the Subordinated Transferor Monthly Servicing Fee for such Distribution Date will be distributed to the Servicer (unless such amount has been previously netted against deposits to the Collection Account); and

          (ii) the balance, if any, will constitute a portion of Excess Finance Charge Collections and will be allocated and distributed as described under '--Excess Finance Charge Collections.'

     (e) For each Distribution Date with respect to the Revolving Period, the remaining funds on deposit in the Collection Account allocable to the Class A and Class B Certificates, the Collateral Interest and the Subordinated Transferor Certificate (other than certain Excess Finance Charge Collections and Reallocated Principal Collections) will be applied as Shared Principal Collections and the balance will be distributed to the Transferor in respect of the Transferor Interest.

     (f) For each Distribution Date with respect to the Controlled Amortization Period or any Rapid Amortization Period, the remaining funds on deposit in the Collection Account allocable to the Class A and Class B Certificates, the Collateral Interest and the Subordinated Transferor Certificate (other than certain Excess Finance Charge Collections and Reallocated Principal Collections) will be distributed as follows:

          (i) an amount equal to Class A Monthly Principal for such Distribution Date will be distributed to the Class A Certificateholders until the Class A Invested Amount is paid in full;


          (ii) once the Class A Invested Amount is paid in full, the remaining amount will be distributed to the Class B Certificateholders until the Class B Invested Amount is paid in full;

          (iii) once the Class B Invested Amount is paid in full, the remaining amount will be distributed to the Collateral Interest Holder until the Collateral Interest Invested Amount is paid in full;

          (iv) once the Collateral Interest Invested Amount is paid in full, the remaining amount will be distributed to the holder of the Subordinated Transferor Certificate until the Subordinated Transferor Amount is paid in full;

          (v) an amount equal to the balance of any such remaining funds on deposit in the Collection Account will be paid to the Transferor in respect of the Transferor Interest up to the amount of the Transferor Interest; and

          (vi) an amount equal to the balance will be applied as Shared Principal Collections, to the extent necessary, and the remainder will be distributed to the Transferor in respect of the Transferor Interest.

     Class A Monthly Interest means, with respect to any Distribution Date, the Class A Monthly Interest equals one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of principal made to the Class A Certificateholders on such Distribution Date) or, with respect to the first Distribution Date, the Initial Class A Invested Amount, provided, however, that with respect to the initial Distribution Date, Class A Monthly Interest shall equal $788,388.89.

     Class B Monthly Interest means, with respect to any Distribution Date, the Class B Monthly Interest equals one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the outstanding principal balance of the Class B Certificates as of the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of principal made to the Class B Certificateholders on such Distribution Date) or, with respect to the first Distribution Date, the Initial Class B Invested Amount, provided, however, that with respect to the initial Distribution Date, Class B Monthly Interest shall equal $116,949.43.

     Collateral Interest Monthly Interest means, with respect to any Distribution Date, the product of (i) the actual number of days in the related Collateral Interest Accrual Period divided by 360, (ii) the Collateral Interest Certificate Rate and (iii) the outstanding principal balance of the Collateral Interest as of the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of principal made to the

Collateral Interest Holder on such Distribution Date) or, with respect to the first Distribution Date, the Initial Collateral Interest Invested Amount.

     Class A Investor Default Amount means, a portion of all Defaulted

Receivables which will be allocated to the Class A Certificateholders for each Distribution Date in an amount equal to the product of the Class A Floating Allocation Percentage applicable during the immediately preceding Collection Period and the amount of Defaulted Receivables for such Collection Period.

     Class B Investor Default Amount means, a portion of all Defaulted Receivables which will be allocated to the Class B Certificateholders for each Distribution Date in an amount equal to the product of the Class B Floating Allocation Percentage applicable during the immediately preceding Collection Period and the amount of Defaulted Receivables for such Collection Period.

     Collateral Interest Investor Default Amount means, a portion of all Defaulted Receivables which will be allocated to the Collateral Interest Holders for each Distribution Date in an amount equal to the product of the Collateral Interest Floating Allocation Percentage applicable during the immediately preceding Collection Period and the amount of Defaulted Receivables for such Collection Period.

     Subordinated Transferor Default Amount means, a portion of all Defaulted Receivables which will be allocated to the holder of the Subordinated Transferor Certificate for each Distribution Date in an amount equal to the product of the Subordinated Transferor Floating Allocation Percentage applicable during the immediately preceding Collection Period and the amount of Defaulted Receivables for such Collection Period.

     Investor Default Amount shall equal the sum of the Class A Investor Default Amount, Class B Investor Default Amount, Collateral Interest Investor Default Amount and Subordinated Transferor Default Amount.

     Monthly Servicing Fee means, with respect to any distribution date, the sum of (a) the Class A Monthly Servicing Fee, the Class B Monthly Servicing Fee, the Collateral Interest Monthly Servicing Fee and the Subordinated Transferor Monthly Servicing Fee and (b) the Servicing Fee allocable to the Transferor Amount and the B/F Amount.

     The portion of the Servicing Fee allocable to the Class A Interest on each Distribution Date (the 'Class A Monthly Servicing Fee'), to the Class B Interest on each Distribution Date (the 'Class B Monthly Servicing Fee'), to the Collateral Interest on each Distribution Date (the 'Collateral Interest Monthly Servicing Fee') and to the Subordinated Transferor Interest on each Distribution Date (the 'Subordinated Transferor Monthly Servicing Fee') generally will be equal to one-twelfth of the product of 2.00% per annum and the amount of the Class A Invested Amount, the Class B Invested Amount, the Collateral Interest Invested Amount, or the Subordinated Transferor Amount, as the case may be, on the last day of the second preceding Collection Period (in the case of the first Distribution Date, the initial principal amount of the Class A Certificates, Class B Certificates or the Collateral Interest, as the case may be).

     Class A Monthly Principal with respect to any Distribution Date relating to the Controlled Amortization Period or any Rapid Amortization Period will equal the sum of (i) an amount equal to the Fixed Allocation Percentage of Principal Collections received during the Collection Period immediately preceding such Distribution Date (other than Reallocated Principal Collections used to pay the Class A Required Amount), (ii) the amount of Shared Principal Collections allocated to the Class A Certificates with respect to the preceding Collection Period equal to the product of (a) a fraction, the numerator of which is the Invested Amount and the denominator of which is the aggregate invested amounts of all Series then accumulating or amortizing principal and (b) the amount, if any, of Unallocated Principal Collections on deposit in the Collection Account on such Distribution Date and (iii) the amount, if any, of Finance Charge Collections and Excess Finance Charge Collections allocated and available on such Distribution Date to (A) fund the Class A Investor Default Amount, the Class B Investor Default Amount, the Collateral Interest Investor Default Amount and the Subordinated Transferor Default Amount with respect to such Distribution Date and (B) reimburse Class A Investor Charge-Offs and previous reductions in the Class B Invested Amount, the Collateral Interest Invested Amount and the Subordinated Transferor Invested Amount; provided, however, that for each Distribution Date with respect to the Controlled Amortization Period (unless and until an Amortization Event shall have occurred), Class A Monthly Principal may not exceed the Controlled Distribution Amount for such Distribution Date; and provided further, that with respect to any Termination Payment Date, Class A Monthly Principal will be an amount equal to the Class A Invested Amount.

     Controlled Distribution Amount for any Distribution Date with respect to the Controlled Amortization Period shall mean an amount equal to the sum of the Controlled Amortization Amount and any existing Deficit Controlled Amortization Amount.

     Controlled Amortization Amount means $16,666,666.67.

     Deficit Controlled Amortization Amount shall mean, on the first Distribution Date with respect to the Controlled Amortization Period, the excess, if any, of the Controlled Amortization Amount over the amount distributed as Class A Monthly Principal for such Distribution Date and, on each subsequent Distribution Date with respect to the Controlled Amortization Period, the excess, if any, of the Controlled Amortization Amount and any then existing Deficit Controlled Amortization Amount over the aggregate Class A Monthly Principal distributed on such Distribution Date.

     Excess Finance Charge Collections shall mean, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause
(a)(iv), clause (b)(iii) and clause (c)(iii) under '--Distributions from the Collection Account' above.

     Termination Payment Date shall mean the earlier of the first Distribution Date following the liquidation or sale of the Receivables as a result of an insolvency event as described under '--Amortization Events' or the occurrence of the Final Series 1996-1 Termination Date.

EXCESS FINANCE CHARGE COLLECTIONS

     On each Distribution Date, the Servicer will apply or cause the Trustee to apply Excess Finance Charge Collections with respect to the Collection Period immediately preceding such Distribution Date, to make the following distributions in the following priority:


     (a) an amount equal to the Class A Required Amount, if any, with respect to such Collection Period will be used to fund the Class A Required Amount;

     (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of certain other amounts applied for that purpose) will be distributed to the Transferor in respect of the Transferor Interest on Distribution Dates with respect to the Revolving Period, but not in an amount exceeding the Transferor Interest (after giving effect to any new Receivables transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments;

     (c) an amount equal to the Class B Required Amount, if any, with respect to such Collection Period will be used to fund the Class B Required Amount;

     (d) an amount equal to the aggregate Class B Investor Default Amount for such Distribution Date will be distributed to the Transferor in respect of the Transferor Interest on Distribution Dates with respect to the Revolving Period (unless such amount has been previously netted against deposits to the Collection Account), but not exceeding the Transferor Interest (after giving effect to any new Receivable transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments;

     (e) an amount equal to the amount by which the Class B Invested Amount has been reduced below the Initial Class B Invested Amount (for reasons other than the payment of principal to the Class B Certificateholders), if any, for such Distribution Date will be distributed to the Transferor in respect of the Transferor Interest on Distribution Dates with respect to the Revolving Period, but not in an amount exceeding the Transferor Interest (after giving effect to any new Receivables transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments;

     (f) an amount equal to the Collateral Interest Required Amount, if any, with respect to such Collection Period will be used to fund the Collateral Interest Required Amount;

     (g) an amount equal to the aggregate Collateral Interest Investor Default Amount for such Distribution Date will be distributed to the Transferor in respect of the Transferor Interest on Distribution Dates with respect to the Revolving Period (unless such amount has been previously netted against deposits to the Collection Account), but not exceeding the Transferor Interest (after giving effect to any new Receivable transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments;

     (h) an amount equal to the amount by which the Collateral Interest Invested Amount has been reduced below the Initial Collateral Interest Invested Amount (for reasons other than the payment of principal to the Collateral Interest Holder) will be distributed to the Transferor on Distribution Dates with respect to the Revolving Period, but not in an amount exceeding the Transferor Interest in respect of the Transferor Interest on such day (after giving effect to any new Receivables transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments;

     (i) any additional amounts required to be paid on such Distribution Date pursuant to the terms of the Loan Agreement;

     (j) an amount equal to the Subordinated Transferor Default Amount will be distributed to the Transferor in respect of the Transferor Interest on Distribution Dates with respect to the Revolving Period, but not in an amount exceeding the Transferor Interest (after giving effect to any new Receivables transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments;

     (k) an amount equal to the amount by which the Subordinated Transferor Amount has been reduced below the initial Subordinated Transferor Amount (for reasons other than the payment of principal to the holder of the Subordinated Transferor Certificate) will be distributed to the Transferor in respect of the Transferor Interest on Distribution Dates with respect to the Revolving Period, but not in an amount exceeding the Transferor Interest on such day (after giving effect to any new Receivables transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments);

     (l) the balance, if any, will be treated as Shared Excess Finance Charge Collections to the extent necessary; and

     (m) any remaining amounts not treated as Shared Excess Finance Charge Collections will be treated as Shared Principal Collections.

REALLOCATED PRINCIPAL COLLECTIONS

     If Excess Finance Charge Collections available with respect to such Collection Period are less than the remaining Required Amount, Class B Investor Default Amount and Collateral Interest Investor Default Amount, Principal Collections allocable to the Subordinated Transferor Interest, the Collateral Interest and the Class B Interest with respect to a Collection Period will be applied in the following order of priority:

     (i) Subordinated Transferor Reallocated Principal Collections, first, to the remaining components of the Class A Required Amount, if any, then to the remaining components of the Class B Required Amount, if any, then to the Class B Investor Default Amount, if any, then to the remaining components of the Collateral Interest Required Amount, if any and then to the Collateral Interest Investor Default Amount, if any;

     (ii) Collateral Interest Reallocated Principal Collections, first, to the remaining components of the Class A Required Amount, if any, then to the remaining components of the Class B Required Amount, if any, and then to the Class B Investor Default Amount, if any, and

     (iii) Class B Reallocated Principal Collections, to the remaining components of the Class A Required Amount, if any.

     Subordinated Transferor Reallocated Principal Collections means, with respect to each Distribution Date, the Principal Collections allocable to the Subordinated Transferor Certificate with respect to such Distribution Date

(equal to the Subordinated Transferor Floating Allocation Percentage of Principal Collections for the related Collection Period for any such Distribution Date during the Revolving Period or the Subordinated Transferor Fixed Allocation Percentage of Principal Collections for any such Distribution Date during the Controlled Amortization Period or Rapid Amortization Period) in an amount equal to the Class A, Class B and Collateral

Interest Required Amounts, if any, the Class B Investor Default Amount, if any, and the Collateral Interest Investor Default Amount, if any, with respect to such Distribution Date (after giving effect to any payment of such amounts from Excess Finance Charge Collections).

     Collateral Interest Reallocated Principal Collections means, with respect to each Distribution Date, the Principal Collections allocable to the Collateral Interest with respect to such Distribution Date (equal to the Collateral Interest Floating Allocation Percentage of Principal Collections for the related Collection Period for any such Distribution Date during the Revolving Period or the Collateral Interest Fixed Allocation Percentage of Principal Collections for any such Distribution Date during the Controlled Amortization Period or Rapid Amortization Period) in an amount equal to the Class A and Class B Required Amounts, if any, and the Class B Investor Default Amount, if any, with respect to such Distribution Date (after giving effect to any payment of such amounts from Excess Finance Charge Collections and Subordinated Transferor Reallocated Principal Collections).

     Class B Reallocated Principal Collections means with respect to each Distribution Date, the Principal Collections allocable to the Class B Certificates with respect to such Distribution Date (equal to the Class B Floating Allocation Percentage of Principal Collections for the related Collection Period for any such Distribution Date during the Revolving Period or the Class B Fixed Allocation Percentage of Principal Collections for any such Distribution Date during the Controlled Amortization Period or Rapid Amortization Period) in an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date (after giving effect to any payment of the Class A Required Amount from Excess Finance Charge Collections, Subordinated Transferor Reallocated Principal Collections and Collateral Interest Reallocated Principal Collections).

     Reallocated Principal Collections will equal the sum of Subordinated Transferor Reallocated Principal Collections, Collateral Interest Reallocated Principal Collections and Class B Reallocated Principal Collections.

     Collections not applied in the foregoing manner (and therefore not constituting Reallocated Principal Collections) will during the Revolving Period, be applied as Shared Principal Collections and, during the Controlled Amortization Period or any Rapid Amortization Period, will be included in the funds available to make principal payments.

ADDITIONAL AMOUNTS AVAILABLE TO CERTIFICATEHOLDERS

     Excess Finance Charge Collections will be applied to fund the Required Amount, if any. If Excess Finance Charge Collections available for such

Collection Period are less than the remaining Required Amount, Principal Collections for such Collection Period will then be used to fund the remaining Required Amount.

     If Reallocated Principal Collections with respect to any Collection Period are insufficient to fund the remaining Class A Required Amount for such Collection Period, then a portion of the Subordinated Transferor Amount (after giving effect to reductions for any Subordinated Transferor Charge-Offs and Subordinated Transferor Reallocated Principal Collections for such Collection Period) equal to such insufficiency (but not in excess of the Class A Investor Default Amount for such Distribution Date) will be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates, and the Subordinated Transferor Amount will be reduced by such amount. If such reduction would cause the Subordinated Transferor Amount to be negative, the Subordinated Transferor Amount will be reduced to zero.

     If the Subordinated Transferor Amount is reduced to zero, the Collateral Interest Invested Amount (after giving effect to reductions for any Collateral Interest Investor Charge-Offs and any Collateral Interest Reallocated Principal Collections for such Collection Period for which the Subordinated Transferor Amount was not reduced) will be reduced by the amount by which the Subordinated Transferor Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Subordinated Transferor Amount for such Distribution Date) and such amount will be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates. If such reduction would cause the Collateral Interest Invested Amount to be negative, the Collateral Interest Invested Amount will be reduced to zero.

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     If the Collateral Interest Invested Amount is reduced to zero, the Class B
Invested Amount (after giving effect to reductions for any Class B Investor Charge-Offs and any Class B Reallocated Principal Collections for such Collection Period for which the Subordinated Transferor Amount and the Collateral Interest Invested Amount were not reduced) will be reduced by the amount by which the Collateral Interest Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Subordinated Transferor Amount and the Collateral Interest Invested Amount for such Distribution Date) and such amount will be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates. If such reduction would cause the Class B Invested Amount to be negative, the Class B Invested Amount will be reduced to zero.

     If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess of the Class A Investor Default Amount for such Distribution Date over the reduction in the Subordinated Transferor Amount, the Collateral Interest Invested Amount and the Class B Invested Amount for such Collection Period (a 'Class A Investor Charge-Off'); and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.


     After payment of the Class A Required Amount, if Collateral Interest Reallocated Principal Collections and Subordinated Transferor Reallocated Principal Collections not required to fund the Class A Required Amount with respect to any Collection Period are insufficient to fund the remaining Class B Required Amount and Class B Investor Default Amount for such Collection Period, then a portion of the Subordinated Transferor Amount (after giving effect to reductions for any Subordinated Transferor Charge-Offs, Subordinated Transferor Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) equal to such insufficiency (but not in excess of the Class B Investor Default Amount for such Distribution Date) will be allocated to the Class B Certificates to avoid a charge-off with respect to the Class B Certificates, and the Subordinated Transferor Amount will be reduced by such amount.

     If the Subordinated Transferor Amount is reduced to zero, the Collateral Interest Invested Amount (after giving effect to reductions for any Collateral Interest Investor Charge-Offs, Collateral Interest Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount by which the Subordinated Transferor Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Subordinated Transferor Amount for such Distribution Date) and such amount will be allocated to the Class B Certificates to avoid a charge-off with respect to the Class B Certificates.

     If the Collateral Interest Invested Amount is reduced to zero, the Class B Invested Amount will be reduced by the amount by which the Collateral Interest Invested Amount would have been reduced below zero, but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the reduction in the Subordinated Transferor Amount and the Collateral Interest Invested Amount (a 'Class B Investor Charge-Off'); and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

     After payment of the Class B Required Amount, if Subordinated Transferor Reallocated Principal Collections with respect to any Collection Period are insufficient to fund the remaining Collateral Interest Required Amount and Collateral Interest Investor Default Amount for such Collection Period, then a portion of the Subordinated Transferor Amount (after giving effect to reductions for any Subordinated Transferor Charge-Offs, Subordinated Transferor Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A and Class B Certificateholders) equal to such insufficiency (but not in excess of the Collateral Interest Investor Default Amount for such Distribution
Date) will be allocated to the Collateral Interest to avoid a charge-off with respect to the Collateral Interest, and the Subordinated Transferor Amount will be reduced by such amount.

     If the Subordinated Transferor Amount is reduced to zero, the Collateral Interest Invested Amount will be reduced by the amount by which the Subordinated Transferor Amount would have been reduced below zero, but not by more than the excess of the Collateral Interest Investor Default Amount for such Distribution Date over the reduction in the Subordinated Transferor Amount (a 'Collateral Interest Investor Charge-Off'), and the


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Collateral Interest Holder will bear directly the credit and other risks associated with their undivided interest in the Trust.

     On each Distribution Date, if the Subordinated Transferor Default Amount for such Distribution Date exceeds the amount of Excess Finance Charge Collections which is allocated and available to fund such amount as described under 'Excess Finance Charge Collections', the Subordinated Transferor Amount (after giving effect to reductions for Subordinated Transferor Reallocated Principal Collections and the amount of any adjustments made thereto for the benefit of the Class A or Class B Certificateholders or the Collateral Interest Holder) will be reduced but not in excess of the Subordinated Transferor Default Amount (the 'Subordinated Transferor Charge-Off').

     In the event that any of the Subordinated Transferor Amount, the Collateral Interest Invested Amount, the Class B Invested Amount or the Class A Invested Amount is reduced, such amount will thereafter be increased (but not in excess of the unpaid principal balance of the Subordinated Transferor Certificate, Collateral Interest, the Class B Certificates or the Class A Certificates, as applicable) on any Distribution Date by the amount of Excess Finance Charge Collections allocated and available for that purpose as described under '--Excess Finance Charge Collections.'

     The 'Initial Subordinated Transferor Amount' will be equal to $18,205,129 and the 'Initial Collateral Interest Invested Amount' will be equal to $10,000,000.

SHARED PRINCIPAL COLLECTIONS

     To the extent that Principal Collections and other amounts that are allocated to the interest of the holders of any class of any series (other than the Transferor Interest) are not needed to make payments to the certificateholders of such class, they may be applied to cover principal payments due to or for the benefit of certificateholders of another Series ('Shared Principal Collections'). Any such reallocation will not result in a reduction in the interest of the holders of the Series to which such Principal Collections were initially allocated. In addition, Principal Collections and certain other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to the certificateholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Series 1996-1 Interests.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

     Finance Charge Collections on any business day in excess of the amounts necessary to make required payments on such business day with respect to the Series 1996-1 Interests will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series then outstanding, pro rata based upon the amount of the shortfall, if any, with respect to such other Series. In addition, Finance Charge Collections in excess of the amounts necessary to make required payments on such business day with respect to certificates of other outstanding Series will be applied to cover any shortfalls with respect to Finance Charge Collections allocable to the Series

1996-1 Interests. Any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series will be paid to the Transferor in respect of the Transferor Interest.

DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

     Payments to the Certificateholders will be made from the Collection Account. In addition to the amounts deposited in the Collection Account as described above, the proceeds of any optional repurchase of the Series 1996-1 Interests by the Transferor will be deposited in the Collection Account on the Distribution Date on which such repurchase occurs.

     The Servicer shall instruct the Trustee or the Paying Agent to distribute from the Collection Account on each Distribution Date the amounts described under '--Distributions from the Collection Account' above.

     The paying agent (the 'Paying Agent') shall initially be the Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

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     On each Distribution Date, the Servicer will pay to the Transferor any investment earnings (net of losses and investment expenses) with respect to the Collection Account.

     Distribution Date shall mean December 2, 1996, and the first day of each calendar month thereafter, or, if such first day is not a business day, the next succeeding business day.

DEFAULTED RECEIVABLES; RECOVERIES; REBATES AND FRAUDULENT CHARGES

     'Defaulted Receivables' for any Collection Period are Receivables in any Account which were written off as uncollectible in such Collection Period in accordance with Servicer Guidelines. Receivables in any Account will be considered charged off for the purposes of the Agreement on the earlier of (i) the last day of the Collection Period immediately following the Collection Period in which such Receivable becomes 180 days delinquent and (ii) the cycle billing date on which such Account is charged off in accordance with the customary and usual servicing procedures of the Servicer. The amount of Defaulted Receivables for any Collection Period will be an amount equal to the principal amount of the Receivables that became Defaulted Receivables in such Collection Period less the full amount of any Defaulted Receivables for which the Transferor or the Servicer becomes obligated to accept reassignment for such Collection Period unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor or the Servicer. A portion of all Defaulted Receivables will be allocated to the Class A Certificateholders, the Class B Certificateholders, the Collateral Interest Holder and the Subordinated Transferor Certificateholder. See '--Distributions from the Collection Account.'

     The term 'Recoveries,' with respect to any Collection Period, shall mean all amounts or payments received by the Servicer with respect to Receivables which have previously become Defaulted Receivables in a prior Collection Period, net of reasonable expenses of the Servicer incurred and deducted from such amounts or payments.

     If the Servicer makes a downward adjustment of the amount of any Receivable because of a rebate, refund, unauthorized charge, billing error or certain other noncash items to a cardholder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible, or any Receivable is discovered as having been created through a fraudulent or counterfeit action the Transferor will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to any such adjustment or principal amount of the fraudulent or counterfeit Receivable. If the Transferor fails to make any such deposit the Trustee shall make a drawing under the Transferor Letter of Credit (any such payment or proceeds of a drawing under the Transferor Letter of Credit, 'Adjustment Payments'). If funds are not available under the Transferor Letter of Credit, the Transferor Amount will be reduced by the amount of the adjustment or the principal amount of the fraudulent or counterfeit Receivable; provided, however, that if such deduction would reduce the Transferor Amount below zero or would otherwise not be permitted by law, the B/F Amount will be reduced by the amount of any such adjustment or the principal amount of the fraudulent or counterfeit Receivable. Any Adjustment Payments so paid by the Transferor or the proceeds of any drawing under the Transferor Letter of Credit in respect thereof shall be allocated in respect of Finance Charge Collections and Principal Collections as provided in the Agreement.

DISCOUNT OPTION

     The Agreement provides that the Transferor may at any time and from time to time, but without any obligation to do so, designate a fixed percentage or a variable percentage based on a formula (the 'Discount Percentage'), but in either case not to exceed 6%, of Receivables giving rise to Principal Collections ('Principal Receivables') that are charges for goods or services or obligations for repayment of cash advances, part of which have not previously been sold as Discount Option Receivables, arising from then on to be treated as Receivables giving rise to Finance Charge Collections ('Finance Charge Receivables'). Such Receivables will be designated 'Discount Option Receivables.' After any such designation, pursuant to the Agreement, the Transferor may, without notice to or consent of the Certificateholders, from time to time increase, reduce or withdraw the Discount Percentage. Such increase, reduction or withdrawal will become effective upon satisfaction of the conditions in the Agreement, including written confirmation by each Rating Agency.

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
     On each Distribution Date on or after the date the exercise of the discount option takes effect, the lower of (a) the product of (i) the Discount Percentage then in effect and (ii) Collections received during such Collection Period minus the amount of Collections deemed to be Finance Charge Collections for such Collection Period and (b) the Discount Option Receivables outstanding at the end of such Collection Period that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly. Such feature is intended to permit the Transferor to increase the

Portfolio Yield and thereby decrease the risk of the occurrence of an Amortization Event.

     On the Closing Date, the Transferor will designate an initial Discount Percentage equal to 2.0%. Any increase, reduction or withdrawal of such Discount Percentage will be made in accordance with the conditions described in the Agreement.

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF TRUST

     The Series 1996-1 Interests will be subject to optional repurchase by the Transferor on any Distribution Date on or after which the Class A, Class B and Collateral Interest Invested Amount is reduced to an amount less than or equal to $11,910,257 (5% of the Initial Class A, Initial Class B and Initial Collateral Interest Invested Amount), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor. The repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Series 1996-1 Interests through the day preceding the Distribution Date on which the repurchase occurs. After such date, neither the Trust nor the Transferor will have any further obligation to pay principal or interest of the Series 1996-1 Interests.

     Subject to prior termination as provided above, the Agreement provides that the final distribution of principal and interest on the Class A Certificates will be made no later than the July, 2003 Distribution Date (the 'Final Class A Termination Date') and the final payment of principal and interest on the Class B Certificates will be made no later than the July, 2003 Distribution Date (the 'Final Class B Termination Date'). The final payment of principal and interest with respect to the Other Interests will be no later than July, 2003 (the 'Final Series 1996-1 Termination Date'). In the event that the Invested Amount of the Series 1996-1 Interests is greater than zero on the Final Series 1996-1 Termination Date, the Trustee will sell or cause to be sold, and apply the proceeds to the extent necessary to pay such remaining amounts to all Certificateholders pro rata as final payment of the Series 1996-1 Interests, an amount of Receivables at the close of business on such date, as provided in the Agreement. The proceeds of any such sale will be treated as Collections on the Receivables allocable to the Series 1996-1 Interests and applied as provided above in '--Application of Collections.' Such proceeds will be allocated first to pay amounts due to the Class A Certificateholders and then to pay amounts due to the Class B Certificateholders.

     Subject to laws of general applicability regarding trusts, unless the Transferor instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Collection Account for the payment to certificateholders outstanding sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable certificate rates to the next Distribution Date and (b) September 15, 2092 (the 'Final Trust Termination Date'). Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferor all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to Certificateholders).


AMORTIZATION EVENTS

     The Revolving Period will continue through the end of the Collection Period related to the November, 1999 Distribution Date and the Controlled Amortization Period will begin at such time, unless an Amortization Event occurs. The Rapid Amortization Period will commence on the day on which an Amortization Event occurs or is

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
deemed to occur. An 'Amortization Event' occurs, either automatically, after specified notice or within a designated cure period, as specified in the Agreement and refers to any of the following events:

          (i) failure on the part of the Servicer or the Transferor to make any payment or deposit required by the terms of the Agreement or before five business days after the date such payment or deposit is required to be made thereunder;

          (ii) the failure on the part of the Servicer, the Originator or the Transferor duly to observe or perform in any material respect certain covenants or agreements set forth in the Agreement or the Purchase and Sale Agreement which, in the case of certain of such covenants or agreements, continues unremedied for a period of 60 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer, the Originator or the Transferor, as applicable, provided, however, that an Amortization Event shall not be deemed to occur if the Transferor has accepted the transfer of the related Receivable (or all of such Receivables, if applicable) during such period (or such longer period as the Trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Agreement or the Purchase and Sale Agreement;

          (iii) any representation or warranty made by the Servicer, the Originator or the Transferor in the Agreement or the Purchase and Sale Agreement or any information required to be delivered by the Transferor shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, the Originator or the Transferor, as applicable, and as a result of which the interests of the certificateholders are materially and adversely affected; provided, however, that such an Amortization Event shall not be deemed to have occurred if the Transferor has accepted the transfer of the related Receivable (or all of such Receivables, if applicable) during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

          (iv) certain events of insolvency, conservatorship, receivership or bankruptcy with respect to the Originator, Bridgestone/Firestone or the Transferor;

          (v) the Portfolio Yield averaged over any three consecutive Collection

     Periods is less than the Base Rate;

          (vi) the Trust shall become an 'investment company' within the meaning of the Investment Company Act of 1940, as amended;

          (vii) the Transferor Amount (plus the amount available under the Transferor Letter of Credit and the B/F Amount) is less than 7% of the aggregate invested amount of all outstanding Series of certificates issued by the Trust as of the last day of any Collection Period;

          (viii) the sum of the Transferor Amount plus the B/F Amount plus the Subordinated Transferor Amount (plus any subordinated class of certificates of additional Series which, when issued, is retained by the Transferor and with respect to which no legal opinion is delivered characterizing such certificates as indebtedness) is less than 7% of the Aggregate Receivables as of the last day of any Collection Period;

          (ix) the Class A Invested Amount is not paid in full on the Class A Expected Final Payment Date or the Class B Invested Amount is not paid in full on the Class B Expected Final Payment Date;

          (x) the Transferor becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement;

          (xi) the Aggregate Receivables as of the last day of any Collection Period are less than the sum of (a) the Transferor Amount (plus the amount available under the Transferor Letter of Credit and the B/F Amount) and (b) the aggregate initial invested amount of Series 1996-1; and

          (xii) any Servicer Event of Default shall occur which would have a material adverse effect on the Certificateholders.

The Rapid Amortization Period will commence on the day on which an Amortization Event occurs or is deemed to occur. Monthly distributions of principal to the Class A Certificateholders will begin (if they have not already)

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
on the Distribution Date with respect to the Collection Period in which an Amortization Event occurs or is deemed to have occurred. Following the final principal payment to the Class A Certificateholders, the Class B Certificateholders will begin to receive monthly distributions of principal. Thus, Class A and Class B Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Class A Certificates and Class B Certificates. If the only Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or bankruptcy trustee for the Transferor, the receiver or bankruptcy trustee for the Transferor may have the power to delay or prevent commencement of the Rapid Amortization Period.

     In addition to the consequences of an Amortization Event discussed above, if the Transferor or Bridgestone/Firestone voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor or Bridgestone/Firestone, on the day of such appointment the Transferor will immediately cease transferring Receivables to the Trust and promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by the certificateholders representing undivided interests aggregating more than 50% of the aggregate principal amount of each Series (or in the case of a series having more than one class of investor certificates, each class of such Series), the Trustee will sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as Collections and such proceeds will be distributed to certificateholders. If the portion of such proceeds allocable to the Certificateholders' Interest and the proceeds of any Collections in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A and Class B Certificates, the Class A and Class B Certificateholders will suffer a corresponding loss. See 'Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy.'

INDEMNIFICATION

     The Agreement will provide that, subject to certain exceptions specified therein, the Servicer will indemnify the Trust, for the benefit of certificateholders, and the Trustee, including its officers, directors and employees, from and against any loss (excluding any investment loss), liability, expense, damage or injury suffered or sustained and arising out of activities of the Trust or the Trustee (or such other Person) pursuant to the Agreement on any supplement, including those arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Agreement or any Supplement.

     Under the Agreement, the Transferor and Bridgestone/Firestone will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement or the actions of the Servicer taken pursuant to the Agreement as though the Agreement created a partnership under the Uniform Partnership Act. The Transferor and Bridgestone/Firestone will also indemnify each certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a certificateholder in its capacity as an investor in the certificates) except to the extent that they arise from any action by any certificateholder. In the event of a Service Transfer (defined below), the successor Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the grossly negligent actions or omissions of such successor Servicer.

     The Agreement provides that none of the Transferor, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the certificateholders, any Enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. However, none of the Transferor, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the

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benefit of certificateholders with respect to the Agreement and the rights and duties of the parties thereto and the interest of the certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Agreement, the Servicer will be responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures and the degree of skill and care applied or exercised with respect to revolving credit receivables owned or serviced by the Servicer. The Servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

     Servicing activities performed by the Servicer with respect to the Accounts include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, providing billing records to cardholders and maintaining internal records. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

     The Agreement provides that the Servicer may delegate its duties under that agreement to any entity (a 'Subservicer') that agrees to conduct such duties in accordance with the Agreement and the credit account guidelines set forth therein. CFNA shall initially act as a Subservicer. Notwithstanding any such delegation the Servicer will continue to be liable for all of its obligations under the Agreement.

SERVICER COVENANTS

     In the Agreement, the Servicer will covenant to the Certificateholders and the Trustee as to each Receivable and related Account that: (i) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account and will comply with all requirements of law in connection with servicing the Receivable and the Account the failure to comply with which would have a material adverse effect on Certificateholders; (ii) it will not permit any rescission or cancellation of the Receivable, except as ordered by a court of competent jurisdiction and (iii) it will do nothing to impair the rights of the Certificateholders in the Receivables and will not reschedule, revise or defer payments due on any Receivable, except in accordance with the Servicer's usual and customary servicing practices.

     Under the terms of the Agreement, the Servicer is obligated to accept the transfer of any Receivable if it discovers, or receives written notice from the Trustee, that (i) any covenant of the Servicer set forth above has not been complied with, with respect to such Receivable or (ii) the Servicer has not complied in all material respects with all requirements of law applicable to the Receivable or Account, and in either case such noncompliance has not been cured within 60 days thereafter and the Receivable has been charged off as uncollectible or the proceeds of the Receivable are not available to the Trust. Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable (including monthly finance charges thereon through the end of the related Collection Period) in the Collection Account on the business day preceding the Distribution Date following the Collection Period during which such obligation arises. The amount of such deposit shall be deemed a payment in respect of the related Receivable and will be treated under the Agreement in the same manner as are payments received by the Servicer from cardholders under the Accounts. Any amounts so paid by the Servicer shall be allocated in respect of Finance Charge Collections and Principal Collections as provided in the Agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities is a monthly servicing fee (the 'Servicing Fee') in an amount, on any Distribution Date, equal to the sum of, with respect to all Series, one-twelfth of the sum for each Series of the product of (a) the applicable servicing fee percentages with respect to each Series and (b) the sum of an allocable portion of the amount of the Transferor Amount and the B/F Amount and the aggregate

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invested amount with respect to each Series on the last day of the second preceding Collection Period. The Servicing Fee will be allocated among the Transferor Amount, the B/F Amount, the Certificateholders and certificateholders of all of the other Series. The portion of the Servicing Fee allocable to the Class A Interest on each Distribution Date (the 'Class A Monthly Servicing Fee') to the Class B Interest on each Distribution Date (the 'Class B Monthly Servicing Fee'), to the Collateral Interest on each Distribution Date (the 'Collateral Interest Monthly Servicing Fee') and to the Subordinated Transferor Interest on each Distribution Date (the 'Subordinated Transferor Monthly Servicing Fee') generally will be equal to one-twelfth of the product of 2.00% per annum and the amount of the Class A Invested Amount, the Class B Invested Amount, the Collateral Interest Invested Amount on the Subordinated Transferor Invested Amount, as the case may be, on the last day of the second preceding Collection Period (in the case of the first Distribution Date, the initial principal amount of the Class A Certificates, Class B Certificates, the Collateral Interest or the Subordinated Transferor Certificate, as the case may
be). The remaining portion of the Servicing Fee will be allocable to the Transferor Amount and the B/F Amount. The Class A Monthly Servicing Fee, Class B

Monthly Servicing Fee, the Collateral Interest Monthly Servicing Fee and the Subordinated Transferor Monthly Servicing Fee will be paid with respect to each Collection Period from the Collection Account (unless such amount has been netted against deposits to the Collection Account) as described under 'Distributions from the Collection Account' above.

     The Servicer may perform any of its obligations under the Agreement through one or more subservicers. The Servicer shall remain liable for its servicing duties and obligations as if the Servicer alone were servicing the Receivables. The Servicer shall be responsible for the fees and expenses of any such subservicer.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants, payment of fees and expenses of any subservicer and all other fees and expenses which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than Federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that such duties are no longer permissible under applicable law or upon the appointment of a successor Servicer in the business of servicing credit card receivables with a net worth of at least $100,000,000 and delivery of written confirmation that the ratings of the Series 1996-1 Interests will not be withdrawn or reduced as a result of such Service Transfer (defined below) and that there will not be a material adverse impact on the Federal income tax characteristics of the Series 1996-1 Interests. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement. Under circumstances described in '--Conveyance of Accounts' below, the obligation of the Servicer may be transferred to a new servicer.

     Any person into which, in accordance with the Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

SERVICER EVENTS OF DEFAULT

     Pursuant to the terms of the Agreement, a 'Servicer Event of Default' refers to any of the following events:

          (i) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any withdrawal, on the date the Servicer is required to do so under the Agreement or any Supplement (or within a five business day grace period);

          (ii) failure on the part of the Servicer to observe or perform any other term, covenant, condition or agreement provided for in the Agreement or any Supplement or breach by the Servicer of any representation or warranty in the Agreement if such failure or breach has a material adverse effect on the certificateholders, which continues unremedied for a period of 60 days after the earlier of discovery by the Servicer or the date

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     on which written notice has been given and which continues to materially adversely affect the rights of the certificateholders of any Series then outstanding for such period, or the Servicer assigns its duties under the Agreement, except as specifically permitted thereunder;

          (iii) any representation, warranty or certification made by the Servicer in the Agreement or any Supplement or in any certificate delivered pursuant to the Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the certificateholders, and which material adverse effect continues for the certificateholders for a period of 60 days after written notice and which continues to materially adversely affect the rights of the certificateholders of any Series then outstanding for such period; and

          (iv) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

     In the event of any Servicer Event of Default, either the Trustee or certificateholders evidencing undivided interests aggregating more than 50% of the aggregate invested amount of all Series, by written notice to the Servicer (and to the Trustee, if given by the certificateholders), may terminate all of the rights and obligations of the Servicer, in its capacity as servicer under the Agreement, to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and appoint a new Servicer (a 'Service Transfer'). The Transferor may grant to any Enhancement provider the right to exercise such rights on behalf of any related Series. The Trustee shall as promptly as possible appoint (with the consent of the Originator) a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. In the event that a successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action will automatically be appointed the successor Servicer. Notwithstanding the above, the Trustee will, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of credit card receivables as the successor Servicer.

     Upon its appointment, the successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under the Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions thereof, and all references in the Agreement to the Servicer will be deemed to refer to the successor Servicer. The successor Servicer shall expressly be authorized to delegate any of its duties under the Agreement to the Servicer on and after the date of any transfer of servicing pursuant to the Agreement.

     In connection with such appointment and assumption, the successor Servicer shall be entitled to servicing compensation not in excess of the Servicing Fee. The Transferor and Bridgestone/Firestone have agreed that if a successor Servicer shall be appointed, such successor Servicer may withhold from amounts otherwise payable to the Transferor or Bridgestone/Firestone an amount equal to the Monthly Servicing Fee with respect to the Transferor Interest and the B/F Interest for such related Collection Period.

REPORTS TO CERTIFICATEHOLDERS

     No later than the second business day prior to each Distribution Date, the Servicer will forward to the Trustee a statement (the 'Monthly Servicer's Certificate') prepared by the Servicer setting forth certain information with respect to the Trust and the Series 1996-1 Interests, including, among other things: (a) the aggregate amount of Collections, the aggregate amount of Finance Charge Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period; (b) the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage, the Collateral Interest Floating Allocation Percentage and the Subordinated Transferor Floating Allocation Percentage for such Collection Period and, during the Controlled Amortization Period and any Rapid Amortization Period, the Fixed Allocation Percentage; (c) the aggregate outstanding balance of the Accounts which were delinquent by 30 days to 60 days and by 61 days or more as of the end of the immediately preceding Collection Period; (d) the Class A Investor Default Amount, Class B Investor Default Amount, the Collateral Interest Investor Default Amount and the Subordinated

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
Transferor Investor Default Amount for such Distribution Date; (e) the amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs, Collateral Interest Investor Charge-Offs and Subordinated Transferor Investor Charge-Offs and the amount of reimbursements of each for such Distribution Date; (f) the amount of the Class A Monthly Servicing Fee, Class B Monthly Servicing Fee, Collateral Interest Monthly Servicing Fee and Subordinated Transferor Monthly Servicing Fee for such Distribution Date; (g) the existing Deficit Controlled Amortization Amount; (h) the Aggregate Receivables at the close of business on the last day of the Collection Period preceding such Distribution Date; (i) the Class A Invested Amount, the Class B Invested Amount, the Collateral Interest Invested Amount and the Subordinated Transferor Amount at the close of business on the last day of the Collection Period immediately preceding such Distribution Date; and (j) the amount of Class B Reallocated Principal Collections, Collateral Interest Reallocated Principal Collections and Subordinated Transferor Reallocated Principal Collections for such Distribution Date. The Trustee will make such statement available to the Certificateholders upon request.

     On each Distribution Date, the Paying Agent, on behalf of the Trustee, will forward to each Class A Certificateholder and Class B Certificateholder of

record a statement (the 'Payment Date Statement') prepared by the Servicer setting forth the information with respect to the Offered Certificates set forth in the Monthly Servicer's Certificate supplied to the Trustee as described in the preceding paragraph since the immediately preceding Distribution Date and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal amount of $1,000 per Class A Certificate or Class B Certificate, as applicable): (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Offered Certificates; (c) the amount of such distribution allocable to interest on the Offered Certificates; (d) the amount, if any, by which the principal balance of the Class A Certificates exceeds the Class A Invested Amount and the Class B Certificates exceed the Class B Invested Amount as of the Record Date with respect to such Distribution Date, as the case may be; and (e) the 'Class A Pool Factor' and 'Class B Pool Factor' as of the end of the Record Date with respect to such Distribution Date (consisting of an eight-digit decimal expressing the Class A Invested Amount or Class B Invested Amount, as applicable, as of such Record Date (determined after taking into account any increase or decrease in the Class A Invested Amount or Class B Invested Amount, as applicable, which will occur on the following Distribution Date) as a proportion of the Class A Initial Invested Amount or Class B Initial Invested Amount). The Payment Date Statement and the Monthly Servicer's Certificate will be available to Certificate Owners, as described under 'Special Considerations--Book Entry Registration' and 'Available Information.'

     On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record (or, if so provided in applicable Treasury regulations, made available to Certificate Owners) a statement prepared by the Trustee containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns. See 'Federal Income Tax Consequences.'

EVIDENCE AS TO COMPLIANCE

     The Agreement provides that on or before March 31 of each calendar year, the Servicer will cause a firm of independent public accountants to furnish a report to the effect that such firm has applied certain agreed-upon procedures to certain documents and records relating to the servicing of the Receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in the Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, on or before March 31 of each calendar year such accountants will compare the mathematical calculations of the amounts contained in the Monthly Servicer's Certificates and other certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a certificate to the Trustee confirming that such amounts are in agreement except for such exceptions as they believe to be immaterial and such other exceptions which shall be set forth in such report.


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
     The Agreement provides for delivery to the Trustee on or before March 31 of each calendar year, of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

CONVEYANCE OF ACCOUNTS

     Subject to the conditions set forth in the succeeding sentence, the Originator may transfer or otherwise convey its interest in the Accounts, including the Receivables in such Accounts (subject to the interest of the Transferor and the Trustee on behalf of the certificateholders), in whole or in part. The Originator will be permitted to convey Accounts only upon satisfaction of the following conditions: (i) the acquiring person will (a) be organized and existing under the laws of the United States of America or any state or the District of Columbia, and be a bank or other entity that is not subject to the Bankruptcy Code of 1978 which may be established by and owned by Bridgestone/Firestone, and (b) expressly assume by an agreement supplemental to the Purchase and Sale Agreement the performance of the Originator's obligations with respect to such Accounts; (ii) the Transferor will deliver to the Trustee opinions of counsel (a) stating that all conditions precedent to the conveyance have been complied with and (b) to the effect that the conveyance will not adversely affect the treatment of the Series 1996-1 Interests as debt for Federal and applicable state income tax purposes or materially adversely impact the Federal income tax consequences that affect any certificateholder and generally to the effect that the transfer would not affect the Federal income tax ownership of the Receivables; and (iii) the Transferor will obtain from each Rating Agency a letter confirming that the rating of all outstanding Series of certificates, after such conveyance, will not be lowered or withdrawn.

AMENDMENTS

     The Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Agreement or any Supplement which are not inconsistent with the provisions of the Agreement or any Supplement; provided, however, that such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any of the holders of certificates.

     The Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying, in any manner the rights of the holders of certificates; provided that (i) the Servicer will have provided an officer's certificate to the Trustee and any Enhancement provider to the effect that such amendment will not materially and adversely affect the interests of the certificateholders, (ii) such amendment will not, as evidenced by an opinion of counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of certificates or any Certificate Owner and (iii) the Rating Agencies shall confirm that such amendment will not cause a reduction or withdrawal of the rating of any outstanding Series of certificates; provided, further, that such amendment will not reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any certificate of such Series without the consent of the related certificateholder, change the definition of or the manner of calculating the interest of any certificateholder of such Series without the consent of the related certificateholder or reduce the percentage pursuant to the next paragraph required to consent to any such amendment, in each case without the consent of all such certificateholders; provided, further, that (x) the transfer of the Accounts and/or the servicing functions with respect thereto as described above under '--Conveyance of Accounts' and the appointment of an entity as Servicer under the Agreement in connection with such transfer, (y) any transaction effected in accordance with the merger and consolidations provisions of the Agreement relating to the Servicer, (z) any other transactions related, supplemental or incidental thereto will be deemed not to materially and adversely affect the interests of the certificateholders and will not require the delivery of an officer's certificate pursuant to clause (i) above.

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
     The Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the principal amount of all Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Supplement or of modifying in any manner the rights of certificateholders of any Series then issued and outstanding. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (ii) change the definition or the manner of calculating the interest of any certificateholder of such Series, or (iii) reduce the aforesaid percentage of undivided interests the certificateholders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to each certificateholder of all Series (or with respect to an amendment of a Supplement, to the applicable Series).

     Pursuant to the Series Supplement providing for the issuance of the Series 1992-B Certificates, the enhancement providers with respect to the Series 1992-B Certificates (of which there are two providing unequal amounts of enhancement) shall be entitled to vote as if such enhancement providers were Certificateholders under the Agreement to the exclusion of the holders of the Series 1992-B Certificates.

LIST OF CLASS A AND CLASS B CERTIFICATEHOLDERS


     Upon written request of three or more Class A Certificateholders of record or any Class A Certificateholder or group of Class A Certificateholders of record representing undivided interests in the Trust aggregating not less than 5% of the Class A Invested Amount, the Trustee will afford such Class A Certificateholders access during business hours to the current list of Class A Certificateholders of the Trust for purposes of communicating with other Class A Certificateholders with respect to their rights under the Agreement.

     Upon written request of three or more Class B Certificateholders of record or any Class B Certificateholder or group of Class B Certificateholders of record representing undivided interests in the Trust aggregating not less than 5% of the Class B Invested Amount, the Trustee will afford such Class B Certificateholders access during business hours to the current list of Class B Certificateholders of the Trust for purposes of communicating with other Class B Certificateholders with respect to their rights under the Agreement.

     The Agreement does not provide for any annual or other meetings of Class A and Class B Certificateholders.

THE TRUSTEE

     The Fuji Bank and Trust Company is Trustee under the Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. The Trustee's address is Two World Trade Center, 81st Floor, New York, New York 10048, Attention: Trust Administration Department.

     For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

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                 DESCRIPTION OF THE PURCHASE AND SALE AGREEMENT

     The Receivables originated under the Accounts established under the Credit Card Program transferred to the Trust by the Transferor and existing as of the Cut-off Date and Receivables originated under the Accounts established under the Credit Card Program transferred to the Trust by the Transferor and originated after the Cut-off Date have or will be purchased by the Transferor from the Originator pursuant to the Purchase and Sale Agreement. Receivables originated under Eligible Alternative Accounts will also be purchased by the Transferor from the Originator pursuant to the Purchase and Sale Agreement. The following summary describes certain terms of the Purchase and Sale Agreement.

SALE OF RECEIVABLES

     Under the Purchase and Sale Agreement, the Originator has sold Receivables originated on and before the Cut-off Date and, provided that the Transferor is not in default thereunder and that no Servicer Event of Default shall have occurred, for so long as any Series of certificates is outstanding, the Originator will sell, as applicable, to the Transferor all its right, title and interest in and to the Receivables originated under the Accounts existing on and originated after the Cut-off Date. Pursuant to the Agreement, all such Receivables will be transferred by the Transferor to the Trust, and the Transferor will assign its rights in, to and under the Purchase and Sale Agreement with respect to such Receivables to the Trust. The purchase price of the purchased Receivables will be payable by the Transferor in cash. Pursuant to the Purchase and Sale Agreement, on the first Transfer Date after the Closing Date, CFNA shall transfer Merchant Fees in amount equal to $350,000. On each Transfer Date thereafter, CFNA shall transfer Merchant Fees collected during the calendar month preceding the related Transfer Date in an amount equal to the lesser of (a) $350,000 and (b) the amount of Merchant Fees actually collected by CFNA during such calendar month, to the Transferor. The Transferor will transfer such Merchant Fees to the Trust.

     The Purchase and Sale Agreement provides that the Originator may convey its interest in the Accounts (subject to the interest of the Transferor and the Trustee on behalf of certificateholders). See 'Description of the Offered Certificates and the Agreement--Conveyance of Accounts' above.

     In connection with the Purchase and Sale Agreement, the Originator has indicated and will indicate in its records, including any computer files, that the Receivables arising under the Accounts have been or will be sold to the Transferor by the Originator and that such Receivables have been transferred by the Transferor to the Trust. The records and agreements relating to such Accounts and Receivables will not be segregated by Bridgestone/Firestone from other documents and agreements relating to other charge accounts and receivables and will not be stamped or marked to reflect the sale thereof to the Transferor. The Originator has filed UCC financing statements meeting the requirements of state law in Ohio with respect to such Receivables. See 'Risk Factors--Potential Priority of Certain Liens' and 'Certain Legal Aspects of the Receivables.'

REPRESENTATIONS AND WARRANTIES

     The Originator represents and warrants to the Transferor to the effect, among other things, that as of the Closing Date: (a) the Originator is duly organized and validly existing in good standing under the laws of the United States as a national banking association, (b) the Purchase and Sale Agreement constitutes a legal, valid and binding obligation of the Originator and (c) the sale by the Originator of Receivables pursuant to the Purchase and Sale Agreement and the performance of its obligations has been duly authorized by all requisite corporate action.

     The Originator has also agreed to indemnify the Transferor and to hold the Transferor harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Transferor as a result of the breach by the Originator of any representation, warranty, covenant or agreement set forth in the Purchase and Sale Agreement.

     In addition, the Originator expressly acknowledges and consents to the Transferor's assignment of its rights relating to the interests sold by the Originator under the Purchase and Sale Agreement to the Trustee for the benefit of the Certificateholders.

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TERMINATION

     If pursuant to certain provisions of Federal law, the Originator becomes party to any insolvency or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and it is not dismissed within 90 days of its institution, or if a receiver is appointed for the Originator, the Originator will immediately cease selling Receivables to the Transferor.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     At the time of the formation of the Trust, pursuant to the Purchase and Sale Agreement, the Originator sold to the Transferor all its right, title and interest in and to those Receivables existing under the Eligible Accounts as of the Cut-off Date and, provided that the Transferor is not in default thereunder and no Servicer Event of Default shall have occurred, its right, title and interest to those Receivables arising under the Eligible Accounts from time to time thereafter. The Transferor conveyed to the Trust, without recourse, all Receivables existing under the Eligible Accounts, as of the Cut-off Date and thereafter created. The Transferor has covenanted and warranted that such transfer constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate, or a grant of a security interest to the Trust in and to the Receivables. The Transferor also covenanted and warranted to the Trust in the Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC and assuming that the Transferor is not at the time the subject of any insolvency proceedings, there exists a valid, subsisting and enforceable first priority perfected security interest in the Receivables in existence since the time of the formation of the Trust in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter and, with certain exceptions, and for certain limited time periods, the proceeds thereof, in favor of the Trust on and after their creation. For a discussion of the Trust's rights arising from these covenants and warranties not being satisfied, see 'Description of the Offered Certificates and the Agreement--Covenants, Representations and Warranties.'

     The Receivables are 'accounts' or 'general intangibles' as defined in
Article 9 of the UCC. To the extent the Receivables constitute accounts, both the absolute transfer of such Receivables and the transfer of such Receivables as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, including the filing of financing statements to perfect the Trust's security interest. To the extent Receivables constitute general intangibles and the transfer of such Receivables is deemed to be a transfer as security for an obligation, Article 9 of the UCC is applicable to the same extent as it is applicable to Receivables constituting accounts. Financing statements covering the Receivables will be filed under the UCC as in effect in Massachusetts to protect the Transferor and the Trust. In the event the transfer by the Transferor to the Trust of any general intangibles is deemed to be an absolute transfer, then the UCC is not applicable, and no further action is required to perfect the Trustee's interest in such Receivables from third-party claims.

     There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the Closing Date could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivables. In addition, under the Agreement, the Transferor will covenant to accept the reassignment of the Receivables in any Account containing a Receivable transferred to the Trust that is not free and clear of the lien of any third-party, except certain permitted tax liens. Furthermore, the Transferor covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.

     Unless continuation statements are filed within five years of the original filings the time specified in the UCC in respect of the security interest of either the Transferor or the Trust in the Receivables, the perfection of such security interest will lapse. Pursuant to the Agreement, the Servicer will be required to cause such statements to be filed.

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
     Because the Trust's interest in certain of the Receivables is dependent upon the Transferor's interest in such Receivables, any adverse change in the priority or perfection of the Transferor's security interest would correspondingly affect the Trust's interest in the affected Receivables.

     Collections of Receivables will, except in certain circumstances, be available for use by the Servicer until deposited into the Collection Account on the business day preceding each Distribution Date. In the event of insolvency or receivership of the Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such cash Collections.


CERTAIN MATTERS RELATING TO BANKRUPTCY

     The Originator and the Transferor have treated and will treat the transfer of Receivables under the Purchase and Sale Agreement as a sale. A court could treat such transactions as assignments of collateral as security. To the extent that the Originator has granted or will grant a security interest in the Receivables to the Transferor and that security interest was validly perfected before any insolvency of the Originator and was not granted or taken in or will not be granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Originator or its creditors, that security interest should not be subject to avoidance in the event of the insolvency and receivership of the Originator, and payments to the Transferor with respect to the Receivables should not be subject to recovery by a conservator or receiver for the Originator. If, however, the conservator or receiver were to assert a contrary position, or were to require the Transferor to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ('FIRREA'), or the conservator or receiver were to request a stay of proceedings with respect to the Originator as provided under FIRREA, delays in payments on the Offered Certificates and possible reductions in the amount of such payments could occur. If a conservator or receiver is appointed for the Originator, pursuant to the Purchase and Sale Agreement, new Receivables would not be sold to the Transferor and an Amortization Event would occur. Upon the occurrence of an Amortization Event, if a conservator or receiver is appointed for the Originator and no other Amortization Event other than such conservatorship, receivership or insolvency of the Originator exists, the conservator or receiver may have the power to prevent the commencement of the Rapid Amortization Period.

     The Agreement provides that, upon the appointment of a receiver or bankruptcy trustee for the Transferor or Bridgestone/Firestone, the Transferor or Bridgestone/Firestone, respectively, will promptly give notice thereof to the Trustee, and an Amortization Event with respect to all Series will occur. Under the Agreement no new Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of certificates representing undivided interests aggregating more than 50% of the aggregate principal amount of each Series or unless otherwise required by the receiver or bankruptcy trustee for the Transferor, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as Collections on the Receivables. If the only Amortization Event to occur is the appointment of a receiver or bankruptcy trustee for the Transferor, such receiver or bankruptcy trustee may have the power to continue to require the Transferor to continue to transfer new Receivables to the Trust, as applicable, and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period. See 'Description of the Offered Certificates and the Agreement--Amortization Events.'

CONSUMER PROTECTION AND BANKING LAWS

     The relationship between the consumer and the provider of consumer credit is extensively regulated by Federal and state consumer protection laws. With respect to the credit cards issued under the Credit Card Program the most significant Federal laws include the Federal Truth-In-Lending, Equal Credit Opportunity Acts, Fair Credit Billing, Fair Credit Reporting, Fair Credit and Charge Card Disclosure and Fair Debt Collection Practices Acts and state consumer protection and retail installment sales laws. Such statutes may also apply to the credit cards issued under Alternative Programs. These statutes impose disclosure requirements before and when an Account is opened and at the end of monthly billing cycles. In addition, cardholders are entitled under these laws to have payments and credits applied to the account promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the

Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, cardholders may be entitled to assert such violations by way of set off against the obligation to pay the amount of Receivables owing. The Transferor has agreed to accept the transfer of all Receivables that were not created in compliance in all material respects with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see 'Description of the Offered Certificates and the Agreement--Covenants, Representations and Warranties.'

     Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders, if such laws result in any Receivables being charged off as uncollectible in excess of the Class B Invested Amount available to be allocated to the Class A Certificates and in excess of the Collateral Interest Invested Amount available to be allocated to the Class B Certificates. See 'Description of the Offered Certificates and the Agreement--Defaulted Receivables; Recoveries; Rebates and Fraudulent Charges.'

     The Originator, and the Originator's extension of credit under the Credit Card Program, is extensively regulated under Federal law. Any change in such laws, or in the rules, regulations and decisions (both judicial and administrative) thereunder, could affect the Servicer's ability to collect the Receivables or maintain previous levels of monthly finance and other charges.

PROPOSED LEGISLATION

     Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry or to reduce finance charges or other fees or charges applicable to consumer revolving credit accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, an Amortization Event could occur, and the Rapid Amortization Period would commence. See 'Description of the Offered Certificates--Amortization Events.'

LEGAL MATTERS AND LITIGATION

     Pursuant to the Pooling and Servicing Agreement, if the interest of the

Certificateholders in a Receivable is materially adversely affected by the failure of the Receivable to comply in all material respects with applicable requirements of law, the interest of such Certificateholders in all Receivables in the affected Account will be reassigned to the Transferor. On each Series Closing Date, the Transferor will make certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. The sole remedy, if any such representation or warranty is breached and such breach has a material adverse effect on the interest of Certificateholders in any Receivable and continues beyond the applicable cure period, is that the interest of the Certificateholders in the Receivables affected thereby will be reassigned to the Transferor or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment of all of the Receivables in the Accounts in the Trust portfolio.

CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST TRUST

     The UCC provides that (a) unless an obligor has made an enforceable agreement not to assert defenses or claims arising out of a sale, the rights of the Trust, as assignee, are subject to all the terms of the contract between the Originator and the obligor and any defense or claim arising therefrom and to any other defense or claim of the obligor against the Originator which accrues before the obligor receives notification of the assignment and (b) any obligor is authorized to continue to pay the Originator until (i) the obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee and (ii) if requested by the obligor, the Trustee has furnished reasonable proof of the assignment.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Set forth below is a discussion of material income tax consequences to Certificate Owners who are original owners of the Offered Certificates and hold the Offered Certificates as capital assets under the Internal Revenue Code of 1986, as amended (the 'Code'). This discussion does not purport to be complete or to deal with all aspects of Federal income taxation that may be relevant to Certificate Owners in light of their particular circumstances, nor to certain types of Certificate Owners subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). This discussion is based upon present provisions of the Code, the regulations promulgated thereunder and judicial and ruling authorities, all of which are subject to change, which change may be retroactive. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES TO SPECIAL CATEGORIES OF INVESTORS IN THE OFFERED CERTIFICATES WITH RESPECT TO THE PURCHASE, OWNERSHIP OR DISPOSITION OF INTERESTS IN THE OFFERED CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

     Characterization of the Offered Certificates as Indebtedness.  The

Transferor, the Trustee, the Class A Certificateholders and the Class B Certificateholders express in the Agreement their intent that, for tax purposes the Offered Certificates will be indebtedness secured by the Receivables. The Transferor, the Class A Certificateholders and the Class B Certificateholders, by acquiring an interest in an Offered Certificate, agree to treat the Offered Certificates as indebtedness for Federal, state and local tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor will treat the transaction, for financial accounting purposes, as a sale of an ownership interest in the Receivables and not as the issuance of a debt obligation.

     Based upon the application of existing law to the facts of the transaction as set forth in the Agreement and other relevant documents, Brown & Wood LLP, special tax counsel to the Transferor ('Tax Counsel') and counsel to the Underwriters, has advised the Transferor that, in its opinion, (i) the Offered Certificates will be treated for Federal income tax purposes as indebtedness and
(ii) the Trust will not be treated as either an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the 'IRS'), and there can be no assurance that the IRS could not successfully challenge this conclusion.

     In general, the characterization of a transaction for Federal income tax purposes is based upon economic substance, and the substance of the transaction in which the Offered Certificates are issued is consistent with the treatment of the Offered Certificates as debt for Federal income tax purposes. Although there are certain judicial precedents holding that under appropriate circumstances a taxpayer should be required to treat a transaction in accordance with the form chosen by the taxpayer, regardless of the transaction's substance, the operative provisions of the transaction and the Agreement are not inconsistent with treating the Offered Certificates as debt and, accordingly, these authorities would not be applied to require sale characterization.

     Based on the foregoing, Tax Counsel has concluded that the characterization of the Offered Certificates, for Federal income tax purposes, would be governed by the substance of the transaction, which is the issuance of debt.

     Other Characterizations of the Offered Certificates. If the Agreement does not create a debt obligation for Federal income tax purposes, the arrangement among the Transferor, the Class A Certificateholders and the Class B Certificateholders could be classified, for Federal income tax purposes, alternatively as a partnership, a publicly traded partnership taxable as a corporation, or as an association taxable as a corporation. Because, in the opinion of Tax Counsel, the Offered Certificates will be characterized as debt for Federal income tax purposes, no attempt will be made to comply with any reporting or tax payment requirements which might be applicable if the arrangement between the Transferor and the Certificate Owners were treated as creating a partnership or a corporation. No IRS ruling on the Federal income tax characterization of the arrangement among the Transferor, the Class A Certificateholders and the Class B Certificateholders will be sought.

     If the arrangement created by the Agreement were characterized as a partnership among the Transferor and the Certificate Owners, such a partnership would not be subject to Federal income tax, but each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by such a partnership would generally be passed through to the Transferor and the Certificate Owners as partners in such a partnership according to their respective interests therein. The amount, timing, and character of income reportable by the Certificate Owners as partners could differ materially from the income reportable by the Certificate Owners if the Offered Certificates are characterized as debt.

     If the arrangement were treated as a publicly traded partnership taxable as a corporation or as an association taxable as a corporation, it would be subject to Federal income tax at corporate tax rates on its taxable income generated by ownership of the Receivables. Such a tax could result in reduced distributions to Certificate Owners. Distributions to the Transferor and, unless the Offered Certificates were treated as debt of the corporation if the arrangement were treated as an association taxable as a corporation, to the Certificate Owners, would not be deductible in computing the taxable income of the corporation. In addition, if the Offered Certificates were not treated as debt of the corporation, all or a portion of any such distributions would, to the extent of the current and accumulated earnings and profits of such corporation, be treated as dividend income to the Certificate Owners.

     In addition, if the arrangement were treated as a publicly traded partnership, any income allocated to a Certificate Owner that is a tax-exempt entity will constitute 'unrelated business taxable income', at least where the publicly traded partnership is taxed as a partnership.

TAXATION OF INTEREST AND DISCOUNT INCOME OF CERTIFICATE OWNERS

     Assuming that the Certificate Owners are owners of debt obligations for Federal income tax purposes, in the opinion of Tax Counsel, interest generally will be taxable as ordinary income for Federal income tax purposes when received by the Certificate Owners utilizing the cash method of accounting and when accrued by Certificate Owners utilizing the accrual method of accounting. Interest received on the Offered Certificates may also constitute 'investment income' for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, in the opinion of Tax Counsel, under the Treasury regulations (the 'OID Regulations'), it is possible that the Offered Certificates could nevertheless be deemed to have been issued with original issue discount ('OID'). This could be the case, for example, if interest payments were not deemed to be 'qualified stated interest payments.' If such regulations were to apply, in general, all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations, the following general rules will apply.

     The excess of the 'stated redemption price at maturity' of the Class A Certificates or Class B Certificates, as applicable, (generally equal to their principal amount as of the date of original issuance plus all interest other than 'qualified stated interest payments' payable prior to or at maturity) over the applicable original issue price (in this case, the initial offering price at which a substantial amount of the Class A or Class B Certificates, as applicable, are sold to the public) will constitute OID. A Certificate Owner must include OID in income over the term of the Offered Certificates under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the Offered Certificates, the amount of OID which will accrue in any given 'accrual period' may either increase or decrease depending upon the actual prepayment rate.

     Certificate Owners should be aware that the resale of an Offered Certificate may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a holder of an Offered Certificate acquires it at a market discount (i.e., at a price below its stated redemption price at maturity or its 'revised issue price' if it was issued with OID) and thereafter recognizes gain upon a disposition of the Offered Certificate, the lesser of such gain or the portion of the market discount that accrued while the Offered Certificate was held by such holder will be treated as ordinary interest income realized at the time of the disposition.

     Each Certificate Owner should consult his own tax advisor regarding the impact of the original issue discount and market discount rules.

SALES OR DEEMED SALES OF OFFERED CERTIFICATES

     In the opinion of Tax Counsel, in general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued stated interest) and (ii) the owner's tax basis in the Class A Certificate or Class B Certificate, as applicable (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Class A Certificate or Class B Certificate, as applicable). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain or loss, provided that the Class A Certificate or Class B Certificate, as applicable was held as a capital asset. The Federal income tax rates applicable to capital gains for taxpayers other than individuals, estates and trusts are currently the same as those applicable to ordinary income; however, the maximum ordinary income rate for individuals, estates and trusts has increased to 39.6%, whereas the maximum long-term capital gains rate for such taxpayers remains at 28%. Moreover, capital losses generally may be used only to offset capital gains.

BACKUP WITHHOLDING

     In the opinion of Tax Counsel, a Certificate Owner may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owner, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, fails to report interest, dividends, or other 'reportable payments' (as defined in the Code) properly, or under certain circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Class A and Class B Certificateholder setting forth the amount of interest paid on the Offered Certificates and the amount of tax withheld thereon.

STATE, LOCAL AND FOREIGN TAXATION

     The discussion above does not address the tax treatment of the Trust, the Offered Certificates or the Certificate Owners under state and local tax laws or foreign tax laws. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the Trust and the Offered Certificates, and the consequences of purchase, ownership or disposition of the Offered Certificates under any state or local tax law or any foreign tax law, if applicable.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA') imposes certain restrictions on employee benefit plans ('Plans') subject to ERISA and persons who have certain specified relationships to such plans ('Parties-in-Interest'). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a plan and Parties-in-Interest with respect to such Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In accordance with ERISA's fiduciary standards, before purchasing the Offered Certificates a fiduciary should determine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition and diversification of its investment portfolio.

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan that is subject to such provisions from engaging in certain transactions involving 'plan assets' with persons that are 'parties in interest' under ERISA or 'disqualified persons' under the Code with respect to the plan. A violation of these 'prohibited transaction' rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Benefit Plans (as defined below) are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that a Benefit

Plan's investments be made in accordance with the documents governing the Benefit Plan.

     On November 13, 1986, the Department of Labor ('DOL') issued a final regulation (the 'Final Regulation') concerning the definition of what constitutes the 'plan assets' of an employee benefit plan subject to ERISA or the Code or an individual retirement account (collectively referred to as 'Benefit Plans'). Under the Final Regulation the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase the Offered Certificates, the Trust could be deemed to hold Benefit Plan assets unless one of the exceptions under the Final Regulation (or another statutory or administrative exemption) is applicable to the Trust. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Offered Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage plan assets if Benefit Plans that purchase the Offered Certificates are deemed to own an interest in the underlying assets of the Trust.

     The Final Regulation only applies to the purchase by a Benefit Plan of an 'equity interest' in an entity. Assuming that the Offered Certificates are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a 'publicly-offered security' the issuer of the security is not deemed to hold Benefit Plan assets. A 'publicly-offered security' is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) a part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     It is anticipated that the Class A Certificates will meet the criteria of publicly-offered securities as set forth above. The Underwriters (defined below) expect (although no assurance can be given) that the Class A Certificates will be held by at least 100 independent persons at the conclusion of the offering, there are no restrictions imposed on the transfer of the Class A Certificates, and the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, and then will be timely registered under the Securities Exchange Act of 1934.

     If the Class A Certificates fail to meet the criteria of publicly-offered securities and the Trust's assets are deemed to include assets of Benefit Plans that are Class A Certificateholders, transactions involving the Trust and 'parties in interest' or 'disqualified persons' with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Benefit Plan is a credit cardholder under the Credit Card Program, under DOL interpretations the purchase of the Class A Certificates by such plan could constitute a prohibited transaction. There are certain class exemptions issued by the DOL that could apply in such event including DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 96-23 (Class Exemption for Plan Asset Transactions Determined by In-house Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.

     In addition, the Transferor may be considered to be a party in interest or a fiduciary with respect to some Benefit Plans. Accordingly, an investment by a Benefit Plan in the Class A Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption.

     In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of the Class A Certificates should consult their own counsel as to whether the assets of the Trust which are represented by the Class A Certificates would be considered plan assets, the consequences that would apply if the Trust's assets were considered plan assets and the applicability of exemptive relief from the prohibited transaction rules.

     Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

     The Class B Certificates may not be purchased by any employee benefit plan subject to the requirements of the fiduciary responsibility provisions of ERISA, or the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended (the 'Code'), including any individual retirement accounts.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Transferor has agreed to sell to Citicorp Securities, Inc. and Chase Securities Inc. (the 'Underwriters') and the Underwriters have agreed to purchase the principal amount of Offered Certificates set forth opposite its name:

                                                                              AMOUNT          AMOUNT
                                                                            OF CLASS A      OF CLASS B
UNDERWRITER                                                                CERTIFICATES    CERTIFICATES
------------------------------------------------------------------------   ------------    ------------

Citicorp Securities, Inc................................................   $160,000,000    $ 22,564,103


Chase Securities Inc....................................................   $ 40,000,000    $  5,641,026
                                                                           ------------    ------------

     Total..............................................................   $200,000,000    $ 28,205,129
                                                                           ------------    ------------
                                                                           ------------    ------------

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any of the Offered Certificates are purchased.

     The Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of .200% of the principal amount of the Class A Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of .125% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     The Underwriters named above propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of .250% of the principal amount of the Class B Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of .125% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     The Underwriting Agreement provides that the Transferor and Bridgestone/Firestone will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     Each Underwriter has represented and agreed that: (a) it has not offered or sold, and will not offer or sell any Offered Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in connection with the Offered Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Offered Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order

1995 or to whom the document may otherwise be lawfully issued or be passed on.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Offered Certificates for the Transferor will be passed upon by Stroock & Stroock & Lavan, New York, New York, special New York counsel to the Transferor. Certain legal matters relating to the issuance of the Offered Certificates for the Underwriters will be passed upon by Brown & Wood LLP, New York, New York. Certain legal matters relating to the Federal income tax consequences of the issuance of the Certificates will be passed upon for the Transferor by Brown & Wood LLP, New York, New York.

                                 INDEX OF TERMS

                                                                                                          PAGE
                                                                                                       -----------
30/360 Basis........................................................................................            14
Accounts............................................................................................             5
Act.................................................................................................             3
Active Account......................................................................................            46
Aggregate Certificateholders' Interest..............................................................             9
Aggregate Receivables...............................................................................             7
Agreement...........................................................................................             4
Alternative Programs................................................................................             1
Amortization Event..................................................................................            29
Amortization Period.................................................................................            38
Average Delinquencies...............................................................................            45
Average Start-of-Month Receivables..................................................................            45
Bank................................................................................................            49
Bankrupt............................................................................................            44
Base Rate...........................................................................................            31
Benefit Plans.......................................................................................            90
B/F Amount..........................................................................................             9
B/F Interest........................................................................................             9
B/F Percentage......................................................................................            60
Bridgestone/Firestone...............................................................................             1
Bridgestone/Firestone Certificate...................................................................             2
Cede................................................................................................             3
CEDEL...............................................................................................            13
Cedel Participants..................................................................................            51
Certificateholders' Interest........................................................................             9
Certificate Owners..................................................................................            13
CFNA................................................................................................             4
Chase...............................................................................................            13
Citibank............................................................................................            13
Class A Certificateholders..........................................................................            13
Class A Certificate Rate............................................................................             2

Class A Certificates................................................................................             1
Class A Expected Final Payment Date.................................................................            15
Class A Fixed Allocation Percentage.................................................................            16
Class A Floating Allocation Percentage..............................................................            11
Class A Interest....................................................................................             8
Class A Invested Amount.............................................................................            20
Class A Investor Charge-Off.........................................................................            26
Class A Investor Default Amount.....................................................................            19
Class A Monthly Interest............................................................................            19
Class A Monthly Servicing Fee.......................................................................            20
Class A Pool Factor.................................................................................            80
Class A Required Amount.............................................................................            23
Class B Certificate Rate............................................................................             2
Class B Certificateholders..........................................................................            13
Class B Certificates................................................................................             1
Class B Expected Final Payment Date.................................................................            16
Class B Fixed Allocation Percentage.................................................................            16
Class B Floating Allocation Percentage..............................................................            11
Class B Interest....................................................................................             8
Class B Invested Amount.............................................................................            21
Class B Investor Charge-Off.........................................................................            26
Class B Investor Default Amount.....................................................................            20

                                                                                                          PAGE
                                                                                                       -----------
Class B Monthly Interest............................................................................            19
Class B Monthly Servicing Fee.......................................................................            20
Class B Pool Factor.................................................................................            80
Class B Reallocated Principal Collections...........................................................            24
Class B Required Amount.............................................................................            23
Closing Date........................................................................................             1
Collateral Interest Floating Allocation Percentage..................................................            11
Collateral Interest.................................................................................             2
Collateral Interest Accrual Period..................................................................            19
Collateral Interest Fixed Allocation Percentage.....................................................            16
Collateral Interest Holder..........................................................................            10
Collateral Interest Investor Default Amount.........................................................            20
Collateral Interest Invested Amount.................................................................            21
Collateral Interest Investor Charge-Off.............................................................            27
Collateral Interest Monthly Interest................................................................            19
Collateral Interest Monthly Servicing Fee...........................................................            20
Collateral Interest Rate............................................................................            10
Collateral Interest Reallocated Principal Collections...............................................            24
Collateral Interest Required Amount.................................................................            23
Code................................................................................................            34
Collection Account..................................................................................            32
Collection Period...................................................................................             7
Collections.........................................................................................             7

Commission..........................................................................................             1
Contractual Past-Due Aging..........................................................................            44
Controlled Amortization Amount......................................................................            15
Controlled Amortization Period......................................................................            15
Cooperative.........................................................................................            52
Credit Authorization................................................................................            42
Credit Card Program.................................................................................             1
Credit Services.....................................................................................            41
Creditworthy account................................................................................            46
Cut-off Date........................................................................................             5
DTC.................................................................................................            13
Defaulted Receivables...............................................................................             6
Definitive Certificates.............................................................................            53
Depositaries........................................................................................            51
Depository..........................................................................................            50
Determination Date..................................................................................            32
Disclosure Document.................................................................................            12
Discount Option Receivables.........................................................................            29
Discount Percentage.................................................................................            29
Distribution Date...................................................................................             2
DOL.................................................................................................            90
Eligible Account(s).................................................................................             6
Eligible Alternative Account(s).....................................................................             7
Eligible Receivable.................................................................................            57
Enhancement.........................................................................................             6
ERISA...............................................................................................            34
Euroclear...........................................................................................            13
Euroclear Operator..................................................................................            52
Euroclear Participants..............................................................................            52
European Depositories...............................................................................            13
Excess Finance Charge Collections...................................................................            21
Exchange............................................................................................            12

                                                                                                          PAGE
                                                                                                       -----------
Exchange Act........................................................................................             3
Exchangeable Transferor Certificate.................................................................             9
Final Class A Termination Date......................................................................            32
Final Class B Termination Date......................................................................            32
Final Regulation....................................................................................            90
Final Series 1996-1 Termination Date................................................................            15
Final Trust Termination Date........................................................................            74
Finance Charge Collections..........................................................................             7
Finance Charge Receivables..........................................................................            29
FIRREA..............................................................................................            36
Fitch...............................................................................................            58
Fixed Allocation Percentage.........................................................................            16
Holders.............................................................................................            53

Ineligible Receivable...............................................................................            56
Initial Class A Invested Amount.....................................................................            13
Initial Class B Invested Amount.....................................................................            13
Initial Collateral Interest Invested Amount.........................................................            10
Initial Subordinated Transferor Amount..............................................................            11
Invested Amount.....................................................................................            16
Invested Percentage.................................................................................            12
Investor Default Amount.............................................................................            20
IRS.................................................................................................            87
Loan Agreement......................................................................................            10
Letter of Credit Bank...............................................................................            32
LIBOR...............................................................................................            10
Merchant Fees.......................................................................................             1
Monthly Payment Rates...............................................................................            48
Monthly Servicer's Certificate......................................................................            79
Monthly Servicing Fee...............................................................................            20
Moody's.............................................................................................            34
No Payment for 90 Days..............................................................................            43
Offered Certificateholders..........................................................................             2
Offered Certificates................................................................................             1
OID.................................................................................................            88
OID Regulations.....................................................................................            88
Originator..........................................................................................             1
Other Interests.....................................................................................             4
Participants........................................................................................            51
Participation Agreement.............................................................................            12
Parties-in-Interest.................................................................................            89
Paying Agent........................................................................................            72
Payment Date Statement..............................................................................            80
Permitted Investments...............................................................................            58
Plans...............................................................................................            89
Portfolio Yield.....................................................................................            30
Principal Collections...............................................................................             7
Principal Receivables...............................................................................            29
Principal Terms.....................................................................................            55
Purchase and Sale Agreement.........................................................................             6
Rapid Amortization Period...........................................................................            17
Rating Agency.......................................................................................            39
Reallocated Principal Collections...................................................................            24
Receivables.........................................................................................             1
Record Date.........................................................................................            50
Recoveries..........................................................................................             6

                                                                                                          PAGE
                                                                                                       -----------
Registration Statement..............................................................................             3
Removed Accounts....................................................................................            54
Required Amount.....................................................................................            23

Required Ratings....................................................................................            33
Revolving Period....................................................................................            15
Retail Establishments...............................................................................            41
S&P.................................................................................................            34
Series..............................................................................................             2
Series 1992 Certificates............................................................................            11
Series 1995-A Certificates..........................................................................            11
Series 1996-1 Interests.............................................................................             2
Service Transfer....................................................................................            79
Servicer............................................................................................             1
Servicer Letter of Credit...........................................................................            32
Servicing Fee.......................................................................................            77
SNB.................................................................................................            41
Shared Principal Collections........................................................................            28
Subordinated Floating Allocation Percentage.........................................................            11
Subordinated Transferor Certificate.................................................................             2
Subordinated Transferor Fixed Allocation Percentage.................................................            16
Subordinated Transferor Default Amount..............................................................            20
Subordinated Transferor Monthly Servicing Fee.......................................................            20
Subordinated Transferor Amount......................................................................            21
Subordinated Transferor Reallocated Principal Collections...........................................            23
Subordinated Transferor Charge-Off..................................................................            27
Subservicer.........................................................................................            77
Substitute Servicer Letter of Credit................................................................            62
Substitute Transferor Letter of Credit..............................................................            63
Supplement..........................................................................................            12
Tax Counsel.........................................................................................            87
Ten Percent Aggregate Test..........................................................................             8
Ten Percent Number Test.............................................................................             8
Terms and Conditions................................................................................            52
Transfer Date.......................................................................................            32
Transfer Deposit Amount.............................................................................            56
Transferor..........................................................................................             1
Transferor Amount...................................................................................             9
Transferor Interest.................................................................................             9
Transferor Letter of Credit.........................................................................            33
Transferor Percentage...............................................................................            60
Trust...............................................................................................             1
Trust Assets........................................................................................             1
Trustee.............................................................................................             1
UCC.................................................................................................            36
Unallocated Principal Collections...................................................................            62
Underwriters........................................................................................            91
Union...............................................................................................            37
Weighted Average Certificate Rate...................................................................            31

                                                                         ANNEX I

                               OUTSTANDING SERIES


     The table below sets forth the principal characteristics of the other Series previously issued by the Trust and currently outstanding as of September 30, 1996.

1. Series 1995-A Asset Backed Certificates*
   Class A Invested Amount...........................................................   $   199,200,000
   Class B Invested Amount**.........................................................   $    38,095,238
   Servicing Fee Percentage..........................................................              2.00%
   Series Issuance Date..............................................................      June 5, 1995
2. Series 1992-B Certificates
   Class A REMARCS...................................................................   $   149,695,000
   Class B REMARCS...................................................................   $ 29,157,394.14
   Servicing Fee Percentage..........................................................              2.00%
   Series Issuance Date..............................................................   January 4, 1993

------------------

 * The proceeds from the issuance of the Series 1996-1 Asset Backed Certificates will be used to retire the Series 1995-A Asset Backed Certificates.

** Issued pursuant to Series 1992-A Asset Backed Certificates.

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
                                                                        ANNEX II

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally Offered Certificates (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC

Participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on

                                     AII-1
the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

                                     AII-2

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Offered Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Person with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Offered Certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Offered Certificates or such owner's agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (ii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     AII-3

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
===============================================================================
===============================================================================
     No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with this offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Bridgestone/Firestone, Inc., Firestone Retail Credit Corporation or the Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of Bridgestone/Firestone, Inc., Firestone Retail Credit Corporation, or the Receivables since the date thereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
                            ------------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
Reports to Certificateholders.................      3
Available Information.........................      3
Summary of Terms..............................      4
Risk Factors..................................     35
Use of Proceeds...............................     40
The Transferor and Bridgestone/Firestone......     40
The Credit Card Program.......................     41
Maturity Assumptions..........................     48
The Letter of Credit Bank.....................     49
Description of the Offered Certificates and
  the Agreement...............................     49
Description of the Purchase and Sale
  Agreement...................................     83
Certain Legal Aspects of the Receivables......     84
Federal Income Tax Consequences...............     87
ERISA Considerations..........................     89
Underwriting..................................     91
Legal Matters.................................     92
Index of Terms................................     93
Annex I: Outstanding Series...................   AI-1
Annex II: Global Clearance, Settlement and Tax
  Documentation Procedures....................   AII-1

     Until January 30, 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                                  $228,205,129

                             BRIDGESTONE/FIRESTONE
                                  MASTER TRUST

                        $200,000,000 6.17% CLASS A ASSET
                       BACKED CERTIFICATES, SERIES 1996-1

                        $28,205,129 6.49% CLASS B ASSET
                       BACKED CERTIFICATES, SERIES 1996-1


                                FIRESTONE RETAIL
                               CREDIT CORPORATION
                                   TRANSFEROR

                          BRIDGESTONE/FIRESTONE, INC.
                                    SERVICER

                            ------------------------

                                   PROSPECTUS

                           CITICORP SECURITIES, INC.

                             CHASE SECURITIES INC.

                             DATED NOVEMBER 1, 1996

================================================================================
================================================================================